Exhibit 10.39

EXECUTION VERSION

Published CUSIP Numbers: 29446BAC0

29446BAD8

29446BAE6

CREDIT AGREEMENT

Dated as of June 28, 2012

among

EQUINIX, INC.,

as Borrower,

The Guarantors Party Hereto,

BANK OF AMERICA, N.A.,

as Administrative Agent, Lender

and

L/C Issuer,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

BARCLAYS BANK PLC,

DEUTSCHE BANK AG NEW YORK BRANCH,

HSBC BANK U.S.A., NATIONAL ASSOCIATION,

JPMORGAN CHASE BANK, N.A.,

THE ROYAL BANK OF SCOTLAND PLC,

and

SUNTRUST BANK

as Co-Documentation Agents

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as

Sole Lead Arranger and Sole Book Manager

i

(continued)

(continued)

(continued)

(continued)

v

SCHEDULES

1.01	Existing Letters of Credit
1.02	Mandatory Cost Formulae
2.01	Commitments and Applicable Percentages
5.13	Subsidiaries; Other Equity Investments
6.16	Unrestricted Subsidiaries
6.18	Certain Post-Closing Matters
7.01	Existing Liens
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A	Loan Notice
B	Revolving Note
C	Term Note
D	Compliance Certificate
E	Joinder Agreement
F	Pledge and Security Agreement
G-1	Assignment and Assumption
G-2	Administrative Questionnaire
H	Secured Party Designation Notice
I	Opinion Matters

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of June 28, 2012, among EQUINIX, INC., a Delaware corporation (“Equinix” or the “Borrower”), EQUINIX OPERATING CO., INC., a Delaware corporation and wholly-owned Subsidiary of Equinix (“OpCo”), EQUINIX PACIFIC, INC., a Delaware corporation and wholly-owned Subsidiary of Equinix (“Pacific”), SWITCH & DATA FACILITIES COMPANY, INC., a Delaware corporation and wholly-owned Subsidiary of Equinix (“S&D”), SWITCH & DATA HOLDINGS, INC., a Delaware corporation and wholly-owned Subsidiary of S&D (“SDHI”), EQUINIX SERVICES, INC., a Delaware corporation and wholly-owned Subsidiary of SDHI (“ESI”), and any other Person that executes a Joinder Agreement following the date hereof pursuant to Section 6.14 in order to become a Guarantor hereunder for purposes of Section 10.19 (together with OpCo, Pacific, S&D, SDHI and ESI, collectively, the “Guarantors” and individually, a “Guarantor”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Lender and L/C Issuer, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent, BARCLAYS BANK PLC, DEUTSCHE BANK AG NEW YORK BRANCH, HSBC BANK U.S.A., NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A., THE ROYAL BANK OF SCOTLAND PLC, and SUNTRUST BANK, as Co-Documentation Agents, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Sole Lead Arranger and Sole Book Manager, with reference to the following facts:

RECITALS

The Borrower has requested that the Lenders provide a multi-currency revolving credit and term loan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions contained herein, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“3.00% Convertible Subordinated Notes Due 2014” means those certain 3.00% convertible subordinated notes due October 2014, issued by Equinix in September 2007, in an initial aggregate principal amount of $395,986,000, in favor of the holders thereof pursuant to an indenture dated as of September 26, 2007, between Equinix, as issuer, and U.S. Bank National Association, as trustee.

“4.75% Convertible Subordinated Notes Due 2016” means those certain 4.75% convertible subordinated notes due June 2016, issued by Equinix in June 2009, in an initial aggregate principal amount of $373,750,000, in favor of the holders thereof pursuant to an indenture dated as of June 12, 2009, between Equinix, as issuer, and U.S. Bank National Association, as trustee.

“7.00% Senior Notes Due 2021” means those certain 7.00% senior notes due July 2021, issued by Equinix in July 2011, in an initial aggregate principal amount of $750,000,000, in favor of the holders thereof pursuant to an indenture dated as of July 13, 2011, between Equinix, as issuer, and U.S. Bank National Association , as trustee.

“8.125% Senior Notes Due 2018” means those certain 8.125% senior notes due March 2018, issued by Equinix in March 2010, in an initial aggregate principal amount of $750,000,000, in favor of the holders thereof pursuant to an indenture dated as of March 3, 2010, between Equinix, as issuer, and U.S. Bank National Association, as trustee.

“Acquisition” means a purchase or other acquisition, direct or indirect, by any Person of all or substantially all of the assets or all or substantially all of the business of any other Person or of a line of business of any other Person (whether by acquisition of Equity Interests, assets, permitted merger or any combination thereof).

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit G-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Alternative Currency” means each of Euro, Sterling, Yen, Canadian Dollars, Australian Dollars, Hong Kong Dollars, Singapore Dollars, Swiss Francs and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Applicable Margin” means the following interest rate margins (expressed in basis points per annum), based upon the Consolidated Senior Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Senior Leverage Ratio	Applicable Margin for Eurocurrency Rate Revolving Loans	Applicable Margin for Eurocurrency Rate Term Loans	Applicable Margin for Base Rate Revolving Loans	Applicable Margin for Base Rate Term Loans	Letter of Credit Fees	Facility Fee
1	< 2.00:1.00	95.0	125.0	0.0	25.0	95.0	30.0*
2	>2.00:1.00 but <2.50:l.00	115.0	150.0	15.0	50.0	115.0	35.0
3	>2.50:1.00 but < 3.00	137.5	175.0	37.5	75.0	137.5	37.5
4	>3.00	160.0	200.0	60.0	100.0	160.0	40.0

*	Solely with respect to the portion of the facility fee applicable to the outstanding Base Rate Revolving Loans at pricing level 1, the facility fee will be at 25.0 basis points per annum; provided, however, that this exception will not apply to the portion of the facility fee applicable to Eurocurrency Rate Revolving Loans, Letters of Credit (including Letters of Credit fees) or unused Revolving Commitments, and will apply only at pricing level 1.

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Senior Leverage Ratio shall become effective two Business Days after the date that the Administrative Agent receives a duly completed Compliance Certificate pursuant to Section 6.02(a); provided, however, that if the Administrative Agent fails to receive a Compliance Certificate on the due date therefor provided in Section 6.02(a), then the highest Applicable Margin set forth above (i.e., the highest Pricing Level) shall immediately apply and shall continue to apply until such Compliance Certificate is thereafter received, indicating a change in the Consolidated Senior Leverage Ratio that results in a decrease from the highest Applicable Margin, which decrease shall become effective two Business Days after the date of such receipt by the Administrative Agent.

As of the Closing Date, Pricing Level 3 shall apply. Pricing Level 3 shall remain in effect until two Business Days after the date that the Administrative Agent receives a duly completed Compliance Certificate pursuant to Section 6.02(a) as of September 30, 2012.

“Applicable Percentage” means with respect to any Lender at any time, with respect to any Facility, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments with respect to such Facility represented by such Lender’s Commitment with respect to such Facility at such time, subject to adjustment as provided in Section 2.18. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender with respect to the

Revolving Facility shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. After the Term Loans have been advanced, the Applicable Percentage of any Lender with respect to the Term Facility shall be determined based on the outstanding amount of the Term Loans at such time. The initial Applicable Percentage of each Lender with respect to each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and sole book manager.

“Asia Pacific Facility Agent” has the meaning specified in the definition of “Asia Pacific Facility Agreement.”

“Asia Pacific Facility Agreement” means the Facility Agreement, dated as of March 10, 2010, among Equinix Australia Pty Ltd., Equinix Hong Kong Limited, Equinix Singapore Pte. Ltd., Equinix Pacific Pte. Ltd., and Equinix Japan K.K., as borrowers, DBA Bank Ltd., ING Bank N.V., Singapore Branch, The Royal Bank of Scotland N.V., and GE Commercial Finance (Hong Kong) Ltd., as joint mandated lead arrangers and joint mandated bookrunners, the lenders party thereto, and The Royal Bank of Scotland N.V., as facility agent (in such capacity, the “Asia Pacific Facility Agent”).

“Asia Pacific Facility Documents” means the “Finance Documents,” as such term is defined in Asia Pacific Facility Agreement.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit G-1 or any other form approved by the Administrative Agent.

“Attributable A/R Share” means, with respect to any Subsidiary, an amount equal to the product of (a) the percentage of the Equity Interests of such Subsidiary owned directly or indirectly by Equinix multiplied by (b) the net accounts receivable of such Subsidiary.

“Attributable Asset Share” means, with respect to any Subsidiary, an amount equal to the product of (a) the percentage of the Equity Interests of such Subsidiary owned directly or indirectly by Equinix multiplied by (b) the total assets of such Subsidiary.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of Equinix and its Subsidiaries for the fiscal year ended December 31, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Equinix and its Subsidiaries, including the notes thereto.

“Australian Dollars” or “AUD” means the lawful currency of the Commonwealth of Australia.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Base Rate Revolving Loan” means a Revolving Loan that is a Base Rate Loan.

“Base Rate Term Loan” means a Term Loan that is a Base Rate Loan.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close in New York City or under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollars”, “CAD” or “Cdn. $” means the lawful currency of Canada.

“Capital Lease” means any lease obligation that, in accordance with GAAP, is required to be capitalized on the books of a lessee.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer and the Lenders, as collateral for L/C Obligations, or obligations of Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check, concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of greater than 50% of the equity securities of Equinix entitled to vote for members of the board of directors or equivalent governing body of Equinix on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) Except to the extent otherwise permitted under Section 7.04(a)(i), Section 7.04(a)(ii), Section 7.04(a)(iv), Section 7.05(a) or Section 7.05(b), (i) Equinix ceases to directly own all of the Equity Interest of OpCo (or of OpCo’s successor by consolidation, merger or combination as may be permitted by the foregoing exceptions), (ii) Equinix ceases to directly own all of the Equity Interest of S&D (or of S&D’s successor by consolidation, merger or combination as may be permitted by the foregoing exceptions), (iv) Equinix ceases to directly own all of the Equity Interest of Pacific (or of Pacific’s successor by consolidation, merger or combination as may be permitted by the foregoing exceptions), (iv) S&D ceases to own all of the Equity Interests of ESI either directly or indirectly through its wholly-own Subsidiary SDHI (or through SDHI’s successor by consolidation, merger or combination as may be permitted by the immediately foregoing exceptions), or (v) S&D ceases to own all of the Equity Interest of SDHI (or of SDHI’s successor by consolidation, merger or combination as may be permitted by the foregoing exceptions).

“Closing Date” means the first date all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Pledge and Security Agreement, each joinder agreement thereto, each of the foreign-law pledge agreements, each of the other security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.14 or 6.18, as the case may be, and each of the other agreements, instruments or documents (including Uniform Commercial Code financing statements, consents, stock powers, assignments separate from certificates, and other similar instruments) which create or purport to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Commitment or a Term Commitment, as the context requires.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means, as of any date of determination, for Equinix and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for the Measurement Period plus the sum of the following expenses (to the extent deducted in calculating such Consolidated Net Income) for such Measurement Period: (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense and (v) non-cash stock-based compensation expense. For purposes of calculating Consolidated EBITDA, Consolidated Net Income shall be determined without deduction for any of the following items: (a) one-time noncash expenses, not to exceed $50,000,000 in the aggregate in any fiscal year of Equinix, (b) one-time transaction costs, fees and expenses incurred in connection with Equinix’s issuance of the 7.00% Senior Notes Due 2021 but only to the extent such costs, fees and expenses do not exceed $15,000,000 in the aggregate, (c) one-time transaction costs, fees and expenses incurred in connection with the closing of the Existing Credit Agreement but only to the extent such costs, fees and expenses do not exceed $2,000,000 in the aggregate, (d) one-time transaction costs, fees and expenses incurred in connection with the closing of the Loan Documents on the Closing Date but only to the extent such costs, fees and expenses do not exceed $5,000,000 in the aggregate, and (e) the write-down of any unamortized transaction costs, fees and expenses that were incurred in connection with the closing of the Existing Credit Agreement and the Asia Pacific Facility Agreement. For purposes of calculating Consolidated EBITDA for any period in which a Permitted Acquisition has been consummated, Consolidated EBITDA shall be adjusted to include the historical EBITDA of the Person acquired in such Permitted Acquisition for the applicable Measurement Period on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of the applicable Measurement Period, as the EBITDA of such acquired Person is reflected in its historical audited financial statements for the most recently ended fiscal year, and management prepared unaudited statements for any periods following the end of such fiscal year. In the event that there are only unaudited financial statements or no financial statements available for such acquired Person, then such pro forma adjustments shall be made based on such unaudited financial statements or reasonable estimates as may be agreed between the Borrower and the Administrative Agent.

“Consolidated EBITDAR” means, as of any date of determination, for Equinix and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for the Measurement Period plus the sum of the following expenses (to the extent deducted in calculating such Consolidated Net Income) for such Measurement Period: (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) non-cash stock-based compensation expense and (vi) rent expense. For purposes of calculating Consolidated EBITDAR, Consolidated Net Income shall be determined without deduction for any of the following items: (a) one-time noncash expenses, not to exceed $50,000,000 in the aggregate in any fiscal year of Equinix, (b) one-time transaction costs, fees and expenses incurred in connection with Equinix’s issuance of the 7.00% Senior Notes Due 2021 but only to the extent such costs, fees and expenses do not exceed $15,000,000 in the aggregate, (c) one-time transaction costs, fees and expenses incurred in connection with the closing of the Existing Credit Agreement but only to the extent such costs, fees and expenses do not exceed $2,000,000 in the aggregate, (d) one-time transaction costs, fees and expenses incurred in connection with the closing of the Loan Documents on the Closing Date but only to the extent such costs, fees and expenses do not exceed $5,000,000 in the aggregate, and (e) the write-down of any unamortized transaction costs, fees and expenses that were incurred in connection with the closing of the Existing Credit Agreement and the Asia Pacific Facility Agreement. For purposes of calculating Consolidated EBITDAR for any period in which a Permitted Acquisition has been consummated, Consolidated EBITDAR shall be adjusted to include the historical EBITDAR of the Person acquired in such Permitted Acquisition for the applicable Measurement Period on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of the applicable Measurement Period, as the EBITDAR of such acquired Person is reflected in its historical audited financial statements for the most recently ended fiscal year, and management prepared unaudited statements for any periods following the end of such fiscal year. In the event that there are only unaudited financial statements or no financial statements available for such acquired Person, then such pro forma adjustments shall be made based on such unaudited financial statements or reasonable estimates as may be agreed between the Borrower and the Administrative Agent.

“Consolidated Excess Free Cash Flow” means, as of any date of determination, for Equinix and its Subsidiaries on a consolidated basis, Consolidated EBITDA for the Measurement Period most recently ended less the sum of (a) total capital expenditures for the period of the four fiscal quarters most recently ended and (b) cash taxes paid for the period of the four fiscal quarters most recently ended.

“Consolidated Fixed Charges” means, as of any date of determination, for Equinix and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) the current maturities of long-term debt for the next twelve months (but excluding (i) any Convertible Subordinated Notes and (ii) the current portion of the Revolving Facility), (b) the principal portion of the current maturity of Capital Lease obligations for the next twelve months, (c) interest expense for the Measurement Period most recently ended, and (d) rent expense for the Measurement Period most recently ended.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDAR for the Measurement Period ending on such date to (b) Consolidated Fixed Charges.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Equinix and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct obligations arising under letters of credit (including standby and commercial) and bank guaranties (but excluding any of the foregoing to the extent secured by cash collateral), (c) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (d) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (c) above of Persons other than Equinix or any Subsidiary thereof, and (e) all Indebtedness of the types referred to in clauses (a) through (d) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Equinix or a Subsidiary thereof is a general partner or joint venturer, except to the extent such Indebtedness is expressly made non-recourse to Equinix or such Subsidiary.

“Consolidated Net Income” means, for any period, for Equinix and its Subsidiaries on a consolidated basis, the net income of Equinix and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

“Consolidated Senior Funded Indebtedness” means, as of any date of determination, for Equinix and its Subsidiaries on a consolidated basis, Consolidated Funded Indebtedness less the sum of the outstanding principal amount of (a) any Convertible Subordinated Notes and (b) any other Indebtedness that is contractually subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent.

“Consolidated Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Funded Indebtedness as of such date to (b) Consolidated EBITDA for the Measurement Period ending on such date.

“Consolidated Tangible Net Worth” means, as of any date of determination, for Equinix and its Subsidiaries on a consolidated basis, net worth less the sum of (a) intangible assets and (b) goodwill, all as defined by and in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Subordinated Notes” means, collectively the 3.00% Convertible Subordinated Notes Due 2014, the 4.75% Convertible Subordinated Notes Due 2016 and any other convertible subordinated notes or debentures issued by the Borrower after the date hereof, which are subordinated to the Obligations on terms no less favorable to the Lenders, in any material respect, than the 3.00% Convertible Subordinated Notes Due 2014.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin and Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that, as determined by the Administrative Agent, (a) has failed to (i) fund all or any portion of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit, within two Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer or Lender that it does not intend to comply with its funding obligations, or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity) or a custodian appointed for it; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice by the Administrative Agent of such determination to the Borrower and each Lender and L/C Issuer.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means a Subsidiary of Equinix formed under the laws of the United States or any state thereof.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equinix” has the meaning specified in the introductory paragraph hereto.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Equinix or any Subsidiary thereof within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“ESI” has the meaning specified in the introductory paragraph hereto.

“Euro”, “EUR” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time, which may include, among others, the display designated as “Page BBAM 1” on Bloomberg Financial Markets) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period.; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.” Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Other Taxes” means Other Taxes (determined, for this purpose, without regard to the reference to Excluded Other Taxes in the definition of Other Taxes) that are imposed (i) as a result of a present or former connection between a Lender, L/C Issuer or Administrative Agent and the jurisdiction imposing such Tax (other than connections arising solely from such Lender, L/C Issuer or Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document) and (ii) with respect to an assignment of an interest in any Loan or Loan Document (other than an assignment pursuant to a request by the Borrower under Section 10.13).

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income or net profits (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), (i) by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code, (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (c), and (e) Taxes imposed pursuant to FATCA.

“Existing Administrative Agent” has the meaning specified in the definition of “Existing Credit Agreement”.

“Existing Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of September 30, 2011, among Equinix, OpCo, S&D and ESI as borrowers, Bank of America, N.A. as administrative agent thereunder (in such capacity, the “Existing Administrative Agent”), the Swing Line Lender thereunder, the L/C Issuer thereunder, and the lenders party thereto.

“Existing Letters of Credit” means, collectively, the Letters of Credit identified on Schedule 1.01.

“Existing Loan Documents” means the “Loan Documents”, as such term is defined in the Existing Credit Agreement.

“Facility” means the Term Facility or the Revolving Facility, as the context may require.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full in cash (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code and any successor provision that is substantively comparable and not materially more onerous to comply with, and in each case, any regulations promulgated thereunder or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated May 22, 2012, among the Borrower, the Administrative Agent and the Arranger.

“Foreign Lender” means, with respect to the Borrower, any Lender or L/C Issuer that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) and will include the Multiparty Guaranty set forth in Section 10.19, or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the introductory paragraph hereto.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract not prohibited under ARTICLE VI or ARTICLE VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract not prohibited under ARTICLE VI or ARTICLE VII, in each case, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or an Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement and provided further that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Hong Kong Dollars” or “HKD” means the lawful currency of the Hong Kong Special Administrative Region of the People’s Republic of China.

“Hostile Acquisition” means an Acquisition of all or substantially all of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to the consummation of such Acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar or other appropriate action if such Person is not a corporation, or as to which, at the time of consummation of such Acquisition, any such prior approval has been withdrawn.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) Capital Leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intercompany Accounts” means those accounts receivable of each Loan Party where the account debtor or obligor is a Subsidiary or Affiliate of such Loan Party.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (or, if consented to by all Lenders pursuant to the first proviso to Section 2.02(a), a shorter period, or nine or twelve months thereafter), as selected by the Borrower in its Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit E executed and delivered in accordance with the provisions of Section 6.14, or any other form approved by Administrative Agent.

“JV Entity” means a non-wholly-owned Subsidiary or joint venture in which Equinix or one or more of its Subsidiaries is a joint venturer with another Person.

“JV Interest” means an Equity Interest in a JV Entity.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any Lender appointed by the Borrower (with the consent of the Administrative Agent and such appointed Lender) as such issuer by notice to the Lenders as a replacement for any L/C Issuer who is at the time of such appointment a Defaulting Lender, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.04(h).

“Letter of Credit Sublimit” means an amount equal to $150,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under ARTICLE II in the form of a Revolving Loan or a Term Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 of this Agreement, the Fee Letter, each Request for Credit Extension, any guaranty of the Obligations by a Guarantor (including the Multiparty Guaranty), the Collateral Documents, each Joinder Agreement, any other joinder agreement executed by any Loan Party in favor of the Administrative Agent, any Lender or Secured Party with respect to any of the other Loan Documents, and any and all other agreements, documents and instruments executed and/or delivered by or on behalf of or in support of any Loan Party to Administrative Agent, any Lender or any Secured Party or their respective authorized designee evidencing or otherwise relating to any of the Credit Extensions or hereunder (but specifically excluding any Secured Hedge Agreement or any Secured Cash Management Agreement).

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loan Party Accounts Receivable” means (a) all “accounts” (as such term is defined under Article 9 of the Uniform Commercial Code of the applicable jurisdiction) owned by each Loan Party, whether now owned or existing, or hereafter created, acquired or arising (but excluding Real Property Lease Accounts), (b) any instruments to the extent they evidence an account debtor’s payment obligations with respect to such accounts, (c) all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), and products of and supporting obligations for the property and assets described in the foregoing clauses (a) and (b).

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.02

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Domestic Subsidiary” means, as at any date of determination (determined in accordance with GAAP), any Domestic Subsidiary or group of Domestic Subsidiaries (other than Loan Parties or joint ventures) whose net accounts receivable (after intercompany eliminations and excluding Real Property Lease Accounts), individually or collectively (as the case may be), equals or exceeds 10.0% of all net accounts receivable of Equinix and its Domestic Subsidiaries (after intercompany eliminations and excluding Real Property Lease Accounts) as of the end of the most recently completed fiscal quarter of Equinix.

“Material Subsidiary” means, as at any date of determination (determined in accordance with GAAP), any Subsidiary or group of Subsidiaries of Equinix (other than Loan Parties) (a) whose total assets, individually or collectively (as the case may be), equals or exceeds 20.0% of the consolidated total assets (after intercompany eliminations) of Equinix and its Subsidiaries as of the end of the most recently completed fiscal quarter of Equinix, or (b) whose revenue, individually or collectively (as the case may be), for the Measurement Period most recently ended equals or exceeds 10.0% of the consolidated revenue (after intercompany eliminations) of Equinix and its Subsidiaries for such Measurement Period.

“Maturing Debt Savings Condition” means, with respect to any convertible subordinated debt of the Borrower which is 120 days prior to the maturity thereof, any one of the following conditions exists at such time: (a) the entire outstanding amount of such debt has either been converted into equity or refinanced in full (on terms and conditions reasonably satisfactory to the Administrative Agent), (b) the Borrower has placed into escrow and/or provided a sinking fund for the entire outstanding amount of such debt (on terms and conditions reasonably satisfactory to the Administrative Agent), or (c) the ratio of (i) the unrestricted cash balances of Equinix and its Subsidiaries on a consolidated basis plus Consolidated Excess Free Cash Flow at such time to (ii) the amount of such debt then outstanding, is at least 1.50 to 1.00.

“Maturity Date” means the earlier of (a) June 28, 2017 and (b) the date that is 91 days prior to the maturity of any convertible subordinated debt of the Borrower if no Maturing Debt Savings Condition exists 120 days prior to such maturity of such debt; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Measurement Period” means, at any date of determination, the rolling two most recent fiscal quarters of Equinix, annualized.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiparty Guaranty” means, collectively, the guaranty made by the Guarantors in favor of the Secured Parties under Section 10.19.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Loan Party Accounts Receivable” means Loan Party Accounts Receivable excluding Intercompany Accounts.

“Note” means a Term Note or a Revolving Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OpCo” has the meaning specified in the introductory paragraph hereto.

“Optional Prepayment Notice” has the meaning specified in Section 2.06(a).

“Optional Termination/Reduction Notice” has the meaning specified in Section 2.07.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except for Excluded Other Taxes.

“Outstanding Amount” means (i) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Pacific” has the meaning specified in the introductory paragraph hereto.

“Participating Member State” means each state so described in any EMU Legislation.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any Acquisition by Equinix or any of its Subsidiaries, provided that: (i) such Investment is not a Hostile Acquisition; and (ii) after giving pro forma effect to the consummation of such Acquisition, (A) the Loan Parties shall be in compliance with each of the financial covenants set forth in Section 7.11, and (B) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledge and Security Agreement” means the Pledge and Security Agreement made by the Borrower and the Guarantors, as pledgors and debtors, in favor of the Administrative Agent, substantially in the form of Exhibit F.

“Pledged Subsidiary” has the meaning specified in Section 6.16.

“Public Lender” has the meaning specified in Section 6.02.

“Real Property Lease Accounts” means those accounts receivable of each Loan Party arising from the lease or rental of real property by such Loan Party to the extent such accounts receivable comprise collateral for a third party real property lender.

“Register” has the meaning specified in Section 10.06(c).

“REIT” means a Person that is qualified to be treated for tax purposes as a real estate investment trust under Sections 856-860 of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, at least two Lenders having more than 50% of the sum of the Aggregate Commitments under the Revolving Facility and the outstanding Term Loans or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, at least two Lenders holding in the aggregate more than 50% of the Dollar Equivalent of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Dollar Equivalent of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, chief financial officer, treasurer or vice president-tax and treasury of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revaluation Date” means (a) with respect to any Eurocurrency Rate Loan, each of the following: (i) each date of a Borrowing of such Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of such Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall reasonably require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall reasonably require (including, without limitation, any date of determination of the Total Outstandings and the Outstanding Amount of L/C Obligations).

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Revolving Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Facility” means the credit facility consisting of the Revolving Commitments and outstanding Revolving Loans and L/C Obligations.

“Revolving Loan” has the meaning specified in Section 2.01.

“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit B.

“S&D” has the meaning specified in the introductory paragraph hereto.

“Sale-Leaseback Transaction” means, with respect to any Person, the sale of property owned by such Person (the “S-L Seller”) to another Person (the “S-L Buyer”), together with the substantially concurrent leasing of such property by the S-L Buyer to the S-L Seller.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SDHI” has the meaning specified in the introductory paragraph hereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between any Loan Party and/or any of its Subsidiaries and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract permitted under ARTICLE VI or VII between any Loan Party and/or any of its Subsidiaries and any Hedge Bank.

“Secured Obligations” means (a) all Obligations, (b) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements and (c) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Solely with respect to the Borrower’s grant of a security interest in its Collateral pursuant to the Collateral Documents, and for no other purpose, the amount of Secured Obligations (but not Obligations) of the Borrower shall be limited to an amount equal to $400,000,000 (the “Borrower Collateral Limit”). The Borrower Collateral Limit shall not limit the amount of Secured Obligations guaranteed by the Guarantors, nor the amount of Secured Obligations secured by the Guarantors’ Collateral.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Indemnitees, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Secured Party Designation Notice” shall mean a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit H.

“Senior Notes Indentures” means, collectively, (a) the Indenture dated as of July 13, 2011 between Equinix and U.S. Bank National Association, as trustee, with respect to Equinix’s 7.00% Senior Notes due 2021 and (b) the Indenture dated as of March 3, 2010 between Equinix and U.S. Bank National Association, as trustee, with respect to Equinix’s 8.125% Senior Notes due 2018.

“Singapore Dollars” or “SGD” means the lawful currency of the Republic of Singapore.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling”, “GBP” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Equinix.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swiss Francs” or “CHF” means the lawful currency of the Swiss Confederation.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Benefit” has the meaning specified in Section 3.01(f).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), and other similar assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type, in Dollars and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Facility” means, at any time, (a) on or prior to the Term Loan Funding Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

“Term Lender” means (a) at any time on or prior to the Term Loan Funding Date, any Lender that has a Term Commitment at such time and (b) at any time after the Term Loan Funding Date, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility.

“Term Loan Funding Date” has the meaning specified in Section 2.01(a).

“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations.

“Type” means with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated as such on Schedule 6.16 hereto as of the Closing Date, or after the Closing Date pursuant to Section 6.16.

“Yen” and “¥” mean the lawful currency of Japan.

1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03. Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial statements, financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04. Rounding. Any financial ratios required to be maintained by the Borrower, their Subsidiaries or any Loan Party pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05. Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency

Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.06. Additional Alternative Currencies. (a) The Borrower may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 10 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Borrower.

1.07. Change of Currency. (a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.09. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01. Loans.

(a) The Term Loans. Subject to the terms and conditions set forth herein, each Term Lender with a Term Commitment severally agrees to make a single loan to the Borrower, in Dollars, on a single date no later than five Business Days after the Closing Date, as specified by the Borrower in a Loan Notice given pursuant to Section 2.02(a) (the “Term Loan Funding Date”), in an aggregate amount not to exceed such Term Lender’s Applicable Percentage of the Term Facility. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentages of the Term Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) The Revolving Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make revolving loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Dollar Equivalent of the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the Dollar Equivalent of the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Dollar Equivalent of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.06, and reborrow under this Section 2.01(b). Revolving Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (or in the case of clause (iii) below, not later than 10:00 a.m.): (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (x) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (y) five Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. In the case of a request for an Interest Period other than one, two, three or six months in duration, not later than 11:00 a.m. (A) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (B) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders (and, if any of the Lenders objects to the requested duration of such Interest Period, the duration of the Interest Period for such Borrowing shall be one, two, three or six months, as specified by the Borrower in the applicable Loan Notice as the desired alternative to the requested duration of such Interest Period (or one month, if no desired alternative is specified by the Borrower in the applicable Loan Notice)). Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of

$1,000,000 in excess thereof. Except as provided in Sections 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (1) the applicable Facility, (2) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (3) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (4) the principal amount of Loans to be borrowed, converted or continued, (5) the Type of Loans to be borrowed or to which existing Loans are to be converted, (6) if applicable, the duration of the Interest Period with respect thereto and (7) with respect to a Borrowing of Revolving Loans, the currency of such Loans to be borrowed (it being understood that Term Loans may only be borrowed in Dollars). If the Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of Loan in a Loan Notice, then the applicable Loans shall be made as Base Rate Loans. If the Borrower fails to give a timely Loan Notice requesting a continuation or conversion of Eurocurrency Rate Loans, such Eurocurrency Rate Loans shall be automatically continued for an Interest Period of one month. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid or repaid in the original currency of such Loan, and, in the case of Revolving Loans only, may thereafter be reborrowed in the other currency.

(b) Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Term Loan or Revolving Loans, and if no timely Loan Notice of a continuation of Eurocurrency Rate Loans is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic continuation of such Eurocurrency Rate Loans, in each case as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Borrowing denominated in Dollars is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, or (i) in the case of Loans in Dollars, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders or (ii) in the case of Loans in Alternative Currencies, converted or continued as Eurocurrency Rate Loans if the Required Lenders so notify the Borrower, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto. During the existence of a Default, any Loans that are continued or converted to Eurocurrency Rate Loans as provided in this clause (c), unless the Required Lenders shall otherwise consent, shall have a one month Interest Period.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten Interest Periods in effect in respect of the Term Facility. After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than ten Interest Periods in effect in respect of the Revolving Facility.

2.03. [Intentionally omitted.]

2.04. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.04(b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Dollar Equivalent of the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the aggregate Dollar Equivalent of the Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Dollar Equivalent of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Revolving Commitment, and (z) the Dollar Equivalent of the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.04(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $25,000, in the case of a standby Letter of Credit;

(D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral,

satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in ARTICLE IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in ARTICLE IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in ARTICLE IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or its applicable Subsidiary, as the case may be, or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender, the Borrower or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided, however, that in the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the L/C Issuer in Dollars, and the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Revolving Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Revolving Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary thereof may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary thereof.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee in Dollars (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.04 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee in Dollars with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.05. [Intentionally omitted].

2.06. Prepayments.

(a) Optional Prepayments of Revolving Loans. The Borrower may, upon written notice (or telephonic notice promptly confirmed in writing) (each, an “Optional Prepayment Notice”) to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such Optional Prepayment Notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Revolving Loans and (B) on the date of prepayment of Base Rate Revolving Loans; (ii) any prepayment of Eurocurrency Rate Revolving Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Revolving Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such Optional Prepayment Notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid and, if Eurocurrency Rate Revolving Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. Each Optional Prepayment Notice shall be irrevocable; provided, however, that any such Optional Prepayment Notice may state that such Optional Prepayment Notice is conditioned upon the effectiveness of other credit facilities or acquisitions or the receipt of net proceeds from the issuance of Equity Interests or incurrence of Indebtedness by the Borrower, in which case, such Optional Prepayment Notice may be revoked by the Borrower giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent on or prior to the date for prepayment specified in such Optional Prepayment Notice if such condition is not satisfied (and for the avoidance of doubt, the Borrower shall remain obligated pursuant to the terms of this Agreement for any cost, expense or loss (including those arising under Sections 3.05 and 10.04) incurred by the Administrative Agent, any Lender, L/C Issuer or other Person in connection with any Optional Prepayment Notice or revocation thereof). If an Optional Prepayment Notice is given and has not been revoked by the Borrower in accordance with the proviso to the immediately preceding sentence, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.18, each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) Optional Prepayments of Term Loans. The Borrower shall have the right at any time to prepay the Term Loans on or before the Maturity Date, as a whole, or in part, by providing an Optional Prepayment Notice not less than three (3) Business Days prior written notice to the Administrative Agent, without premium or penalty, provided that, subject to compliance with Section 3.05, (a) each partial prepayment shall be in principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (b) each partial prepayment shall be allocated among the Lenders in accordance with such Lender’s Applicable Percentage of the Term Loans. Each such Optional Prepayment Notice shall specify the date and amount of such prepayment and the Type(s) of Term Loans to be prepaid and, if Eurocurrency Rate Term

Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. Each Optional Prepayment Notice shall be irrevocable; provided, however, that any such Optional Prepayment Notice may state that such Optional Prepayment Notice is conditioned upon the effectiveness of other credit facilities or acquisitions or the receipt of net proceeds from the issuance of Equity Interests or incurrence of Indebtedness by the Borrower, in which case, such Optional Prepayment Notice may be revoked by the Borrower giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent on or prior to the date for prepayment specified in such Optional Prepayment Notice if such condition is not satisfied (and for the avoidance of doubt, the Borrower shall remain obligated pursuant to the terms of this Agreement for any cost, expense or loss (including those arising under Sections 3.05 and 10.04) incurred by the Administrative Agent, any Lender or other Person in connection with any Optional Prepayment Notice or revocation thereof). If an Optional Prepayment Notice is given and has not been revoked by the Borrower in accordance with the proviso to the immediately preceding sentence, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal of the Term Loans hereunder shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loans as directed by the Borrower in the Optional Prepayment Notice. No amount repaid with respect to the Term Loans may be reborrowed.

(c) [Intentionally omitted.].

(d) Mandatory Prepayments. If for any reason the Dollar Equivalent of the Total Revolving Outstandings at any time exceeds the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(d) unless after the prepayment in full of the Revolving Loans the Dollar Equivalent of the Total Outstandings exceeds the Aggregate Revolving Commitments then in effect.

2.07. Termination or Reduction of Revolving Commitments. The Borrower may, upon written notice (or telephonic notice promptly confirmed in writing) (an “Optional Termination/Reduction Notice”) to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such Optional Termination/Reduction Notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Dollar Equivalent of the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess. Each Optional Termination/Reduction Notice shall be irrevocable; provided, however, that any such Optional Termination/Reduction

Notice may state that such Optional Termination/Reduction Notice is conditioned upon the effectiveness of other credit facilities or acquisitions or the receipt of net proceeds from the issuance of Equity Interests or incurrence of Indebtedness by the Borrower, in which case, such Optional Termination/Reduction Notice may be revoked by the Borrower giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent on or prior to the date for prepayment specified in such Optional Termination/Reduction Notice if such condition is not satisfied (and for the avoidance of doubt, the Borrower shall remain obligated pursuant to the terms of this Agreement for any cost, expense or loss (including those arising under Section 10.04) incurred by the Administrative Agent, any Lender, L/C Issuer or other Person in connection with any Optional Termination/Reduction Notice or revocation thereof). The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

2.08. Repayment of Loans.

(a) The Borrower shall repay to the Revolving Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

(b) The Borrower shall repay the Term Loans in equal quarterly installments, on the last Business Day of each March, June, September and December (commencing on the last Business Day of September, 2012), each such installment in the amount of 5.00% of the respective Term Borrowing on the Term Loan Funding Date. The Borrower shall repay to the Term Lenders on the Maturity Date the remaining principal amount of Term Loans outstanding on such date. Each installment and final payment in respect of a Term Loan shall be made in Dollars.

2.09. Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Revolving Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin, plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; (iii) each Eurocurrency Rate Term Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin, plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; and (iv) each Base Rate Term Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.10. Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.04:

(a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a facility fee in Dollars equal to the Applicable Margin times the actual daily amount of the Aggregate Revolving Commitments, regardless of usage (or, if the Aggregate Revolving Commitments have terminated, of the Dollar Equivalent of the Total Revolving Outstandings). The facility fee shall accrue at all times until the Facility Termination Date, and shall be due and payable quarterly (and at maturity) in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(b) Other Fees. The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.11. Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin. (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Senior Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Senior Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, within three (3) Business Days of demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Sections 2.04(c)(iii), 2.04(h) or 2.09(b) or under ARTICLE VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.12. Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.13. Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars or the relevant currency in which such Loan was made, and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s

Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Term Loan or Revolving Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan or Revolving Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.14. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Loans or Term Loans made by it, or the participations in L/C Obligations held by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Loans, Term Loans, or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and/or Term Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or Term Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.15. [Intentionally omitted.]

2.16. [Intentionally omitted.]

2.17. Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations, or (iii) if the Dollar Equivalent of the L/C Obligations exceeds 110% of the Letter of Credit Sublimit, the Borrower shall Cash Collateralize the amount by which the Dollar Equivalent of the L/C Obligations exceeds the Letter of Credit Sublimit. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent or the

L/C Issuer, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, within one (1) Business Day of demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.04, 2.05, 2.06, 2.18 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.17 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.18. Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any facility fee pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender for any period during which that Lender is a Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.04(h).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Sections 2.04, the “Applicable Percentage”

of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate Dollar Equivalent of the Outstanding Amount of the Revolving Loans of that Lender.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01. Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Tax Indemnifications.

(i) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability and describing the basis for the indemnification claim in reasonable detail delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Borrower or the Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. (i) Each Lender and L/C Issuer shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. If any form or certification previously delivered pursuant to this Section 3.01(e) expires or becomes obsolete or inaccurate in any respect with respect to a Lender or L/C Issuer, such Lender or L/C Issuer, as the case may be, shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and provide an updated form or certification evidencing a complete exemption from, or reduction of, withholding tax to the extent it is legally entitled to do so.

(ii) Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States, each Lender or L/C Issuer shall deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender or L/C Issuer becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) any Lender or L/C Issuer that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of Internal Revenue Service Form W-8ECI,

(III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f) Treatment of Certain Refunds, Etc. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C

Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion (exercised in good faith), that it has received a refund, credit or other reduction of any Taxes or Other Taxes (a “Tax Benefit”) as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such Tax Benefit (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such Tax Benefit), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such Tax Benefit), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agree to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such Tax Benefit to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g) FATCA. If a payment made to a Lender, L/C Issuer or the Administrative Agent hereunder or under any Loan Document would be subject to United States Federal withholding tax imposed by FATCA if such Lender, L/C Issuer or the Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA, such Lender, L/C Issuer or the Administrative Agent, as the case may be, shall use reasonable efforts to deliver to the Borrower and the Administrative Agent such documentation as is required by FATCA to enable the Borrower and the Administrative Agent to comply with their obligations under FATCA.

3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans (whether denominated in Dollars or an Alternative Currency) whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the London or other applicable offshore interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, as the case may be, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03. Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the London or other applicable offshore interbank market for the applicable currency and applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Revolving Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Eurocurrency Rate Loan or the Eurocurrency Rate component of the Base Rate, or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Revolving Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) in the case of Revolving Loans or Term Loans denominated in Dollars, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, and (ii) in the case of Revolving Loans denominated in an Alternative Currency, prepay such Loans at the end of the then current Interest Period for such Loans. Upon any such prepayment or conversion, as the case may be, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.04. Increased Costs; Reserves on Eurocurrency Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax or Excluded Other Tax payable by such Lender or the L/C Issuer); or

(iii) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

(iv) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurocurrency Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”) (except to the extent that compensation for such required reserve is included in the Mandatory Cost), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05. Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or, in the case of any Loan, any payment thereof in a different currency; or

(d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London or other applicable offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender for such loss, cost or expense, as specified in this Section 3.05 and delivered to the Borrower (with a copy to the Administrative Agent), shall be conclusive and binding absent manifest error.

3.06. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If (i) any Mandatory Cost is payable to any Lender under Section 2.09(a), (ii) any Lender requests compensation under Section 3.04, (iii) the Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or (iv) any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (A) would eliminate or reduce the Mandatory Cost payable under Section 2.09(a) or the amounts payable pursuant to Sections 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (B) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Mandatory Cost is payable to a Lender under Section 2.09(a), or if any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

3.07. Survival. All of the Borrower’s obligations under this ARTICLE III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01. Conditions of Initial Credit Extension. The obligations of the L/C Issuer and each Lender to make its initial Credit Extensions hereunder are subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii) Notes executed by the Borrower in favor of each Lender requesting Notes;

(iii) The Pledge and Security Agreement, duly executed by the Loan Parties, together with:

(A) certificates representing the Equity Interests of any Domestic Subsidiary pledged pursuant to the Pledge and Security Agreement accompanied by undated stock powers executed in blank,

(B) proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Pledge and Security Agreement, covering the Collateral described in the Pledge and Security Agreement,

(C) lien search results, dated as of a recent date prior to the initial Credit Extension, together with copies of all effective Uniform Commercial Code financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, and

(D) evidence of the completion of all other actions, recordings and filings of or with respect to the Pledge and Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby;

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vi) a favorable opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit I;

(vii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(viii) financial projections and forecasts prepared by management of the Borrower and reasonably satisfactory to the Administrative Agent, including consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries for the five year term of the Facilities;

(ix) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) a calculation of the Consolidated Senior Leverage Ratio as of the last day of the fiscal quarter of Equinix ended on March 31, 2012;

(x) a duly completed Compliance Certificate as of the last day of the fiscal quarter of Equinix ended on March 31, 2012, signed by a Responsible Officer of the Borrower;

(xi) pay-off statements and/or lien release authorizations from (A) the Existing Administrative Agent with respect to interest, fees and expenses under the Existing Credit Agreement and other Existing Loan Documents, (B) the Asia Pacific Facility Agent with respect to interest, fees and expenses under the Asia Pacific Facility Agreement and other Asia Pacific Facility Documents and (C) such other secured parties of record shown on any of the financing statements referred to in subclause (iii)(C) above, to the extent such financing statements disclose Liens on the Collateral;

(xii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and

(xiii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.

(b) Any fees required to be paid to the Administrative Agent, the Arranger or the Lenders on or before the Closing Date shall have been paid, including, without limitation, any fees to Lenders as shall have been separately agreed upon in writing in the amounts so specified.

(c) The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d) The Closing Date shall have occurred on or before July 31, 2012.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02. Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in ARTICLE V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) for representations and warranties which are qualified by the inclusion of a materiality standard, which representations and warranties shall be true and correct in all respects, and (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each of the Borrower and Guarantors represents and warrants to the Administrative Agent and the Lenders that:

5.01. Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) with respect to each such Loan Party only, execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except (X) in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (Y) in the case referred to in clause (a) with respect to any Restricted Subsidiary that is not a Loan Party, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, violate any Law.

5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

5.05. Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Equinix and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except, with respect to GAAP application only, as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Equinix and its Subsidiaries as of the date thereof, including liabilities for material taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheets of Equinix and its Subsidiaries dated March 31, 2012, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of Equinix and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06. Litigation. Except as disclosed in Equinix’s public filings with the SEC prior to the Closing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07. No Default. Neither any Loan Party nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08. Ownership of Property; Liens. The Borrower and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Restricted Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01. The Loan Party Accounts Receivable, are owned by a Loan Party free of any title defects, liens, negative pledges or interests of others, except those which have been granted under the Loan Documents or approved by the Administrative Agent in writing.

5.09. Environmental Compliance. The Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on the Borrower and its Restricted Subsidiaries’ respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10. Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and retentions and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or its Restricted Subsidiaries operate.

5.11. Taxes. The Borrower and its Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any wholly-owned Subsidiary thereof is party to any tax sharing agreement.

5.12. ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the

Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and none of the Borrower or any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) none of the Borrower or any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) none of the Borrower or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

5.13. Subsidiaries; Equity Interests. As of the Closing Date (i) the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and (ii) all of the outstanding Equity Interests in each wholly-owned Subsidiary have been validly issued, are fully paid and nonassessable and are owned by the Borrower or a Subsidiary thereof in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens (other than Liens granted pursuant to the Loan Documents or otherwise expressly permitted by Section 7.01). As of the Closing Date, the Borrower has no equity investments in any other corporation or entity other than (i) investments held in the ordinary course of business in or through money market funds, mutual funds, investment or brokerages accounts and other similar types of investment vehicles and accounts and (ii) those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued, and are fully paid and nonassessable. As of the Closing Date, (x) the Unrestricted Subsidiaries are set forth on Schedule 6.16, (y) the aggregate Attributable Asset Share of all Unrestricted Subsidiaries does not exceed 10% of the consolidated total assets of Equinix and its Subsidiaries, and (z) the aggregate Attributable A/R Share of all Unrestricted Subsidiaries does not exceed 10% of the net accounts receivable of Equinix and its Subsidiaries.

5.14. Margin Regulations; Investment Company Act.

(a) None of the Loan Parties is engaged and none will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15. Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent, any Lender or any Secured Party in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16. Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17. Taxpayer Identification Number. Each Loan Party’s true and correct United States taxpayer identification number is set forth on Schedule 10.02.

5.18. Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein, subject to no other Liens except to the extent permitted by Section 7.01. Except for (a) the filing of appropriately completed Uniform Commercial Code financing statements in appropriate filing office of the jurisdiction of formation of each Loan Party, (b) the delivery to the Administrative Agent of certificates for certificated pledged Equity Interests, accompanied by undated stock powers duly executed in blank, and (c) in the case of pledged Equity Interests of any Foreign Subsidiary, such filings, registrations, recordations and other actions as may be required by the Laws of the jurisdiction under which such Foreign Subsidiary is organized, no other action is necessary to perfect the Liens created in favor of the Administrative Agent for the benefit of the Secured Parties under the Collateral Documents.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

6.01. Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of Equinix (or such later date as may be permitted after filing a single applicable request for extension with the SEC and receiving such extension within such 90 days after such fiscal year end, which later date shall not exceed 120 days after such fiscal year end), the audited and unqualified annual consolidated financial statements of Equinix, accompanied by a report and opinion thereon of an independent certified public accountant of nationally recognized standing;

(b) as soon as available, but in any event within 45 days after the end of each fiscal quarter of Equinix (or such later date as may be permitted after filing a single applicable request for extension with the SEC and receiving such extension within such 45 days after such fiscal quarter end, which later date shall not exceed 75 days after such fiscal quarter end) (but excluding the last fiscal quarter of Equinix’s fiscal year), quarterly company-prepared consolidated financial statements of Equinix, certified and dated by a Responsible Officer of Equinix; and

(c) Copies of the Form 10-K Annual Report and Form 10-Q Quarterly Report for Equinix concurrent with the date of filing with the SEC.

6.02. Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate of the Borrower, signed by a Responsible Officer of the Borrower, and setting forth, among other things, (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished, (ii) information regarding the Net Loan Party Accounts Receivable and any Material Domestic Subsidiaries, and (iii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any Default or Event of Default under this Agreement and, if any such Default or Event of Default exists, specifying the nature thereof and the action the Borrower is taking and proposes to take with respect thereto.

(b) promptly upon any request by the Administrative Agent or any Lender (but no more frequently than twice per each fiscal year of Equinix unless an Event of Default has occurred and is continuing), such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to the Borrower as the Administrative Agent or such Lender may reasonably request.

(c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Equinix, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(d) promptly, such additional information regarding the business or financial affairs of the Borrower or any wholly-owned Restricted Subsidiary (and with respect to any non-wholly owned Restricted Subsidiary, such additional information regarding its business or financial affairs as is reasonably available), or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b) or (c) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Equinix posts such documents, or provides a link thereto on its website on the Internet at Equinix’s website address of www.equinix.com (or such other website address Equinix may provide to the Administrative Agent and each Lender in writing from time to time); provided that: (i) to the extent the Administrative Agent or any Lender is otherwise unable to receive any such electronically delivered documents, the Borrower shall, upon request by the Administrative Agent or such Lender, deliver paper copies of such documents to such Person until a written request to cease delivering paper copies is given by such Person, and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents or provide to the Administrative Agent and the Lenders by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any of the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower and each other Loan Party hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower and each other Loan Party hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the

Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03. Notices. Promptly notify the Administrative Agent and each Lender in writing of:

(a) any Default or Event of Default;

(b) any Material Adverse Effect, including, to the extent that any of the following could reasonably be expected to result in a Material Adverse Effect: (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) any change in the Borrower’s name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.

(d) any ERISA Event; and

(e) any material change in accounting policies or financial reporting practices by the Borrower, including any determination by the Borrower referred to in Section 2.11(b).

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04. Payment of Obligations. Pay and discharge, and cause each Restricted Subsidiary to pay and discharge (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than a Lien that is not prohibited by Section 7.01 and could not reasonably be expected to have a Material Adverse Effect).

6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its and its Restricted Subsidiaries’ legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Sections 7.04 or 7.05; (b) take all reasonable action to maintain all of its and its Restricted Subsidiaries’ rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its and its Subsidiaries’ registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its and its Restricted Subsidiaries’ material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and (b) make all necessary repairs thereto and renewals and replacements thereof, except in each of the foregoing clauses (a) and (b) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07. Maintenance of Insurance. Maintain insurance as is customary and usual for the business of the Borrower and each Restricted Subsidiary.

6.08. Compliance with Laws. Comply with the Laws (including any fictitious or trade name statute), regulations, and orders of any government body with authority over the Borrower’s or any Restricted Subsidiary’s business, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. The Lenders shall have no obligation to make any advance to the Borrower except in compliance with all applicable laws and regulations and the Borrower shall fully cooperate with the Lenders and the Administrative Agent in complying with all such applicable laws and regulations.

6.09. Books and Records. Maintain adequate books and records, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and its Restricted Subsidiaries, as the case may be.

6.10. Inspection Rights. Upon prior advance notice, allow the Administrative Agent, any Lender, and any of their respective agents to inspect the Borrower’s and Guarantors’ properties and examine and audit their financial records at any reasonable time; provided, however, that (a) unless an Event of Default has occurred and is continuing, no more than two such inspections, examinations and audits may be made the Administrative Agent and the Lenders (acting collectively) per fiscal year of the Borrower, (b) when an Event of Default exists, the Administrative Agent, any Lender, or any of their respective agents may do any of the foregoing (as well as make copies of books and records) at the expense of the Borrower at any reasonable time, and (c) without limiting any of the foregoing, the Borrower shall have the right (if it so elects) to have a representative of the Borrower be present during any discussions with auditors and accountants. If the properties, books or records of the Borrower are in the possession of a third party, the Borrower authorizes that third party to permit the Administrative Agent or its agents to have access to perform inspections or audits and to respond to the Administrative Agent’s requests for information concerning such properties, books and records.

6.11. Use of Proceeds. Use the proceeds of the Credit Extensions (i) for working capital, capital expenditures and the issuance of Letters of Credit, (ii) to refinance existing Indebtedness of the Borrower and its Subsidiaries (including Indebtedness under the Existing Credit Agreement and under the Asia Pacific Facility Agreement), and (iii) for other general corporate purposes not in contravention of any Law or of any Loan Document.

6.12. ERISA Plans. Promptly during each year, pay and cause its respective Subsidiaries to pay contributions adequate to meet at least the minimum funding standards under ERISA with respect to each and every Pension Plan; file each annual report required to be filed pursuant to ERISA in connection with each Plan for each year; and notify the Administrative Agent within 10 days of the occurrence of any Reportable Event that might constitute grounds for termination of any Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan.

6.13. Protection of Negative Pledge. Take such action as the Administrative Agent may reasonably request (including acting at the direction of the Required Lenders) to protect and enforce the negative pledge in Section 7.12 (including, without limitation, taking such action as is necessary to remove any Lien, encumbrance or negative pledge on the Loan Party Accounts Receivable, except for any Lien, encumbrance or negative pledge that may be granted in favor of the Administrative Agent and the Lenders in connection with this Agreement or any of the other Loan Documents), and, pursuant to Section 10.04, reimburse it for related costs it incurs to protect and enforce such negative pledge.

6.14. Additional Subsidiary Guarantors. Notify the Administrative Agent at the time that any one or more Persons constitutes a Material Domestic Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person(s) to become Guarantor(s) hereunder and grant a first priority perfected security interest in its assets of a type constituting Collateral so that after giving effect thereto, the Net Loan Party Accounts Receivable shall constitute at least 90% of all net accounts receivable of Equinix and its Domestic Subsidiaries (after intercompany eliminations and excluding Real Property Lease Accounts), by (a) executing and delivering to the Administrative Agent a Joinder Agreement and/or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (b) delivering to the Administrative Agent documents of the types referred to in clauses (iii), (iv) and (v) of Section 4.01(a) and favorable opinions of counsel to such Person(s) (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (a) and (b), as applicable), in all such cases of the foregoing clauses (a) and (b), in form, content and scope reasonably satisfactory to the Administrative Agent; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, if any such Person constitutes a Material Domestic Subsidiary solely as a result of it having been acquired through an Acquisition occurring after the Closing Date, then such Person shall not be required to become a Guarantor under this Section 6.14, unless such Person constitutes a Material Domestic Subsidiary at any time on or after the nine month anniversary of such Acquisition, at which time it shall promptly become a Guarantor hereunder in accordance with the preceding provisions of this Section 6.14. In addition, Equinix may, from time to time, elect to cause any Domestic Subsidiary to become a Guarantor in accordance with the preceding clauses (a) and (b) of this Section 6.14. Each Loan Party agrees to take all actions necessary to promptly pledge to the Administrative Agent for the benefit of the Secured Parties, all Equity Interests owned by it of each Guarantor joined pursuant to this Section 6.14, including without limitation the delivery of all certificates representing such Equity Interests, accompanied by undated stock powers duly executed in blank, and effecting any necessary or advisable amendments to the Pledge and Security Agreement and/or the Schedules thereto to evidence such pledge.

6.15. Cooperation; Further Assurances. Take any action reasonably requested by the Administrative Agent or any Lender to carry out the intent of this Agreement, including, without limitation, to execute, acknowledge, deliver, record, file, and register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (a) subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (b) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (c) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.16. Designation of Unrestricted Subsidiaries. The Borrower may, from time to time, designate one or more Subsidiaries as “Unrestricted Subsidiaries” by giving written notice to the Administrative Agent; provided, however, that (a) in no event may the Borrower designate any Subsidiary as an Unrestricted Subsidiary if, at the time of and immediately after giving effect to such designation, either (i) the Attributable Asset Share of Equinix in all Unrestricted Subsidiaries exceeds 10% of the consolidated total assets of Equinix and its Subsidiaries (based on the most recent consolidated balance sheet of Equinix and its Subsidiaries delivered to the Administrative Agent and the Lenders under Section 6.01(a) or (b) ), or (ii) the Attributable A/R Share of Equinix in all Unrestricted Subsidiaries exceeds 10% of the net accounts receivable of Equinix and its Subsidiaries (based on the most recent consolidated balance sheet of Equinix and its Subsidiaries delivered to the Administrative Agent and the Lenders under Section 6.01(a) or (b)), and (b) no Subsidiary that is or is required to become a Guarantor under Section 6.14 or whose Equity Interests are required to be pledged on or about the Closing Date (a “Pledged Subsidiary”) in favor of the Administrative Agent under any Loan Document, as the case may be, may be an Unrestricted Subsidiary. As of the Closing Date, the Unrestricted Subsidiaries are set forth on Schedule 6.16. Any Subsidiary which has been designated as an Unrestricted Subsidiary pursuant to this Section 6.16 may, at any time thereafter, be redesignated as a Restricted Subsidiary by the Borrower; provided, however, that a Subsidiary that has been redesignated as a Restricted Subsidiary as provided in this sentence may not thereafter be designated or redesignated as an Unrestricted Subsidiary.

6.17. Discharge of Asia Pacific Facility. (a) Prior to, or substantially contemporaneously with, the Term Loan Funding Date, cause the repayment in full in cash of all outstanding Indebtedness and other obligations under the Asian Pacific Facility Agreement and the other Asia Pacific Facility Documents, such that the Asia Pacific Facility Documents will be terminated and discharged (other than any contingent indemnification obligations which are expressly stated to survive such termination), and (b) within five (5) Business Days after the Closing Date, deliver to the Administrative Agent evidence showing such repayment in full, in form and substance satisfactory to the Administrative Agent.

6.18. Certain Post-Closing Matters. As promptly as practicable after the Closing Date, but in any event within (a) 60 days after the Closing Date, complete all actions, and deliver such documentation (subject to clause (b) below) to the Administrative Agent (including all such foreign-law governed share pledge agreements, certificates, instruments and legal opinions), reasonably required by the Administrative Agent in order to effect, establish, maintain and/or perfect the Administrative Agent’s security interest and liens in the Pledged Foreign Subsidiaries (as defined in the Pledge and Security Agreement), including, without limitation, delivery of the items (or otherwise completing the actions) set forth on Schedule 6.18, and (b) 180 days after the Closing Date, complete all necessary registration of any security documents with foreign Governmental Authorities, and deliver evidence thereof to the Administrative Agent.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and either (i) listed on Schedule 7.01, or (ii) securing the obligations of the borrowers under the Asia Pacific Facility Agreement, provided, however, that in the case of subclause (ii), so long as such Liens will be (A) contractually released, in full, prior to, or substantially contemporaneously with, the Term Loan Funding Date and (B) de-registered from public record within 180 days after the Closing Date (unless such 180-day period is otherwise extended by the Administrative Agent in its sole discretion in writing);

(c) Liens for taxes and assessments not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory Liens of landlords and Liens of carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(f) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(g) normal and customary banker’s Liens and rights of setoff arising in the ordinary course of business with respect to cash and cash equivalents; provided that such cash and cash equivalents are not dedicated cash collateral in favor of such depository institution and is not otherwise intended to provide collateral security (other than for customary account commissions, fees and reimbursable expenses relating solely to deposit accounts, and for returned items);

(h) normal and customary rights of setoff and similar Liens arising under bona fide interest rate or currency hedging agreements, which are not for speculation;

(i) precautionary Uniform Commercial Code financing statements in connection with operating leases permitted hereunder;

(j) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(k) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(l) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(j);

(m) Liens securing Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets (including the costs of construction, improvement or rehabilitation of such fixed or capital assets); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, or the cost of construction, improvement or rehabilitation of such fixed or capital assets, as applicable;

(n) leases, subleases, licenses and sublicenses which do not materially interfere with the business of the Borrower or any Subsidiary;

(o) Liens existing on property or assets of any Person at the time such Person becomes a Subsidiary or such property or assets are acquired, but only, in any such case, (i) if such Lien was not created in contemplation of such Person becoming a Subsidiary or such property or assets being acquired, and (ii) so long as such Lien does not encumber any assets other than the property subject to such Lien at the time such Person becomes a Subsidiary or such property or assets are acquired;

(p) Any renewals, replacements or extensions of the Liens described in subclause (b)(i), or clauses (m) or (o) above, provided that (i) the property covered thereby is not expanded, and (ii) the amount secured or benefited thereby is not increased;

(q) Liens on JV Interests held by a Loan Party or a Subsidiary in JV Entities securing the obligations of such Loan Party or Subsidiary to honor put rights and put options in favor of joint venture partners with respect to the JV Interests held by joint venture partners in such JV Entities, provided that such Liens shall attach only to the JV Interests held by such Loan Party or a Domestic Subsidiary and not to any other assets of such Loan Party or Subsidiary;

(r) Liens arising in connection with Sale-Leaseback Transactions permitted under Section 7.05(m);

(s) Liens in the form of cash collateral securing reimbursement obligations under bank guarantees, letters of credit and other documentary credits not issued hereunder but permitted by Section 7.03, not to exceed $50,000,000 in the aggregate; and

(t) Liens not otherwise permitted by this Section 7.01 (which do not materially interfere with the respective businesses of the Borrower or any Subsidiary and do not attach to any Collateral), if at the time of, and after giving effect to, the creation or assumption of any such Lien, the aggregate of all obligations of the Borrower and its Restricted Subsidiaries secured by any Liens not otherwise permitted hereby, together with the aggregate book value of all Transfers consummated in accordance with the carve-out set forth in clause (n) of Section 7.05 in the then current fiscal year, does not exceed 10% of Equinix’s consolidated tangible assets as shown on the consolidated balance sheet of Equinix as of the end of the immediately preceding fiscal year.

7.02. Investments. Make any Investments that are Acquisitions, other than Permitted Acquisitions; or make any other material Investments outside of the ordinary course of business, except to the extent that no Default shall have occurred and be continuing at the time of such Investment or would result therefrom.

7.03. Indebtedness. Create, incur, assume or otherwise become directly or indirectly liable for any Indebtedness, except to the extent that no Default shall have occurred and be continuing at the time of, or would result from, the Borrower or such Restricted Subsidiary creating, incurring, assuming or otherwise becoming directly or indirectly liable for such Indebtedness.

7.04. Fundamental Changes. (a) Enter into any consolidation, merger, or other combination, except that so long as no Event of Default has occurred and is continuing or would result therefrom, (i) any Loan Party may consolidate, merge or combine with any other Loan Party (provided that if any such Loan Party is Equinix, Equinix shall be the surviving entity), (ii) any Loan Party may consolidate, merge or combine with any Subsidiary that is not a Loan Party if such Loan Party is the surviving entity, (iii) any Subsidiary that is not a Loan Party may consolidate, merge or combine with any Subsidiary that is not a Loan Party, and (iv) any Loan Party or Subsidiary may consolidate, merge or combine with any Person in connection with a Permitted Acquisition or a transaction permitted by Section 7.05, so long as (X) in the case of a consolidation, merger or combination of a Loan Party with another Person, such Person expressly assumes all Obligations of such Loan Party and grants liens on its assets constituting Collateral (in each case pursuant to documentation satisfactory to the Administrative Agent) if such Person is the surviving entity, and (Y) if Equinix is a party to such Permitted Acquisition or transaction permitted by Section 7.05, Equinix shall be the surviving entity; or (b) liquidate or dissolve any Loan Party’s business or any Domestic Subsidiary’s business except as may be permitted by Section 7.05(a), Section 7.05(b) or Section 7.05(c) (but no such liquidation or dissolution shall be permitted for Equinix).

7.05. Maintenance of Assets; Dispositions. Sell, assign, lease, transfer or otherwise Dispose of (collectively, “Transfer”) any part of the business or assets of the Borrower or any Restricted Subsidiary, except:

(a) (i) Transfers (including (except in the case of Equinix) any disposition that is in the nature of a liquidation or dissolution) among the Loan Parties, or (ii) Transfers (including any disposition that is in the nature of a liquidation or dissolution) by any wholly-owned Subsidiary that is a Guarantor to (1) the Borrower, or (2) any other wholly-owned Subsidiary that is a Guarantor;

(b) a Subsidiary that is not a Loan Party may dispose of its assets (including any disposition that is in the nature of a liquidation or dissolution) to the Borrower or any Subsidiary; provided, however, that if such assets are any of the Equity Interests of ESI then such Equity Interests shall be disposed to a Loan Party;

(c) Transfers (including (except in the case of Equinix) any disposition that is in the nature of a liquidation or dissolution) by the Borrower of any Subsidiary other than a Guarantor, not involving a disposition of Collateral, which do not constitute a Change of Control;

(d) leases or subleases of, or occupancy agreements with respect to, real property (including IBX centers);

(e) non-exclusive licenses of intellectual property and similar arrangements for the use of the property of the Loan Parties in the ordinary course of business;

(f) sales of inventory to customers in the ordinary course of business;

(g) Transfers of cash, cash equivalents and marketable securities in the ordinary course of business, including, without limitation, to a Subsidiary;

(h) sales or discounts of accounts receivable without recourse in the ordinary course of business (and excluding accounts receivable which have been fully reserved or written off) in connection with accounts receivable that are more than 90 days past due, provided that such sales and discounts, in the aggregate, shall not exceed 5% of the aggregate gross accounts receivables of the Loan Parties prior to the sale or discount at any time;

(i) Transfers of worn-out, obsolete or surplus equipment no longer used in the ordinary course of business;

(j) the abandonment or other disposition of intellectual property that is no longer economically practicable to maintain or useful in the conduct of business;

(k) Transfers of assets subject to a casualty or event of loss covered by insurance following the receipt of insurance proceeds with respect to such casualty or event of loss;

(l) Transfers constituting Liens permitted under Section 7.01 and Investments or Restricted Payments that are not prohibited by this Agreement;

(m) Sale-Leaseback Transactions, so long as the aggregate amount of proceeds of all such Sale-Leaseback Transactions consummated following the Closing Date does not exceed $150,000,000; and

(n) other Transfers not otherwise permitted by this Section 7.05, so long as the aggregate book value of assets so Transferred in any fiscal year of Equinix under this clause (n), together with the aggregate outstanding amount of all obligations of the Borrower and its Restricted Subsidiaries secured at the time of such Transfer by Liens created in accordance with the carve-out set forth in clause (t) of Section 7.01, does not exceed 10% of Equinix’s consolidated tangible assets as shown on the consolidated balance sheet of Equinix as of the end of the immediately preceding fiscal year;

provided, however, that notwithstanding the foregoing clauses (a) through (n), inclusive, in no event shall any Loan Party make any Transfers of any of the Loan Party Accounts Receivable, except to the extent permitted in clause (h) above.

7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except (a) any Subsidiary may pay dividends or distributions on its Equity Interests to the Borrower or to any intervening Subsidiary of the Borrower, (b) dividends or distributions payable solely in Equity Interests (other than Equity Interests that are mandatorily redeemable or redeemable at the option of the holder thereof on any date that is earlier than 91 days after the Maturity Date), (c) cash payments (i) for repurchases by the Borrower of common stock of the Borrower from officers, directors and employees of the Borrower or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the board of the Borrower, and (ii) in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower, in an aggregate amount, for the foregoing sub-clauses (c)(i) and (c)(ii), not to exceed $5,000,000; (d) noncash repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price and related statutory withholding taxes of such options or warrants, (e) Equinix may (i) issue and deliver Permitted Junior Securities (as defined in the indentures for the Convertible Subordinated Notes (the “Convertible Subordinated Notes Indentures”)) upon conversion of the Convertible Subordinated Notes in accordance with the terms of the Convertible Subordinated Notes Indentures and (ii) unless (x) an Event of Default described in Section 8.01(a) has occurred and is continuing or (y) a Payment Blockage Period (as defined in the Convertible Subordinated Notes Indentures) is in effect, make (A) regularly scheduled payments of cash interest and, to the extent not prohibited hereunder, mandatory principal payments on the Convertible Subordinated Notes, in each case, in accordance with the terms thereof, and (B) cash Restricted Payments in satisfaction of fractional shares in connection with a conversion of the Convertible Subordinated Notes into Permitted Junior Securities in accordance with the terms of Convertible Subordinated Notes Indentures; and (f) to the extent that no Default shall have occurred and be continuing at the time of such action or would result therefrom, Restricted Payments not otherwise permitted by clauses (a) through (e).

7.07. Change in Nature of Business. Engage in any business activities substantially different from the present business of the Borrower and its Subsidiaries on the date hereof or reasonably related thereto.

7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of a Loan Party, whether or not in the ordinary course of business, other than (a) on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary, as the case may be, as would be obtainable by the Borrower or such Restricted Subsidiary, as the case may be, at the time in a comparable arm’s length transaction with a Person other than an Affiliate or (b) transactions expressly permitted by Section 7.04(a), Section 7.05(a), Section 7.05(b), or, in the case of transactions with Subsidiaries only, Section 7.05(g).

7.09. Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Material Domestic Subsidiary, Pledged Subsidiary or SDHI to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Material Domestic Subsidiary to Guarantee the Indebtedness of the Borrower or any Guarantor or (iii) of the Borrower or any Material Domestic Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that, so long as the following do not violate Section 7.12, (A) none of the foregoing shall apply to restrictions and conditions imposed by applicable Laws (which (taken as a whole) could not reasonably be expected to have a Material Adverse Effect), (B) none of the foregoing shall apply to customary restrictions and conditions contained in agreements relating to the sale of the assets or Equity Interests permitted under Section 7.05 pending such sale, provided such restrictions and conditions apply only to the Person whose assets or Equity Interests are to be sold, (C) clauses (i) and (iii) shall not apply to restrictions or conditions imposed on specific assets which are the subject of any leases (including Capital Leases) or to customary provisions in leases (including Capital Leases) and other contracts restricting the assignment of such leases and other contracts, (D) clauses (ii) and (iii) shall not apply to the restrictions contained in the Senior Notes Indentures (as such restrictions are in effect on the date hereof) and (E) clauses (ii) and (iii) shall not apply to customary restrictions contained in the documentation relating to financings permitted hereunder, provided that such restrictions shall not restrict (x) any Loan Party’s or Material Domestic Subsidiary’s ability to grant Liens in favor of the Administrative Agent and Secured Parties (or the Administrative Agent and Secured Party’s ability to enforce such Liens) under or in connection with the Loan Documents or (y) any Loan Party’s or Material Domestic Subsidiary’s ability to guarantee the Obligations; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations, other than the requirements contained in the Senior Notes Indentures (as such requirements are in effect on the date hereof).

7.10. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11. Financial Covenants.

(a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $650,000,000, plus (ii) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after September 30, 2012 (with no deduction for a net loss in any such fiscal quarter).

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of Equinix to be less than 1.35 to 1.00.

(c) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the end of any fiscal quarter of Equinix to exceed the maximum ratio set forth in the following table for the applicable fiscal quarter end of Equinix:

Fiscal Quarter End	Maximum Ratio
For the fiscal quarters ending June 30, 2012, September 30, 2012 and December 31, 2012	3.50:1.00

For the fiscal quarters ending March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013	3.25:1.00

For fiscal quarters ending March 31, 2014 and thereafter	3.00:1.00

7.12. Negative Pledge. (i) Except as permitted by clause (h) of Section 7.05 or as otherwise expressly pre-approved by the Administrative Agent (at the direction of the Required Lenders) in writing after the date hereof, allow any Person or entity to, sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of the Loan Party Accounts Receivable (or attempt or contract to do so, or otherwise allow, create, permit or suffer any of the foregoing to exist) (for the avoidance of doubt, Loan Party Accounts Receivable do not include any accounts owned by any non-Guarantor Subsidiaries of Equinix), or (ii) enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien or other encumbrance upon any of the Loan Party Accounts Receivable in order to hereafter secure any of their Obligations, other than (W) this Agreement and the other Loan Documents, (X) the restrictions contained in the Senior Notes Indentures (as such restrictions are in effect on the date hereof), (Y) customary restrictions on the assignment of leases, licenses and other agreements, and (Z) customary restrictions and conditions contained in any agreement relating to any disposition expressly permitted by clause (h) of Section 7.05.

7.13. Prepayments of Certain Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any portion of (a) the 7.00% Senior Notes Due 2021, (b) the 8.125% Senior Notes Due 2018, (c) except to the extent provided in Section 7.06(e), any Convertible Subordinated Notes or other Indebtedness that is subordinated to the Obligations, or (d) any other long-term public or privately placed debt securities, or other long-term Indebtedness in an amount in excess of $100,000,000, of the Borrower or any of its Restricted Subsidiaries, in each case, unless (X) no Default or Event of Default has occurred and is continuing or would result therefrom, and (Y) after giving effect thereto, the sum of the unrestricted cash, cash equivalents, freely tradable and liquid short term-investments and freely tradable and liquid long-term investments of Equinix and its Subsidiaries on a consolidated basis is at least $500,000,000.

7.14. Restriction on REITs. Organize as, elect to become or otherwise be qualified as, a REIT under any applicable laws, rules and regulations, unless (a) no Default or Event of Default has occurred and is continuing or would result therefrom, and (b) after giving effect thereto, the Borrower is in compliance with the financial covenants set forth in Section 7.11 on a pro forma basis.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or any interest on any Loan or on any L/C Obligation, or (ii) within three Business Days after the same becomes due, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

(b) Covenants. Any Loan Party breaches, or fails to perform or observe, any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05 (as to existence only), 6.10, 6.11, 6.14, 6.16, 6.17 or ARTICLE VII (including, but not limited to, any financial covenant set forth in Section 7.11); or

(c) Other Breaches. Any Loan Party fails to perform or observe any covenant or agreement (not specified in subsections (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) a Responsible Officer of a Loan Party obtaining knowledge of such failure and (ii) the Administrative Agent or a Lender notifying such Loan Party in writing of such failure; or

(d) Default under Other Loan Documents. Any default or event of default occurs under any other Loan Document or other document required by or delivered in connection with this Agreement (after giving effect to any applicable grace periods) or any such document is no longer in effect, or any Guarantor purports to revoke or disavow a guaranty of any of the Obligations; or

(e) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(f) Cross-Default. (i) Any default occurs under any agreement of the Borrower or its Subsidiaries (other than any agreement entered into by any Unrestricted Subsidiary with respect to Indebtedness of such Unrestricted Subsidiary for which there is no recourse to the Borrower or any Restricted Subsidiary) that permits the counterparty to such agreement to declare to be due and payable prior to the stated maturity thereof an obligation of the Borrower or any of its Subsidiaries of $50,000,000 or more, individually or in the aggregate for any or all such entities; or (ii) the Borrower or any Subsidiary thereof (X) fails to observe or perform any other agreement or condition relating to any such obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or (Y) any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such obligation or the beneficiary or beneficiaries of such obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such obligation to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such obligation to be made, prior to its stated maturity, or such obligation to become payable or cash collateral in respect thereof to be demanded, unless, in the case of clause (f)(ii)(Y), the Borrower would not be prohibited from prepaying such Indebtedness under Section 7.13, disregarding for this purpose any Default that would otherwise arise under this Section 8.01(f)(ii)(Y); or (iii) there occurs under any Swap Contract (other than a Swap Contract entered into by an Unrestricted Subsidiary for which there is no recourse to the Borrower or any Restricted Subsidiary) an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is $50,000,000 or more; or

(g) Insolvency Proceedings. Any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(h) Receivers. A receiver or similar official is appointed for a substantial portion of any Loan Party’s or any Material Subsidiary’s business, or the business is terminated; or

(i) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 45 days after its issue or levy; or

(j) Judgments. (i) Any judgments or arbitration awards are entered against the Borrower or any Subsidiary thereof (other than, solely with respect to judgments or awards as to which there is no claim or recourse against the Borrower or any Restricted Subsidiary, any Unrestricted Subsidiary) in an aggregate amount of $50,000,000 or more, and there is a period of 45 consecutive days during which either such judgments or arbitration awards remain unpaid or unsatisfied or a stay of enforcement of such judgments, by reason of a pending appeal, is not in effect; or (ii) any one or more non-monetary final judgments are entered against the Borrower or any Subsidiary thereof that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and there is a period of 45 consecutive days during which a stay of enforcement of such non-monetary final judgment(s), by reason of a pending appeal, is not in effect; or

(k) ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount of $50,000,000 or more, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount of $50,000,000 or more; or

(l) Invalidity of Loan Documents. The Borrower, any other Loan Party or any Pledged Subsidiary asserts in writing that this Agreement or any other Loan Documents, or part thereof, is invalid, or a court of competent jurisdiction invalidates any part of this Agreement or any other Loan Document; or

(m) Change of Control. A Change of Control occurs.

8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and Guarantors;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under ARTICLE III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under ARTICLE III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and L/C Borrowings in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.04 and 2.17;

Sixth, to payment of the portion of Secured Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Hedge Banks and the Cash Management Banks; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.04(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, in the order set forth above.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of ARTICLE IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01. Appointment and Authority.

(a) Appointment. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including, to the extent applicable, in its capacities as a Hedge Bank and a Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this ARTICLE IX and ARTICLE X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

9.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or

“Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08. No Other Rights or Duties, Etc. Anything herein to the contrary notwithstanding, neither the Arranger nor any syndication agent or documentation agents listed on the cover page hereof shall have any rights, privileges, powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except (a) in the case of any such Person, in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder and (b) in the case of the Arranger only, as set forth in the Fee Letter.

9.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.04(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

The Loan Parties and the Secured Parties hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid ratably, after giving effect to the priorities outlined in the waterfall of payment in Section 8.03 above (with Secured Obligations with respect to contingent or unliquidated claims (excluding L/C Obligations and other contingent or unliquidated claims of a fixed or readily determinable amount) being disregarded for such purpose), and the Secured Parties whose Secured Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Secured Obligations credit bid in relation to the aggregate amount of Secured Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above and otherwise expressly provided for herein or in the other Collateral Documents, the Administrative Agent will not execute and deliver a release of any Lien on any Collateral. Upon request by the Administrative Agent or the Borrower at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 9.09.

9.10. Collateral and Multiparty Guaranty Matters. Each of the Lenders (including to the extent applicable, in its capacities as a Cash Management Bank and a Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a) to release any Lien on any property (including on any Equity Securities of Subsidiaries) granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) consisting of an instrument, if the Indebtedness evidenced thereby has been paid in full, (iv) consisting of Real Property Lease Accounts, if requested by a Loan Party in connection with the incurrence by any Loan Party of any Indebtedness secured primarily by real property, to the extent such Indebtedness (and the Lien securing such Indebtedness) is permitted hereunder or (v) if approved, authorized or ratified in writing by the Required Lenders (or all Lenders to the extent required under Section 10.01) in accordance with Section 10.01; and

(b) to release any Guarantor from its obligations under the Multiparty Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Multiparty Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Multiparty Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11. Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Multiparty Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any

Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Multiparty Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this ARTICLE IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.

ARTICLE X.

MISCELLANEOUS

10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change Section 2.14 or 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) (i) amend Section 1.06 or the definition of “Alternative Currency” other than to eliminate currencies available to be utilized as Alternative Currencies without the written consent of each Lender, or (ii) amend the first parenthetical appearing in definition of “Interest Period” other than to eliminate such parenthetical or any period set forth in such parenthetical without the written consent of each Lender; or

(h) release all or substantially all of the Collateral or all or substantially all of the value of the Multiparty Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) [intentionally omitted]; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding the foregoing, only the written consent of the Administrative Agent shall be required for purposes of amending, waiving or otherwise modifying Section 6.18 or Schedule 6.18. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

10.02. Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Guarantors, the Administrative Agent or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to ARTICLE II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR

ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. The Borrower, the Administrative Agent and the L/C Issuer may change its respective address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower or any Guarantor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower or any Guarantor. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03. No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower or any other Loan Party for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower and each other Loan Party shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor, except in connection with a transaction permitted by Section 7.04(a)(i), Section 7.04(a)(ii), Section 7.04(a)(iv), or Section 7.05(a), any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no

Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) under any Facility or, if the Commitment under such Facility is not then in effect, the principal outstanding balance of the Loans of the assigning Lender under such Facility subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of Revolving Loans or Revolving Commitments.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain and update at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant to which that Lender has sold a participation and the principal amounts of each such Participant’s interest in the Commitments, Loans, L/C Obligations or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, L/C Obligations or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, L/C Obligation or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation By Bank of America as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If

Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). Upon the appointment of a successor L/C Issuer, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (ii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower and the other Loan Parties now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or Loan Parties may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower or other relevant Loan Party and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the

Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13. Replacement of Lenders. If (i) any Mandatory Cost is payable to any Lender under Section 2.09(a), (ii) any Lender requests compensation under Section 3.04, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iv) any Lender is a Defaulting Lender, or (v) any Lender has refused or failed, within a reasonable period of time (as determined by Administrative Agent in its reasonable discretion) from first receiving a written request therefor from Administrative Agent, to provide its written approval of any amendment, consent or waiver in respect of any matter related to this Agreement or the other Loan Documents requiring that all Lenders or all affected Lenders will have given written approval of such requested amendment, consent or waiver pursuant to Section 10.01 and in such instance Lenders sufficient to constitute Required Lenders have already provided such written approval pursuant to Section 10.01, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from Mandatory Cost being payable under Section 2.09(a), a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such Mandatory Cost, compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER AND EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN Section 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.18. USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19. Multiparty Guaranty.

(a) Multiparty Guaranty. Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Secured Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). Notwithstanding the foregoing, the liability of each Guarantor individually with respect to this Multiparty Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law. The Administrative Agent’s books and records showing the amount of the Secured Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Multiparty Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Multiparty Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

(b) Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (ii) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Multiparty Guaranty or any Secured Obligations; (iii) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (iv) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Multiparty Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

(c) Certain Waivers. Each Guarantor waives (i) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (ii) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (iii) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (iv) any right to proceed against the Borrower, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (v) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (vi) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Multiparty Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations. Each Guarantor waives any rights and defenses that are or may become available to it by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code.

(d) Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Multiparty Guaranty whether or not the Borrower or any other person or entity is joined as a party.

(e) Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Multiparty Guaranty until all of the Secured Obligations and any amounts payable under this Multiparty Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

(f) Termination; Reinstatement. This Multiparty Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date (whereupon the Guarantors’ obligations under this Multiparty Guaranty shall terminate, other than contingent indemnification obligations and subject to the following sentences). Notwithstanding the foregoing, this Multiparty Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Multiparty Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Multiparty Guaranty.

(g) Stay of Acceleration. If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

(h) Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

(i) Appointment of Borrower. Each of the Guarantors hereby appoints the Borrower to act as its agent for all purposes of this Agreement and the other Loan Documents and agrees that (i) the Borrower may execute such documents on behalf of such Guarantor as the Borrower deems appropriate in its sole discretion and each Guarantor shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by the Administrative Agent or the Lender to the Borrower shall be deemed delivered to each Guarantor and (iii) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Borrower on behalf of each Guarantor.

(j) Right of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.

10.20. Designation as Senior Debt. All Obligations shall be “Designated Senior Indebtedness” for purposes of, and as defined in, each of (i) that certain indenture dated as of September 26, 2007, between Equinix, as issuer, and U.S. Bank National Association, as trustee, and all supplemental indentures thereto, (ii) that certain indenture dated as of June 12, 2009, between Equinix, as issuer, and U.S. Bank National Association, as trustee, and all supplemental indentures thereto, and (iii) any future subordinated indentures or similar instruments issued by any Loan Party after the Closing Date.

10.21. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

10.22. Subordination. Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under the Multiparty Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Administrative Agent on behalf of the Secured Parties so requests while a Default or Event of Default has occurred and is continuing (any such request, a “Turnover Request”), any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent for the benefit of the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Default or Event of Default has occurred and is continuing and the Administrative Agent on behalf of the Secured Parties has not made a Turnover Request, the Loan Parties may make and receive payments with respect to intercompany obligations and Indebtedness; provided, that in the event that any Loan Party receives any payment of any intercompany obligations and Indebtedness at a time when such payment is prohibited by this Section, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent.

[Rest of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	EQUINIX, INC.

	By:	/s/ Stephen M. Smith
	Name:	Stephen M. Smith
	Title:	CEO & President

GUARANTORS:	EQUINIX OPERATING CO., INC.

	By:	/s/ Stephen M. Smith
	Name:	Stephen M. Smith
	Title:	CEO & President

EQUINIX PACIFIC, INC.

	By:	/s/ Stephen M. Smith
	Name:	Stephen M. Smith
	Title:	CEO & President

SWITCH & DATA FACILITIES COMPANY, INC.

	By:	/s/ Keith Taylor
	Name:	Keith Taylor
	Title:	CFO

SWITCH & DATA HOLDINGS, INC.

	By:	/s/ Keith Taylor
	Name:	Keith Taylor
	Title:	CFO

EQUINIX SERVICES, INC.

	By:	/s/ Keith Taylor
	Name:	Keith Taylor
	Title:	CFO

[SIGNATURE PAGE TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Matthew Hichborn
Name:	Matthew Hichborn
Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ Bassam Wehbe
Name:	Bassam Wehbe
Title:	Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ronnie Glenn
Name:	Ronnie Glenn
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

CITIBANK, N.A., as a Lender

By:	/s/ Jeffrey A. French
Name:	Jeffrey A. French
Title:	SVP

[SIGNATURE PAGE TO CREDIT AGREEMENT]

COMERICA BANK, as a Lender

By:	/s/ Steve Clear
Name:	Steve Clear
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

By:	/s/ Benjamin Souh
Name:	Benjamin Souh
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

HSBC BANK PLC, as a Lender

By:	/s/ Ben Handler
Name:	Ben Handler
Title:	Director, Corporate Capital Origination

[SIGNATURE PAGE TO CREDIT AGREEMENT]

HSBC BANK U.S.A., NATIONAL ASSOCIATION, as a Lender

By:	/s/ Raed Y. Alfayoumi
Name:	Raed Y. Alfayoumi
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A.
as a Lender

By:	/s/ Goh Siew Tan
Name:	Goh Siew Tan
Title:	Vice President

:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Patricia Boussaroque
Name:	Patricia Boussaroque
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SUMITOMO MITSUI BANKING CORPORATION as a Lender

By:	/s/ David W. Kee
Name:	David W. Kee
Title:	Managing Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SUNTRUST BANK, as a Lender

By:	/s/ Nicholas Hahn
Name:	Nicholas Hahn
Title:	Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

UNION BANK, N.A.,
as a Lender

By:	/s/ Richard Vian
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

U.S. BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Richard J. Ameny, Jr.
Name:	Richard J. Ameny, Jr.
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION as a Lender

By:	/s/ Catherine Hill
Name:	Catherine Hill
Title:	Assistant Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SCHEDULE 1.01

Existing Letters of Credit

Letter of Credit #	Beneficiary	Amount	Expiry Date	Currency
3098777	MISSION WEST PROPERTY	1,000,000.00	6/1/2013	USD($)
3098778	777 SINATRA DRIVE CO	7,800,000.00	3/6/2013	USD($)
3098848	DIGITAL LAKESIDE, LLC	735,435.00	6/5/2013	USD($)
3098849	CP/IPERS SECAUCUS, LLC	436,762.50	6/1/2013	USD($)
3098850	DIGITAL ASHBURN CS	666,667.00	6/5/2013	USD($)
3098851	WELLS FARGO BANK, N.A.	753,500.00	6/1/2013	USD($)
3100629	BANK OF AMERICA, N.A.	245,469.22	10/1/2012	AUD
3100630	BANK OF AMERICA, N.A.	641,371.75	10/1/2012	AUD
3102294	HARTZ MOUNTAIN ASSOCIATION	1,000,000.00	4/15/2013	USD($)
3112895	METROPOLITAN LIFE INSURANCE	687,640.68	6/17/2012	USD($)
3113974	5851 WEST SIDE ASSOCIATION	1,390,065.00	8/11/2012	USD($)
3116616	BANK OF AMERICA, N.A.	48,835.83	3/28/2013	EUR
3118477	SOUTHERN CALIFORNIA	6,043,000.00	11/6/2012	USD($)

SCHEDULE 1.02

MANDATORY COST FORMULAE

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.	The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E × 0.01	per cent per annum
100 - (A+C)

(b)	in relation to any Loan in any currency other than Sterling:

E × 0.01	per cent per annum
300

Where:

“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”	is the percentage rate of interest (excluding the Applicable Margin, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.09(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.

If requested by the Administrative Agent or the Borrower, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the

Administrative Agent and the Borrower, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its Lending Office.

10.	The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.	The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Revolving Commitment	Applicable Percentage of Revolving Commitment	Term Commitment	Applicable Percentage of Term Commitment	Total
Bank of America, N.A.	$95,333,333.35	17.333333336%	$54,666,666.65	27.333333325%	$150,000,000.00
Wells Fargo Bank, National Association	$66,000,000.00	12.000000000%	$24,000,000.00	12.000000000%	$90,000,000.00
Barclays Bank PLC	$40,333,333.33	7.333333333%	$14,666,666.67	7.333333335%	$55,000,000.00
Deutsche Bank AG New York Branch	$40,333,333.33	7.333333333%	$14,666,666.67	7.333333335%	$55,000,000.00
HSBC Bank plc	$20,166,666.67	3.666666667%	$7,333,333.33	3.666666665%	$27,500,000.00
HSBC Bank U.S.A. National Association	$20,166,666.66	3.666666665%	$7,333,333.34	3.666666670%	$27,500,000.00
JPMorgan Chase Bank, N.A.	$40,333,333.33	7.333333333%	$14,666,666.67	7.333333335%	$55,000,000.00
SunTrust Bank	$40,333,333.33	7.333333333%	$14,666,666.67	7.333333335%	$55,000,000.00
The Royal Bank of Scotland plc	$55,000,000.00	10.000000000%	—	—	$55,000,000.00
Citibank, N.A.	$33,000,000.00	6.000000000%	$12,000,000.00	6.000000000%	$45,000,000.00
U.S. Bank National Association	$33,000,000.00	6.000000000%	$12,000,000.00	6.000000000%	$45,000,000.00
Union Bank, N.A.	$33,000,000.00	6.000000000%	$12,000,000.00	6.000000000%	$45,000,000.00
Sumitomo Mitsui Banking Corporation	$18,333,333.33	3.333333333%	$6,666,666.67	3.333333335%	$25,000,000.00
Comerica Bank	$14,666,666.67	2.666666667%	$5,333,333.33	2.666666665%	$20,000,000.00

Total	$550,000,000.00	100%	$200,000,000.00	100%	$750,000,000.00

SCHEDULE 5.13

SUBSIDIARIES; OTHER EQUITY INVESTMENTS

Part (a)

Entity	Ownership

AMERICAS

Equinix Operating Co., Inc.*	Wholly-owned by Equinix, Inc.
Equinix Pacific, Inc.*	Wholly-owned by Equinix, Inc.
Equinix RP, Inc.*	Wholly-owned by Equinix Operating Co., Inc.
Equinix South America Holdings, LLC*	Wholly-owned by Equinix, Inc.
Equinix RP II LLC*	Wholly-owned by Equinix Operating Co., Inc.
CHI 3, LLC*	Wholly-owned by Equinix Operating Co., Inc.
CHI 3 Procurement, LLC*	Wholly-owned by Equinix Operating Co., Inc.
NY3, LLC*	Wholly-owned by Equinix, Inc.
SV1, LLC*	Wholly-owned by Equinix Operating Co., Inc.
LA4, LLC*	Wholly-owned by Equinix Operating Co., Inc.
Switch & Data Facilities Company, Inc.*	Wholly-owned by Equinix, Inc.
Switch & Data Holdings, Inc.*	Wholly-owned by Switch & Data Facilities Company, Inc.
Equinix Services, Inc.*	Wholly-owned by Switch & Data Holdings, Inc.
Switch & Data Facilities Company LLC*	Wholly-owned by Equinix Services, Inc.
Switch and Data Operating Company LLC*	Wholly-owned by Equinix Services, Inc.
Equinix Operating Co LLC*	Wholly-owned by Equinix Services, Inc.
Equinix Canada Ltd.	Wholly-owned by Equinix Services, Inc.
Switch & Data AZ One LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch & Data CA One LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch & Data CA Two LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch and Data CA Nine LLC*	Wholly-owned by Switch and Data Operating Company LLC
Switch And Data CA Eleven LLC*	Wholly-owned by Switch and Data Operating Company LLC
Switch & Data CO One LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch & Data FL One LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch & Data FL Two LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch and Data FL Seven LLC*	Wholly-owned by Switch and Data Operating Company LLC
Switch and Data GA Three LLC*	Wholly-owned by Switch and Data Operating Company LLC
Switch and Data GA Four LLC*	Wholly-owned by Switch and Data Operating Company LLC
Switch & Data IL One LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch & Data IN One LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch & Data MA One LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch & Data MI One LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch & Data MO One LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch And Data NJ Two LLC*	Wholly-owned by Switch and Data Operating Company LLC
Switch & Data NY One LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch and Data NY Four LLC*	Wholly-owned by Switch and Data Operating Company LLC
Switch and Data NY Five LLC*	Wholly-owned by Switch and Data Operating Company LLC

Entity	Ownership

Switch & Data/NY Facilities Company, LLC*	Wholly-owned by Switch and Data Operating Company LLC
Switch & Data OH One LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch & Data PA Two LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch and Data PA Three LLC*	Wholly-owned by Switch and Data Operating Company LLC
Switch and Data PA Four LLC*	Wholly-owned by Switch and Data Operating Company LLC
Switch & Data TN Two LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch & Data TX One LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch and Data TX Five LP*	Owned by Switch and Data Dallas Holdings I and Switch and Data Dallas Holdings II
Switch and Data Dallas Holdings I LLC*	Wholly-owned by Switch and Data Operating Company LLC
Switch and Data Dallas Holdings II LLC*	Wholly-owned by Switch and Data Operating Company LLC
Switch & Data VA One LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch & Data VA Two LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch and Data VA Four LLC*	Wholly-owned by Switch and Data Operating Company LLC
Switch & Data WA One LLC*	Wholly-owned by Switch & Data Facilities Company LLC
Switch and Data WA Three LLC*	Wholly-owned by Switch and Data Operating Company LLC
Zion RJ Participaçoes S.A.	56% owned by Equinix South America Holdings, LLC 44% owned by Riverwood Capital
ALOG Data Centers do Brasil S.A.	90% owned by Zion RJ Participaçoes S.A. 10% owned by Management
Alog-01 Soluções de Tecnologia em Informática Ltda.	100% owned by ALOG Data Centers do Brasil S.A.
Alog-02 Soluções de Tecnologia em Informática S.A.	100% owned by ALOG Data Centers do Brasil S.A.
Alog-03 Soluções de Tecnologia em Informática Ltda.	100% by ALOG Data Centers do Brasil S.A.

ASIA PACIFIC

Equinix Hong Kong Limited	Wholly-owned by Equinix Pacific, Inc.
Equinix Japan K.K.	Wholly-owned by Equinix Pacific, Inc.
Equinix Australia Pty Limited	Wholly-owned by Equinix Hong Kong Limited
Equinix Asia Pacific Pte Ltd	Wholly-owned by Equinix Pacific, Inc.
Equinix Singapore Holdings Pte Ltd	Wholly-owned by Equinix Asia Pacific Pte Ltd
Equinix Singapore Pte. Ltd.	Wholly-owned by Equinix Singapore Holdings Pte Ltd
Equinix WFOE in Shanghai	Wholly-owned by Equinix Hong Kong Limited

EMEA

Equinix (Luxembourg) Holdings S.à r.l.	Wholly-owned by Equinix, Inc.
Equinix (Luxembourg) Investments S.à r.l.	Wholly-owned by Equinix (Luxembourg) Holdings S.à r.l.
Equinix (Luxembourg) Investments S.à r.l. Hong Kong Branch	Wholly-owned by Equinix (Luxembourg) Investments S.à r.l.
Equinix Europe Ltd	Wholly-owned by Equinix (Luxembourg) Investments S.à r.l.
Equinix Group Ltd	Wholly-owned by Equinix Europe Ltd
Equinix (UK) Ltd	Wholly-owned by Equinix Group Ltd
Equinix (Services) Ltd	Wholly-owned by Equinix Group Ltd

Entity	Ownership

Equinix (London) Limited	Wholly-owned by Equinix (Holding) B.V.
Equinix Corporation Ltd	Wholly-owned by Equinix Group Ltd
Equinix Investments Ltd	Wholly-owned by Equinix Corporation Ltd
Equinix (Germany) GmbH	Wholly-owned by InteliSite BV
Equinix (Real Estate) GmbH	94% owned by InteliSite BV 6% owned by Equinix, Inc.
Upminster GmbH	94% owned by Equinix (Holding) B.V. 6% owned by Equinix, Inc.
Equinix (IBX Services) GmbH	Wholly-owned by Upminster GmbH
Equinix (France) SAS	Wholly-owned by Equinix Group Ltd
Equinix (Switzerland) Gmbh	Wholly-owned by InteliSite BV
Equinix (Holdings) B.V.	Wholly-owned by Equinix Europe Ltd
InteliSite BV	Wholly-owned by Equinix Group Ltd
Equinix (Netherlands) Holding Coöperatie U.A.	Wholly-owned by Equinix Europe Ltd
Equinix (Netherlands) BV	Wholly-owned by Equinix (Netherlands) Holding Coöperatie U.A.
Virtu Secure Web- Services BV	Wholly-owned by Equinix (Netherlands) BV
Equinix (Real Estate) BV	Wholly-owned by Equinix (Netherlands) Holding Coöperatie U.A.
INTERCONNECT EXCHANGE EUROPE SL	Wholly-owned by Equinix Investments Ltd
EQUINIX ITALIA S.R.L.	Wholly-owned by Equinix Europe Ltd
EQUINIX MIDDLE EAST FZ LLC	Wholly-owned by Equinix (Holding) B.V.

*	Denotes Domestic Subsidiary

Part (b)

None.

SCHEDULE 6.16

UNRESTRICTED SUBSIDIARIES

Equinix South America Holdings, LLC

Zion RJ Participaçoes S.A.

ALOG Data Centers do Brasil S.A.

Alog-01 Soluções de Tecnologia em Informática Ltda.

Alog-02 Soluções de Tecnologia em Informática S.A.

Alog-03 Soluções de Tecnologia em Informática Ltda.

SCHEDULE 6.18

Certain Post Closing Matters

EQUINIX HONG KONG LTD.

(Hong Kong Special Administrative Region of the People’s Republic of China)

(i)	Share Charge between the Administrative Agent (as security trustee and agent) as chargee and Equinix Pacific, Inc., as chargor.

(ii)	Original share certificates (and any other documents of title) for all shares subject to the Share Charge.

(iii)	Undated instrument of transfer in respect of the shares subject of the Share Charge executed by the chargor.

(iv)	Resolutions of the board of directors of Equinix Pacific, Inc., authorizing it to enter into the Share Charge and all related or ancillary documents.

(v)	Legal Opinion with respect to Share Charge.

EQUINIX JAPAN K.K.

(Japan)

(i)	Share Pledge Agreement among the Administrative Agent, Equinix Pacific, Inc., and Equinix Japan K.K.

(ii)	Original Share Certificates (and any other documents of title) for all pledged shares.

(iii)	Certified copy of Shareholder’s registry of Equinix Japan K.K. with recordation of each Lender’s name and address as evidence of the establishment of the pledge.

(iv)	Legal Opinion with respect to Share Pledge.

EQUINIX ASIA PACIFIC PTE LTD.

(Republic of Singapore)

(i)	Share Charge between the Administrative Agent (as security trustee and agent) as chargee and Equinix Pacific, Inc., as chargor.

(ii)	Original share certificates (and any other documents of title) for all shares subject to the Share Charge.

(iii)	Undated instrument of transfer in respect of the shares subject of the Share Charge executed by the chargor.

(iv)	Resolutions of the board of directors of Equinix Pacific, Inc., authorizing it to enter into the Share Charge and all related or ancillary documents.

(v)	Legal Opinion with respect to Share Charge.

EQUINIX (LUXEMBOURG) HOLDINGS S.À R.L.,

(Grand Dutchy of Luxembourg)

(i)	Share Pledge Agreement between the Administrative Agent and Equinix, Inc.

(ii)	Original share certificates (and any other documents of title), if any, for all shares subject to the Share Pledge.

(iii)	Shareholder resolutions for Equinix (Luxembourg) Holdings S.à r.L. approving Administrative Agent as Shareholder.

(iv)	Evidence of registration of pledge.

(v)	Legal Opinion with respect to Share Pledge.

EQUINIX CANADA LTD.,

(Province of Ontario, Canada)

(i)	Original share certificates (and any other documents of title) for all pledged shares.

(ii)	Undated instruments of transfer in respect of the pledged shares executed in blank.

SCHEDULE 7.01

EXISTING LIENS

None.

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

BORROWER

AND EACH OTHER LOAN PARTY:

Care of:

Equinix, Inc.

One Lagoon Drive, 4th Floor

Redwood City, CA 94065

Attention: Chief Financial Officer

Telephone: (650) 598-6000

Telecopier: (650) 598-6900

Electronic Mail: ktaylor@equinix.com

Website Address: www.equinix.com

U.S. Taxpayer Identification Number: 77-0487526

with a copy to:

Equinix, Inc.

One Lagoon Drive, 4th Floor

Redwood City, CA 94065

Attention: General Counsel

Telephone: (650) 598-6000

Facsimile: (650) 598-6900

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America Merrill Lynch

Bank of America Plaza

901 Main Street

Mail Code: TX1-492-14-11

Dallas, TX 75202

Attention: Mary Porter

Telephone: (214) 209-9192

Facsimile: (214) 290-9674

Electronic Mail: mary.h.porter@baml.com

Wire Instructions:

(for US Dollars)

Bank of America, N.A.

New York, NY

ABA #:	026-009-593
Acct.#:	1292000883
Attn:	Corporate Credit Services
Ref:	Equinix, Inc.

(for alternative currencies see attached Foreign Exchange Currency Settlement Instructions)

BANK OF AMERICA GFX OPERATIONS

FOREIGN EXCHANGE CURRENCY SETTLEMENT INSTRUCTIONS

PLEASE ENSURE ALL FUNDS ARE PAID IN FAVOUR OF BANK OF AMERICA NA - BOFAUS6S, QUOTING OUR ACCOUNT NUMBER

PLEASE INCLUDE A REFERENCE TO “EQUINIX, INC.”

CODE	COUNTRY	CCY	CORRESPONDENT BANK	LOCATION	SWIFT ID	ACCOUNT Number, IBAN or NATIONAL ID Number
AUD	Australia	Dollar	Bank of America NA	Sydney	BOFAAUSX	520190661017 Nat’l ID BSB 232001

CAD	Canada	Dollar	Bank of America Canada	Toronto	BOFACATT	711465003220 Bank ID 024156792

CHF	Switzerland	Franc	UBS AG	Zurich	UBSWCHZH80A	CH90 0023 0230 0797 0300 A

EUR	EURO	Euro	Bank of America NA	London	BOFAGB22	GB80BOFA16505065280019

GBP	England	Pound	Bank of America NA	London	BOFAGB22	65280027 Sort code 16-50-50

HKD	Hong Kong	Dollar	Bank of America NA	Hong Kong	BOFAHKHX	605590661013

JPY	Japan	Yen	Bank of America	Tokyo	BOFAJPJX	606490661046

SGD	Singapore	Dollar	Bank of America NA	Singapore	BOFASG2X	621290661054 Nat’l ID 7065212

Other Notices as Administrative Agent:

(including financial reporting requirements and bank group communications)

Bank of America Merrill Lynch

Agency Management

1455 Market Street

Mail Code: CA5-701-05-19

San Francisco, CA 94103

Attention: Matthew Hichborn

Telephone: (415) 436-2321

Facsimile: (415) 796-5721

Electronic Mail: matthew.s.hichborn@baml.com

with a copy to:

Bank of America, N.A.

Bay Area Commercial Banking

530 Lytton Avenue, Suite 101

Palo Alto, California 94301

Attention: Bassam Wehbe

Telephone: (650) 798-1109

Facsimile: (650) 853-4595

Electronic Mail: bassam.n.wehbe@baml.com

L/C ISSUER:

Bank of America, N.A.

Trade Operations

1000 W Temple Street

Mail Code: CA9-705-07-05

Los Angeles, CA 90012-1514

Attention: Manuel Banuelos

Telephone: (213) 481-7837

Facsimile: (213) 457-8841

Electronic Mail: manuel.banuelos@baml.com

EXHIBIT A

FORM OF LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 28, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Equinix, Inc., as borrower (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and L/C Issuer.

The undersigned hereby requests (select one):

☐	A Borrowing of [Revolving][Term] Loans

☐	A [conversion] or [continuation] of [Revolving][Term] Loans

1.	On (a Business Day).

2.	In the amount of .

3.	Comprised of .
[Type	of Loan requested]

4.	In the following currency: .

5.	For Eurocurrency Rate Loans: with an Interest Period of months.

The [Revolving/Term] Borrowing, if any, requested herein complies with Sections 2.01 and 2.02 of the Agreement.

[Signature page follows.]

EQUINIX, INC., as Borrower

By:
Name:
Title:

EXHIBIT B

FORM OF REVOLVING NOTE

$[ ]	June [ ], 2012

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                     or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of June 28, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan made by the Lender from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Revolving Loan was denominated and in immediately available funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Note is one of the Revolving Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Note is also entitled to the benefits of the Multiparty Guaranty and the Collateral Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount, currency and maturity of its Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

[Signatures follow]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EQUINIX, INC.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT C

FORM OF TERM NOTE

$[ ]	June [ ], 2012

FOR VALUE RECEIVED, the undersigned ( the “Borrower”), hereby promises to pay to                     or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of June 28, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loan made by the Lender from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Multiparty Guaranty and the Collateral Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

[Signatures follow]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EQUINIX, INC.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:    ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June [    ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Equinix, Inc., as borrower (the “Borrower” or “Equinix”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and L/C Issuer. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The undersigned hereby certifies as of the date hereof that he/she is a Responsible Officer of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. [Except as specifically set forth below,][T]he representations and warranties of the Borrower and the Guarantors contained in ARTICLE V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except (i) for representations and warranties which are qualified by the inclusion of a materiality standard, which representations and warranties are true and correct in all respects, and (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

[Exceptions to the representations and warranties of the Loan Parties are as follows: [provide description of specific exceptions] ]

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

6. The total amount of Net Loan Party Accounts Receivable as of             , 20    (the “A/R Measurement Date”) is $        . Such amount constitutes at least 90% of all net accounts receivable of Equinix and its Domestic Subsidiaries (after intercompany eliminations and excluding Real Property Lease Accounts)[, except for accounts receivable owned by [            ], which is a Person constituting a Material Domestic Subsidiary solely a result of it having been acquired through an Acquisition occurring after the Closing Date but no earlier than nine months prior to the A/R Measurement Date.]1 The Loan Parties are in compliance with Section 6.14 of the Agreement.

7. Each Loan Party’s portion of the total amount of Net Loan Party Accounts Receivable as of the A/R Measurement Date is as follows: (a) for Equinix, $        , (b) for OpCo, $        , (c) for S&D, $        , (d) for ESI, $        , (e) for Pacific, $        , [and] (f) for SDHI, $        , [and (e) for [other Loan Party], $        , etc.]. The following Persons are Material Domestic Subsidiaries:                            .

[1]	Include bracketed text, if necessary.

8. Since the Closing Date, no Loan Party has changed its legal name, jurisdiction of organization, organization type, organizational identification number, taxpayer identification number, principal place of business or chief executive office[, except as previously disclosed to (and, if applicable, as authorized by) the Administrative Agent in writing on                     pursuant to the Loan Documents].

9. Attached hereto are the following updated Schedules to the Pledge and Security Agreement (if applicable):

•	Instruments included in the Collateral with an outstanding or stated amount, individually, in excess of $1,000,000 or, in the aggregate, in excess of $10,000,000?

Yes     (include updated Schedule V)

No

•	Chattel Paper included in the Collateral with an outstanding or stated amount, individually, in excess of $1,000,000 or in the aggregate in excess of $10,000,000?

Yes     (include updated Schedule V)

No

•	New or additional certificates or instruments representing Pledged Equity (i.e., Equity Interests issued by the Guarantors or the pledged Foreign Subsidiaries)?

Yes     (include updated Schedule I or II, as applicable)

No

•

Letters of credit evidencing Letter-of-Credit Rights included in the Collateral with an outstanding or stated amount, individually, in excess of $1,000,000 or in the aggregate in excess of $10,000,000?

Yes     (include updated Schedule V)

No

•

One or more contracts with one or more Governmental Authorities under which any of such Governmental Authorities, as account debtor, owes (as of the last day of the fiscal quarter covered by this Compliance Certificate) a monetary obligation to any Loan Party under any Accounts constituting Material Accounts (i.e., 5% of net domestic accounts receivable of the Loan Parties (after intercompany eliminations and excluding Real Property Lease Accounts))?

Yes     (include updated Schedule IV)

No

Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Compliance Certificate.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of             ,         .

EQUINIX, INC.

By:
Name:
Title:

For the Quarter/Year ended                      (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

Following are the calculations of the Borrower’s financial covenants. Unless otherwise defined, all items shall be calculated in accordance with GAAP, consistently applied from one period to the next. In the event of a conflict between the Agreement and this Schedule, the terms of the Agreement shall govern.

A.	Section 7.11(a) – CONSOLIDATED TANGIBLE NET WORTH

A.1.	Equinix’s consolidated net worth at Statement Date	$
A.2.	Equinix’s consolidated intangible assets (including goodwill) at Statement Date	$
A.3.	Actual Consolidated Tangible Net Worth at Statement Date (Line A.1 minus Line A.2)	$
A.4.	50% of Consolidated Net Income for each full fiscal quarter ending after September 30, 2012 (no deduction for net losses):	$
A.5.	Minimum required Consolidated Tangible Net Worth (Line A.4 plus $650,000,000)	$
A.6.	Excess (deficiency) for covenant compliance (Line A.3 minus A.5)	$

B.	Section 7.11(b) – CONSOLIDATED FIXED CHARGE COVERAGE RATIO

B.1.	Consolidated Net Income (previous 2 fiscal quarters ending on Statement Date)[2]	$
B.2.	Equinix’s consolidated interest expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line B.1)	$

[2]

FOOTNOTE REGARDING CERTAIN EXPENSE ITEMS: For purposes of calculating Consolidated EBITDAR, Consolidated Net Income shall be determined without deduction for any of the following items: (a) one-time noncash expenses, not to exceed $50,000,000 in the aggregate in any fiscal year of Equinix, (b) one-time transaction costs, fees and expenses incurred in connection with Equinix’s issuance of the 7.00% Senior Notes Due 2021 but only to the extent such costs, fees and expenses do not exceed $15,000,000 in the aggregate, (c) one-time transaction costs, fees and expenses incurred in connection with the closing of the Existing Credit Agreement but only to the extent such costs, fees and expenses do not exceed $2,000,000 in the aggregate, (d) one-time transaction costs, fees and expenses incurred in connection with the closing of the Loan Documents on the Closing Date but only to the extent such costs, fees and expenses do not exceed $5,000,000 in the aggregate, and (e) the write-down of any unamortized transaction costs, fees and expenses that were incurred in connection with the closing of the Existing Credit Agreement and the Asia Pacific Facility Agreement. Attached as Schedule 1-A hereto is a detailed calculation of such Consolidated Net Income showing an accounting of the foregoing expense items (described in clauses (a) through (e), inclusive), if any, as part of such Consolidated Net Income amount.

B.3.	Equinix’s consolidated income tax expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line B.1)	$
B.4.	Equinix’s consolidated depreciation expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line B.1)	$
B.5.	Equinix’s consolidated amortization expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line B.1)	$
B.6.	Equinix’s consolidated non-cash stock based compensation expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line B.1)	$
B.7.	Equinix’s consolidated rent expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line B.1)	$
B.8.	Consolidated EBITDAR (the sum of Lines B.1 through B.7, multiplied by 2)[3]	$
B.9.	Equinix’ consolidated current maturity of long-term debt for next 12 months (but excluding ((i) any Convertible Subordinated Notes and (ii) the current portion of the Revolving Facility)	$
B.10.	Equinix’ consolidated principal portion of the current maturity of capital lease obligations for next 12 months	$
B.11.	Line B.2 multiplied by 2 (consolidated interest expense)	$
B.12.	Line B.7 multiplied by 2 (consolidated rent expense)	$
B.13.	Consolidated Fixed Charges (sum of Lines B.9 through B.12)	$
B.14.	Consolidated Fixed Charge Coverage Ratio (Line B.8 divided by Line B.13)		: 1.00

[3]

FOOTNOTE REGARDING PERMITTED ACQUISITIONS: For purposes of calculating Consolidated EBITDAR for any period in which a Permitted Acquisition has been consummated, Consolidated EBITDAR shall be adjusted to include the historical EBITDAR of the Person acquired in such Permitted Acquisition for the applicable Measurement Period on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of the applicable Measurement Period, as the EBITDAR of such acquired Person is reflected in its historical audited financial statements for the most recently ended fiscal year, and management prepared unaudited statements for any periods following the end of such fiscal year. In the event that there are only unaudited financial statements or no financial statements available for such acquired Person, then such pro forma adjustments shall be made based on such unaudited financial statements or reasonable estimates as may be agreed between the Borrower and the Administrative Agent. [If applicable: Attached as Schedule 1-B hereto is additional detail regarding such pro forma adjustments to Consolidated EBITDAR in connection with the following Permitted Acquisition:                                                  , which was consummated on                 .]

C.	Section 7.11(c) – CONSOLIDATED SENIOR LEVERAGE RATIO

C.1.	Consolidated Funded Indebtedness at Statement Date	$
C.2.	The sum of the outstanding principal amount of (a) any Convertible Subordinated Notes and (b) any other Indebtedness that is contractually subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent	$
C.3.	Consolidated Senior Funded Indebtedness at Statement Date (Line C.1 minus Line C.2)	$
C.4.	Consolidated EBITDA (Line B.8 (Consolidated EBITDAR) minus 2 times Line B.7)	$
C.5.	Consolidated Senior Leverage Ratio (Line C.3 divided by Line C.4)		: 1.00

Schedule 1-A

Consolidated Net Income Detail

Schedule 1-B

Permitted Acquisition - Pro Form Adjustments

EXHIBIT E

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [            ,         ], is by and among [                    , a                     ] (the “Subsidiary Guarantor”), Equinix, Inc., a Delaware corporation (the “Borrower”), and Bank of America, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement, dated as of June 28, 2012 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantors (as defined therein), the Lenders (as defined therein) and the Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

[The Subsidiary Guarantor is a Material Domestic Subsidiary, and, consequently, the Loan Parties are required by] [The Loan Parties have elected pursuant to]1 Section 6.14 of the Credit Agreement to cause the Subsidiary Guarantor to become a “Guarantor” thereunder.

Accordingly, the Subsidiary Guarantor and the Borrower hereby agree as follows with the Administrative Agent, for the benefit of the Lenders:

1. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to and a “Guarantor” under the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Loan Documents, including, without limitation (a) all of the representations and warranties set forth in Article V of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles VI and VII of the Credit Agreement. Without limiting the generality of the foregoing terms of this Paragraph 1, the Subsidiary Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Secured Obligations in accordance with Section 10.19 of the Credit Agreement.

2. Each of the Subsidiary Guarantor and the Borrower hereby confirms that, after giving effect to the information shown on Schedule A, all of the representations and warranties contained in Article V of the Loan Agreement and each other Loan Document, (a) as applied to the Subsidiary Guarantor, are true and correct as of the date hereof, and (b) as applied to the other Loan Parties, [except as specifically set forth on Schedule B hereto,] are true and correct in all material respects on and as of the date hereof, except (i) for representations and warranties which are qualified by the inclusion of a materiality standard, which representations and warranties are true and correct in all respects, and (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

[1]	Choose correct option, depending on circumstances underlying the execution and delivery of this Agreement.

3. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Pledge and Security Agreement, and shall have all the rights and obligations of a “Grantor” (as such term is defined in the Pledge and Security Agreement) thereunder as if it had executed the Pledge and Security Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge and Security Agreement. Without limiting the generality of the foregoing terms of this Paragraph 3, the Subsidiary Guarantor, to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of such Secured Obligations of the Subsidiary Guarantor, hereby grants to the Administrative Agent (as defined in the Pledge and Security Agreement), for the benefit of the Secured Parties, a continuing security interest in any and all right, title and interest of the Subsidiary Guarantor in and to the Collateral (as such term is defined in Section 2 of the Security Agreement), whether now owned or existing or owned, acquired or existing hereafter.

4. The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Collateral Document and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement and the Collateral Documents are hereby supplemented (to the extent permitted under the Credit Agreement or Collateral Documents) to reflect the information shown on the attached Schedule A.

5. The Borrower confirms that the Credit Agreement is, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor the term “Obligations,” as used in the Credit Agreement, shall include all obligations of the Subsidiary Guarantor under the Credit Agreement and under each other Loan Document.

6. Each of the Borrower and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement in order to effect the purposes of this Agreement.

7. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered, upon the request of any party, such fax transmission or electronic mail transmission shall be promptly followed by such manually executed counterpart.

8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The terms of Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the Borrower and the Subsidiary Guarantor has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

SUBSIDIARY GUARANTOR:	[SUBSIDIARY GUARANTOR]

By:
Name:
Title:

BORROWER:	EQUINIX, INC.,

By:
Name:
Title:

Acknowledged, accepted and agreed:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Schedule A

Schedules to Credit Agreement and Collateral Documents

[TO BE COMPLETED BY BORROWER]

EXHIBIT F

FORM OF PLEDGE AND SECURITY AGREEMENT

[Attached]

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is entered into as of June 28, 2012 among EQUINIX, INC., a Delaware corporation (“Equinix” or the “Borrower”), the other parties identified as “Grantors” on the signature pages hereto and such other parties that may become Grantors hereunder after the date hereof (together with the Borrower, each individually a “Grantor”, and collectively, the “Grantors”) and BANK OF AMERICA, N.A., in its capacity as administrative agent and collateral agent for the Secured Parties (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, modified, extended, restated, renewed, replaced, or supplemented from time to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent, the Lenders have agreed to make Loans and participate in Letters of Credit issued by the L/C Issuer, all upon the terms and subject to the conditions set forth therein; and

WHEREAS, this Agreement is required by the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. With reference to this Agreement, unless otherwise specified herein: (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (v) any definition of, or reference to, any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (vi) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (vii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (viii) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (ix) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (x) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (xi) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (xii) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement and (xiii) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(b) The following terms, to the extent used herein, shall have the meanings set forth in the UCC (defined below): Accession, Account, Account Debtor, Adverse Claim, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Payment Intangible, Proceeds, Securities Account, Securities Intermediary, Security, Software, Supporting Obligation and Tangible Chattel Paper.

(c) In addition, the following terms shall have the meanings set forth below:

“Aggregate Threshold Amount” means $10,000,000.

“Asia Property Release Date” means the earlier of (a) the second Business Day after the Term Loan Funding Date, and (b) July 16, 2012.

“Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.

“Collateral” has the meaning provided in Section 2 hereof.

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Government Contract” means a contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as Account Debtor, to any Grantor.

“Individual Threshold Amount” means $1,000,000.

“Issuer” means the issuer of any Pledged Equity.

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“Material Accounts” means, as at any date of determination (determined in accordance with GAAP), one or more Accounts whose value, individually or collectively, exceeds 5.0% of all net domestic accounts receivable of the Grantors (after intercompany eliminations and excluding Real Property Lease Accounts) as of the end of the most recently completed fiscal quarter of Equinix.

“Permitted Collateral Liens” means Liens expressly permitted by Sections 7.01(a), (c), (l) and (o) of the Credit Agreement.

“Pledged Domestic Subsidiaries” means each of (a) Equinix Operating Co., Inc., a Delaware corporation (“OpCo”), (b) Equinix Pacific, Inc., a Delaware corporation (“Pacific”), (c) Switch & Data Facilities Company, Inc., a Delaware corporation (“S&D”), (d) Switch & Data Holdings, Inc., a Delaware corporation (“SDHI”), (e) Equinix Services, Inc., a Delaware corporation (“ESI”), and (f) any other Domestic Subsidiary from time to time whose Equity Interests have been pledged hereunder by a Grantor pursuant to the Credit Agreement, and identified as a “Pledged Domestic Subsidiary” on Schedule I (as updated from time to time).

“Pledged Equity” means, with respect to each Grantor, (i) 100% of the issued and outstanding Equity Interests of each Pledged Domestic Subsidiary that is directly owned by such Grantor and (ii) subject to clause (X) of the second paragraph of Section 2, 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary of the Borrower that is directly owned by such Grantor (including the Pledged Foreign Subsidiaries), in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) in the event of any consolidation or merger involving any Issuer and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Grantor;

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provided, however, that in no event shall the term “Pledged Equity” include more than 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in any Foreign Subsidiary.

“Pledged Foreign Subsidiaries” means each of (a) Equinix Asia Pacific Pte. Ltd., a company organized under the laws of the Republic of Singapore, (b) Equinix Hong Kong Limited, a company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, (c) Equinix Japan K.K., a company organized under the laws of Japan, (d) Equinix (Luxembourg) Holdings S.à r.l., a company organized under the laws of the Grand Dutchy of Luxembourg, (e) Equinix Canada Ltd., a company organized under the laws of the Province of Ontario, Canada, and (f) any other Foreign Subsidiary from time to time whose Equity Interests have been pledged hereunder by a Grantor, and identified as a “Pledged Foreign Subsidiary” on Schedule II (as updated from time to time).

“Real Property Lease Accounts” means those accounts receivable of a Grantor arising from the lease or rental of real property by such Grantor to the extent such accounts receivable comprise collateral for a third party real property lender.

“Temporarily Excluded Asia Property” means, collectively, the respective Equity Interests of each Person identified in clauses (a) through (c) of the term “Pledged Foreign Subsidiary”, in each case, owned by Pacific.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

2. Grant of Security Interest in the Collateral. Each Grantor, to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations of such Grantor, hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all Accounts, all Payment Intangibles that arise from the provision of property and/or services, and any Instruments and Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper) to the extent they evidence an Account Debtor’s payment obligations with respect to such Accounts and/or such Payment Intangibles or leasing of personal property in the ordinary course of such Grantor’s business; (b) all Pledged Equity; (c) all books and records pertaining to the foregoing and to Proceeds of the foregoing, and (d) all Proceeds (including insurance proceeds, proceeds of proceeds and claims against third parties) and products of, and Supporting Obligations for, any and all of the foregoing.

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Notwithstanding anything to the contrary contained herein, (X) the security interests granted under this Agreement shall not extend to, and the term “Pledged Equity” shall not for any purpose of this Agreement include, the Temporarily Excluded Asia Property, provided, however, that upon the occurrence of the Asia Property Release Date, (i) the immediately preceding exclusion in this clause (X) shall no longer apply, and the term “Temporarily Excluded Asia Property” shall be of no further force and effect hereunder, and (ii) the Equity Interests of each Persons described in clauses (a) through (c) of the term “Pledged Foreign Subsidiary” owned by Pacific shall immediately and automatically constitute Pledged Equity for purposes of this Agreement and become part of the Collateral hereunder, and Pacific will be deemed to have granted a continuing security interest in such personal property pursuant to the immediately preceding paragraph, and (Y) the security interests granted under this Agreement shall not extend to (1) any Real Property Lease Accounts or (2) any General Intangible, permit, lease, license, contract or Instrument of a Grantor to the extent the grant of a security interest in such General Intangible, permit, lease, license, contract or Instrument in the manner contemplated by this Agreement, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both) provided, that (i) any such limitation on the security interests granted hereunder shall only apply to the extent that any such prohibition or right to terminate or accelerate or alter the Grantor’s rights could not be rendered ineffective pursuant to the UCC or any other applicable Law (including Debtor Relief Laws) or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or right or the requirement for any consent contained in any applicable Law, General Intangible, permit, lease, license, contract or Instrument, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such General Intangible, permit, lease, license, contract or other Instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.

The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising. The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby further acknowledge and agree that solely with respect to the Borrower’s grant of a security interest in its Collateral pursuant to this Agreement and the other Collateral Documents, and for no other purpose, the amount of Secured Obligations (but not Obligations) of the Borrower shall be limited to an amount equal to $400,000,000 (the “Borrower Collateral Limit”). The Borrower Collateral Limit shall not limit the amount of Secured Obligations guaranteed by the Guarantors under the Multiparty Guaranty, nor the amount of Secured Obligations secured by the Guarantors’ Collateral.

3. Representations and Warranties. Each Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Ownership. Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no Adverse Claim with respect to the Pledged Equity of such Grantor.

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(b) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral of each Grantor and, upon the filing of appropriately completed UCC financing statements in the appropriate filing office of the jurisdiction of formation of such Grantor, such security interest shall constitute a valid and perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests (if any) that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Collateral Liens. No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Liens expressly permitted by Section 7.01 of the Credit Agreement, and no such Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement covering the Collateral, other than this Agreement. The taking of possession by the Administrative Agent of the certificated securities evidencing the Pledged Equity and all Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments, to the extent such security interest can be perfected and such priority can be established under the UCC.

(c) Identification Matters. An organizational chart depicting the interrelationships of all Grantors as of the Closing Date is set forth on Schedule III. For each Grantor, the information contained on Schedule III is true and correct as of the Closing Date.

(d) Accounts. (i) Each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) substantially all of the Accounts arise out of (A) a bona fide sale, lease or license of property by such Grantor to, or (B) services theretofore actually rendered by such Grantor to, the Account Debtor named therein, (iii) the right to receive payment under each Account is assignable (subject to compliance with the Assignment of Claims Act and any similar state, local or municipal Laws in the case of Accounts arising under Government Contracts), (iv) no Account Debtor has asserted in writing any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce the Administrative Agent’s rights in the Collateral otherwise, except (A) as disclosed by such Grantor to the Administrative Agent in writing, or (B) defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts, and (v)(A) as of the last day of the most recent fiscal quarter ended prior to the Closing Date, there are no contracts with a Governmental Authority under which such Governmental Authority, as account debtor, owes a monetary obligation to any Grantor under any Accounts constituting Material Accounts, except for those listed on Schedule IV hereto, and (B) as of the last day of the fiscal quarter covered by any Compliance Certificate, there are no contracts with a Governmental Authority under which such Governmental Authority, as account debtor, owes a monetary obligation to any Grantor under any Accounts constituting Material Accounts, except for those listed on Schedule IV hereto (as updated concurrently with the delivery of such Compliance Certificate pursuant to Section 4(h)).

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(e) Pledged Equity.

(i) All Pledged Equity is (A) duly authorized and validly issued, and (B) fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person.

(ii) Schedules I and II (in each case, as updated from time to time in accordance with this Agreement or other Loan Document) accurately set forth the percentage of the issued and outstanding shares of the applicable class of the Equity Interests of each Issuer issued to each Grantor that constitute Pledged Equity.

(iii) The Pledged Equity described on Schedules I and II (in each case, as updated from time to time in accordance with this Agreement or other Loan Document) is beneficially owned as of record by the applicable Grantor set forth therein.

(f) No Other Equity Interests, Instruments, Chattel Paper, Etc.

(i) No Grantor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Administrative Agent hereunder or under the Credit Agreement except as set forth on Schedules I and II (in each case, as updated from time to time in accordance with this Agreement or other Loan Document). All such certificated Equity Interests have been delivered to the Administrative Agent to the extent required to be delivered to the Administrative Agent by the terms of this Agreement and/or the other Loan Documents.

(ii) No Grantor (A) as of the Closing Date, holds any Instruments or Tangible Chattel Paper included in the Collateral which, individually, has an outstanding or stated amount exceeding the Individual Threshold Amount, or collectively, have outstanding or stated amounts exceeding the Aggregate Threshold Amount, in each case, other than as set forth on Schedule V, or (B) as of the date of delivery of any Compliance Certificate, holds any Instruments or Tangible Chattel Paper included in the Collateral which, individually, has an outstanding or stated amount exceeding the Individual Threshold Amount, or collectively, have outstanding or stated amounts exceeding the Aggregate Threshold Amount, in each case, other than as set forth on Schedule V (as updated concurrently with the delivery of such Compliance Certificate pursuant to Section 4(c)(i)). All such Instruments and Tangible Chattel Paper have been delivered to the Administrative Agent to the extent required to be delivered to the Administrative Agent by the terms of this Agreement and/or the other Loan Documents.

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(iii) No Grantor (A) as of the Closing Date, has any Electronic Chattel Paper included in the Collateral which, individually, has an outstanding or stated amount exceeding the Individual Threshold Amount, or collectively, have outstanding or stated amounts exceeding the Aggregate Threshold Amount, in each case, other than as set forth on Schedule V, or (B) as of the date of delivery of any Compliance Certificate, has any Electronic Chattel Paper included in the Collateral which, individually, has an outstanding or stated amount exceeding the Individual Threshold Amount, or collectively, have outstanding or stated amounts exceeding the Aggregate Threshold Amount, in each case, other than as set forth on Schedule V (as updated concurrently with the delivery of such Compliance Certificate pursuant to Section 4(c)(iii)). All such Electronic Chattel Paper has been submitted to the Control of the Administrative Agent to the extent required to be so submitted by the terms of this Agreement and/or the other Loan Documents.

(iv) No Grantor (A) as of the Closing Date, has any Letter-of-Credit Rights included in the Collateral arising under one or more letters of credit which, individually, has a face amount that exceeds the Individual Threshold Amount, or collectively, have face amounts exceeding the Aggregate Threshold Amount, in each case, other than as set forth on Schedule V, or (B) as of the date of delivery of any Compliance Certificate, has any Letter-of-Credit Rights included in the Collateral arising under one or more letters of credit, which individually, has a face amount that exceeds the Individual Threshold Amount, or collectively, have face amounts exceeding the Aggregate Threshold Amount, in each case, other than as set forth on Schedule V (as updated concurrently with the delivery of such Compliance Certificate pursuant to Section 4(c)(iv)). All proceeds of such letters of credit have been assigned to the Administrative Agent to the extent required to be so assigned by the terms of this Agreement and/or the other Loan Documents.

(g) Partnership and Limited Liability Company Interests. Except as previously disclosed to the Administrative Agent, none of the Collateral consisting of an Equity Interest in a partnership or a limited liability company that is a Domestic Subsidiary (if any) (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security.

(h) Consents; Etc. No approval, consent, exemption, authorization or other action by, notice to, or filing with, any Governmental Authority or any other Person that is not a Grantor (including, without limitation, any stockholder, member or creditor of such Grantor), is necessary or required for (i) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, or the granting of Control or delivery of possession of any Collateral (to the extent required under Section 4(c) hereof) or

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(iii) the exercise by the Administrative Agent or the Secured Parties of the rights and remedies provided for in this Agreement (including, without limitation, as against any Issuer), except for (A) the filing of UCC financing statements, (B) with respect to Accounts arising under Government Contracts, notifications and acknowledgments under the Assignment of Claims Act and under any similar state, local or municipal Laws, (C) the actions and consents required for the Administrative Agent to obtain Control of Certificated Securities described in Section 4(c)(ii), of Electronic Chattel Paper described in Section 4(c)(iii) and of Letter-of-Credit Rights described in Section 4(c)(iv), (D) such actions as may be required by Laws affecting the offering and sale of securities, (E) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries, and (F) consents, authorizations, filings or other actions which have been obtained or made.

4. Covenants. Each Grantor covenants that until the Facility Termination Date, such Grantor shall:

(a) Maintenance of Perfected Security Interest; Further Information.

(i) Maintain the security interest created by this Agreement as a first priority perfected security interest (subject only to Permitted Collateral Liens) and defend such security interest against the claims and demands of all Persons whomsoever (other than the holders of Permitted Collateral Liens).

(ii) From time to time furnish to the Administrative Agent upon the Administrative Agent’s or any Lender’s reasonable request, statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent or such Lender may reasonably request, all in reasonable detail.

(b) Required Notifications. Promptly notify the Administrative Agent, in writing, of: (i) any Lien (other than Permitted Collateral Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder and (ii) the occurrence of any other event which could reasonably be expected to have a material impairment on the aggregate value of the Collateral or on the security interests created hereby.

(c) Perfection through Possession and Control.

(i) Concurrently with the delivery of each Compliance Certificate (or promptly, if an Event of Default has occurred and is continuing), (A) notify the Administrative Agent, in writing, if any Grantor has acquired any Instruments or Tangible Chattel Paper included in the Collateral, which individually, has an outstanding or stated amount exceeding the Individual Threshold Amount, or collectively, have outstanding or stated amounts exceeding the Aggregate Threshold Amount, (B) deliver such Instruments and/or Tangible Chattel Paper to the Administrative Agent, duly endorsed in a manner satisfactory to the

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Administrative Agent, (C) in the case of such Tangible Chattel Paper, such Grantor shall ensure that it is marked with a legend acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper), and (D) amend Schedule V to reflect any additions thereto.

(ii) Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of a Grantor, all certificates and instruments representing Pledged Equity, together with any updated Schedule I or II, as applicable. Prior to delivery to the Administrative Agent, all such certificates and instruments representing Pledged Equity shall be held in trust by such Grantor for the benefit of the Administrative Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit A hereto or other form acceptable to the Administrative Agent.

(iii) Concurrently with the delivery of each Compliance Certificate (or promptly, if an Event of Default has occurred and is continuing), (A) notify the Administrative Agent, in writing, if any Grantor has acquired any Electronic Chattel Paper included in the Collateral, which individually, has an outstanding or stated amount exceeding the Individual Threshold Amount, or collectively, has outstanding or stated amounts exceeding the Aggregate Threshold Amount, (B) deliver all control agreements, assignments, instruments or other documents in favor of (and as reasonably requested by) the Administrative Agent for the purposes of obtaining and maintaining Control of such Electronic Chattel Paper in a manner satisfactory to the Administrative Agent, and (C) amend Schedule V to reflect any additions thereto.

(iv) (A) Concurrently with the delivery of each Compliance Certificate (or promptly, if an Event of Default has occurred and is continuing), (1) notify the Administrative Agent, in writing, if any Grantor has acquired any Letter-of-Credit Rights included in the Collateral arising under one or more letters of credit, which individually, has a face amount that exceeds the Individual Threshold Amount, or collectively, have face amounts exceeding the Aggregate Threshold Amount, and (2) amend Schedule V to reflect any additions thereto, and (B) promptly use best commercial efforts to cause the issuer(s) of or nominated person(s) with respect to such letter(s) of credit to consent to an assignment of the proceeds of such letter(s) of credit to the Administrative Agent for the purposes of the Administrative Agent obtaining and maintaining Control of such Letter-of-Credit Rights in a manner satisfactory to the Administrative Agent.

(d) [Intentionally omitted.]

(e) [Intentionally omitted.]

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(f) Books and Records. Mark its books and records (and shall cause the Issuer of the Pledged Equity of such Grantor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(g) Issuance or Acquisition of Equity Interests in Partnerships or Limited Liability Companies.

(i) Not issue or acquire any Pledged Equity consisting of an Equity Interest in a partnership or a limited liability company that is a Domestic Subsidiary (without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require), if such Equity Interest (A) is dealt in or traded on a securities exchange or in a securities market, (B) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (C) is an Investment Company Security, (D) is held in a Securities Account or (E) constitutes a Security.

(ii) Without the prior written consent of the Administrative Agent, (A) not vote to enable, or take any other action to permit, any applicable Issuer to issue any Pledged Equity consisting of an Equity Interest in a partnership or a limited liability company that is a Domestic Subsidiary, except for Pledged Equity constituting partnership or limited liability company interests that will be subject to the security interest granted herein in favor of the Administrative Agent for the benefit of the Secured Parties, or (B) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Pledged Equity or Proceeds thereof, other than (1) in connection with a Disposition permitted under Section 7.05 of the Credit Agreement, (2) restrictions contained in the Senior Notes Indentures (as such restrictions are in effect on the date hereof) and (3) customary restrictions contained in the documentation relating to financings permitted under the Credit Agreement, provided, however, that such restrictions shall not restrict any Grantor’s ability to grant Liens on Pledged Equity or Proceeds thereof in favor of the Administrative Agent, or the Administrative Agent’s ability to enforce such Liens, in each case, for the benefit of the Secured Parties, in connection with the Loan Documents.

(iii) Defend the right, title and interest of the Administrative Agent in and to any Pledged Equity against the claims and demands of all Persons whomsoever.

(iv) If any Grantor shall become entitled to receive or shall receive (A) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion

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of, or in exchange for, any Pledged Equity, or otherwise in respect thereof, or (B) any sums paid upon or in respect of any Pledged Equity upon the liquidation or dissolution of any Issuer, such Grantor shall (X) accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof, and (Y) promptly update Schedule I or II, as applicable, reflecting any such applicable changes thereto.

(h) Government Contracts. Concurrently with the delivery of each Compliance Certificate, (i) notify the Administrative Agent, in writing, if it is a party to one or more contracts with one or more Governmental Authorities under which any of such Governmental Authorities, as account debtor, owes (as of the last day of the fiscal quarter covered by such Compliance Certificate) a monetary obligation to any Grantor under any Accounts constituting Material Accounts, and (ii) amend Schedule IV to reflect any additions thereto.

(i) Organizational Status and Location. Subject to provisions of the Credit Agreement, not change its legal name, jurisdiction of organization, organizational type, taxpayer identification number, organizational identification number, or it chief executive office, principal place of business or remove (or cause to be removed) the records concerning the Collateral from those premises, in each case, without at least fifteen (15) days prior written notice to the Administrative Agent of the foregoing.

(j) Further Assurances.

(i) Promptly upon the request of the Administrative Agent and at the sole expense of the Grantors, duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (A) with respect to Government Contracts with Governmental Authorities giving rise to any Accounts constituting Material Accounts (but not with respect to any other Government Contracts unless an Event of Default has occurred and is continuing), assignment agreements and notices of assignment, in form and substance satisfactory to the Administrative Agent, duly executed by any Grantors party to such Government Contract in compliance with the Assignment of Claims Act (or analogous state applicable Law), and (B) all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement; provided that (x) no Grantor shall be required to take any action to perfect a security interest in any Collateral that the Administrative Agent reasonably determines in its sole discretion that the costs and burdens to the

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Grantors of perfecting a security interest in such Collateral (including any applicable stamp, intangibles or other taxes) are excessive in relation to value to the Lenders afforded thereby, and (y) without limitation of clause (x), as long as no Event of Default has occurred and is continuing (or unless otherwise required by the Credit Agreement), no Grantor shall be required to take any action to provide the Administrative Agent Control of any Deposit Account or Securities Account that contains Proceeds of any Collateral.

(ii) From time to time upon the Administrative Agent’s reasonable request, promptly furnish such updates to the information disclosed pursuant to this Agreement and the Credit Agreement, including any Schedules hereto or thereto, such that such updated information is true and correct as of the date so furnished.

5. Authorization to File Financing Statements. Each Grantor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, which such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted herein.

6. Advances. On failure of any Grantor to perform any of the covenants and agreements contained herein or in any other Loan Document, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any Adverse Claim and all other expenditures which the Administrative Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any Default or Event of Default. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

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7. Remedies.

(a) General Remedies. During the continuation of an Event of Default, the Administrative Agent on behalf of the Secured Parties shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by any applicable Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act of 1933. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 10.02 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. Each Grantor further acknowledges and agrees that any offer to sell any Pledged Equity

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which has been (A) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (B) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such Pledged Equity. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any Secured Party may be a purchaser at any such sale. To the extent permitted by applicable Law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place. To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any other Secured Party as determined by a final non-appealable judgment of a court of competent jurisdiction, in each case against whom such claim is asserted. Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC and that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the UCC.

(b) Remedies Relating to Accounts.

(i) During the continuation of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (A) each Grantor shall, promptly upon request of the Administrative Agent, (1) notify (such notice to be in form and substance satisfactory to the Administrative Agent) its Account Debtors that the Accounts of such Grantor have been assigned to the Administrative Agent, for the benefit of the Secured Parties, and (2) instruct all Account Debtors to remit all payments in respect of such Accounts to a mailing location selected by the Administrative Agent and (B) the Administrative Agent shall have the right to enforce any Grantor’s rights against its customers and Account Debtors, and the Administrative Agent or its designee may notify any Grantor’s customers and Account Debtors that the Accounts of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Parties in the Accounts.

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(ii) Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Administrative Agent nor the Secured Parties shall have any liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.

(iii) During the continuation of an Event of Default, (A) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (B) upon the Administrative Agent’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (C) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

(iv) During the continuation of an Event of Default, upon the request of the Administrative Agent, each Grantor shall forward to the Administrative Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week with respect to the Collateral, and, if requested by the Administrative Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Administrative Agent.

(c) Pledged Equity. During the continuation of an Event of Default, the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Pledged Equity or other Proceeds paid in respect of Pledged Equity, and any or all of any Pledged Equity may, at the option of the Administrative Agent, be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such Pledged Equity at any meeting of shareholders, partners

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or members of the relevant Issuers or otherwise and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, during the continuation of an Event of Default, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Pledged Equity to (A) comply with any instruction received by it from the Administrative Agent in writing that (1) states that an Event of Default has occurred and is continuing and (2) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (B) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Pledged Equity directly to the Administrative Agent. Unless an Event of Default is continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to this Section 7, each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Pledged Equity to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Pledged Equity to the extent not inconsistent with the terms of this Agreement and the other Loan Documents.

(d) Access. In addition to the rights and remedies hereunder, during the continuation of an Event of Default, the Administrative Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Administrative Agent exercises its right to take possession of the Collateral, each Grantor shall also at its expense perform any and all other steps reasonably requested by the Administrative Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Administrative Agent, appointing overseers for the Collateral and maintaining inventory records.

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(e) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the Secured Parties to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Secured Obligations, or as provided by Law, or any delay by the Administrative Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Secured Parties shall only be granted as provided herein. To the extent permitted by Law, neither the Administrative Agent, the Secured Parties, nor any party acting as attorney for the Administrative Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder as determined by a final non-appealable judgment of a court of competent jurisdiction. The rights and remedies of the Administrative Agent and the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Secured Parties may have.

(f) Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(g) Waiver; Deficiency. Each Grantor hereby waives, to the extent permitted by applicable Laws, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable Laws in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

8. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

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(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders or other instruments or documents evidencing payment relating to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi) to adjust and settle claims under any insurance policy relating thereto;

(vii) to execute and deliver all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein;

(viii) to institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x) to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi) to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

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(xii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(xiv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv) do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until the Facility Termination Date. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.

(b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the

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Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d) Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e) Releases of Collateral.

(i) (A) If any Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, or (B) if the Indebtedness represented by any Instrument included in the Collateral, which has been delivered to the Administrative Agent, is paid in full, then, in each case, the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral.

(ii) The Administrative Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted.

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9. Application of Proceeds. After the exercise of remedies provided for in Section 8.02 of the Credit Agreement (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in Section 8.02 of the Credit Agreement) any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any Secured Party in cash or Cash Equivalents will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement.

10. Continuing Agreement.

(a) Subject to the following clause (b), this Agreement shall remain in full force and effect until the Facility Termination Date, at which time this Agreement shall be automatically terminated (other than obligations under this Agreement which expressly survive such termination) and the Liens on the Collateral created hereby and by each other Collateral Document shall be automatically released, and the Administrative Agent shall, upon the request and at the expense of the Grantors, forthwith take such action as may reasonably requested by the Grantors to evidence the release of the Liens and security interests created hereunder and under the other Collateral Documents.

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

11. Amendments; Waivers; Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 10.01 of the Credit Agreement.

12. Successors in Interest. This Agreement shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns.

13. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 10.02 of the Credit Agreement; provided that notices and communications to the Grantors shall be directed to the Grantors, at the address of the Borrower set forth in Section 10.02 of the Credit Agreement.

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14. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered, upon the request of any party, such fax transmission or electronic mail transmission shall be promptly followed by such manually executed counterpart.

15. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

16. Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 10.14 and 10.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

18. Entirety. This Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

19. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against any such other property, guarantee or endorsement in which the Administrative Agent has an interest during the continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the Secured Parties under this Agreement, under any other of the Loan Documents or under any other document relating to the Secured Obligations.

20. Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement in the form of Exhibit E to the Credit Agreement or such other form acceptable to the Administrative Agent. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as a “Grantor” and have all of the rights and obligations of a Grantor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

23

21. Consent of Issuers of Pledged Equity. Any Loan Party that is an Issuer hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Grantors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable Law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such Issuer.

22. [Intentionally omitted.]

23. Marshaling. The Administrative Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

24. Injunctive Relief.

(a) Each Grantor recognizes that, in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties. Therefore, each Grantor agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b) The Administrative Agent, the other Secured Parties and each Grantor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute under this Agreement or any other Loan Document, whether such dispute is resolved through arbitration or judicially.

25. Secured Parties. Each Secured Party that is not a party to the Credit Agreement who obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Affiliates shall be entitled to all of the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

[Remainder of page intentionally left blank; signature pages follow]

24

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	EQUINIX, INC.

By:
Name:
Title:

EQUINIX OPERATING CO., INC.

By:
Name:
Title:

EQUINIX PACIFIC, INC.

By:
Name:
Title:

SWITCH & DATA FACILITIES COMPANY, INC.

By:
Name:
Title:

SWITCH & DATA HOLDINGS, INC.

By:
Name:
Title:

EQUINIX SERVICES, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

SCHEDULE I TO PLEDGE AND SECURITY AGREEMENT

PLEDGED EQUITY

OF

PLEDGED DOMESTIC SUBSIDIARIES

GRANTOR	PLEDGED DOMESTIC SUBSIDIARY	CLASS	CERTIFICATE NUMBER	NUMBER OF PLEDGED SHARES, UNITS, INTERESTS	PERCENTAGE OWNERSHIP REPRESENTED BY PLEDGED SHARES
Equinix, Inc.	Equinix Operating Co., Inc.	Common Stock	CS-1	100	100%
Equinix, Inc.	Equinix Pacific, Inc.	Common Stock	CS-1 CS-2	1,000 1,000	100%
Equinix, Inc.	Switch & Data Facilities Company, Inc.	Common Stock	1	1,000	100%
Switch & Data Facilities Company, Inc.	Switch & Data Holdings, Inc.	Common Stock	1	1,000	100%
Switch & Data Holdings, Inc.	Equinix Services, Inc.	Common (Voting) Stock	2	1,000	100%

[SCHEDULE I TO PLEDGE AND SECURITY AGREEMENT]

SCHEDULE II TO PLEDGE AND SECURITY AGREEMENT

PLEDGED EQUITY

OF

PLEDGED FOREIGN SUBSIDIARIES

GRANTOR	PLEDGED FOREIGN SUBSIDIARY	CLASS	CERTIFICATE NUMBER	NUMBER OF PLEDGED SHARES, UNITS, INTERESTS	PERCENTAGE OWNERSHIP REPRESENTED BY PLEDGED SHARES
Equinix, Inc.	Equinix (Luxembourg) Holdings S.à r.l.	N/A	N/A	13,200	66% (voting)
Equinix Services, Inc.	Equinix Canada Ltd.[1]	Common	C-5	10,282,057[2]	66% (voting)
Equinix Pacific, Inc.	Equinix Asia Pacific Pte. Ltd.	Ordinary	8	48,163,020[3]	66% (voting)
Equinix Pacific, Inc.	Equinix Hong Kong Limited	Ordinary	8	166,049,401[4]	66% (voting)

[1]

Pursuant to Section 4(j)(x) of this Pledge and Security Agreement and Section 6.18 of the Credit Agreement, as of the Closing Date, the Administrative Agent is only requiring that Equinix Services, Inc. deliver the original certificates representing these pledged shares of Equinix Canada Ltd. (and related undated instruments of transfer in respect thereof), to the Administrative Agent within 60 days after the Closing Date for purposes of any perfection obtained thereby.

[2]

Certificate No. C-5 evidences 15,578,875 common (voting) shares. However, pursuant to the terms of the Pledge and Security Agreement, the Pledged Equity of Equinix Canada Ltd. is limited to 66% (10,282,057) of the 15,578,875 common voting shares.

[3]

Certificate No. 8 evidences 63,717,274 ordinary (voting) shares. However, pursuant to the terms of the Pledge and Security Agreement, the Pledged Equity of Equinix Asia Pacific Pte.Ltd. is limited to 66% (48,163,020) of the 72,974,274 ordinary voting shares.

[4]

Certificate No. 8 evidences 242,098,002 ordinary (voting) shares. However, pursuant to the terms of the Pledge and Security Agreement, the Pledged Equity of Equinix Kong Limited is limited to 66% (166,049,401) of the 251,590,002 ordinary (voting) shares.

[SCHEDULE II TO PLEDGE AND SECURITY AGREEMENT]

GRANTOR	PLEDGED FOREIGN SUBSIDIARY	CLASS	CERTIFICATE NUMBER	NUMBER OF PLEDGED SHARES, UNITS, INTERESTS	PERCENTAGE OWNERSHIP REPRESENTED BY PLEDGED SHARES
Equinix Pacific, Inc.	Equinix Japan K.K.	Ordinary	A101 A102 A103 A104 A105 A106 A107 A108 A109 A110 A111 A112 B101 B102 B103 B104	100 100 100 100 100 100 100 100 100 100 100 100 10 10 10 10	66% (voting)[5]

[5]	The 1,240 shares of Equinix Japan K.K. represented by Certificate Nos. A101 through A112 and B101 through B104 equate to 65.6% of the 1,890 ordinary (voting) shares.

SCHEDULE III TO PLEDGE AND SECURITY AGREEMENT

IDENTIFICATION MATTERS

Part I. Organizational Chart: See attached.

Part II. Grantor Information:

A.	Equinix:

Exact Legal Name of Grantor:	Equinix, Inc.

Previous Legal Names with the past 4 months prior to the Closing Date:	N/A

Jurisdiction of Organization/Incorporation:	Delaware

Type of Organization:	Corporation

Jurisdictions Qualified to do Business:	Delaware, California and New Jersey

Address of Chief Executive Office:	One Lagoon Drive, 4th Floor Redwood City 94065

Address of Principal Place of Business:	One Lagoon Drive, 4th Floor Redwood City 94065

U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	[*]

Organizational Identification Number (if any):	(DE) 2911438

Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	Publicly Held

Industry or Nature of Business:	Internet - Data Centers

B.	OpCo:

Exact Legal Name of Grantor:	Equinix Operating Company, Inc.

Previous Legal Names with the past 4 months prior to the Closing Date:	N/A

Jurisdiction of Organization/Incorporation:	Delaware

Type of Organization:	Corporation

Jurisdictions Qualified to do Business:	Delaware, California, Illinois, Texas, Ohio, New York and Virginia

Address of Chief Executive Office:	One Lagoon Drive, 4th Floor Redwood City 94065

Address of Principal Place of Business:	One Lagoon Drive, 4th Floor Redwood City 94065

U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	[*]

Organizational Identification Number (if any):	(DE) 3231887

Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	100% Owned by Equinix, Inc.

Industry or Nature of Business:	Internet - Data Centers

[SCHEDULE III TO PLEDGE AND SECURITY AGREEMENT]

*	- U.S. FEDERAL TAXPAYER IDENTIFICATION NUMBER REDACTED

SCHEDULE III TO PLEDGE AND SECURITY AGREEMENT

(Cont.)

C.	Pacific:

Exact Legal Name of Grantor:	Equinix Pacific, Inc.

Previous Legal Names with the past 4 months prior to the Closing Date:	N/A

Jurisdiction of Organization/Incorporation:	Delaware

Type of Organization:	Corporation

Jurisdictions Qualified to do Business:	Delaware and California

Address of Chief Executive Office:	One Lagoon Drive, 4th Floor Redwood City 94065

Address of Principal Place of Business:	One Lagoon Drive, 4th Floor Redwood City 94065

U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	[*]

Organizational Identification Number (if any):	(DE) 3055401

Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	100% Owned by Equinix, Inc.

Industry or Nature of Business:	Internet - Data Centers

D.	S&D:

Exact Legal Name of Grantor:	Switch & Data Facilities Company, Inc.

Previous Legal Names with the past 4 months prior to the Closing Date:	N/A

Jurisdiction of Organization/Incorporation:	Delaware

Type of Organization:	Corporation

Jurisdictions Qualified to do Business:	Delaware and Florida

Address of Chief Executive Office:	One Lagoon Drive, 4th Floor Redwood City 94065

Address of Principal Place of Business:	One Lagoon Drive, 4th Floor Redwood City 94065

U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	[*]

Organizational Identification Number (if any):	(DE) 4197993

Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	100% Owned by Equinix, Inc.

Industry or Nature of Business:	Internet - Data Centers

[SCHEDULE III TO PLEDGE AND SECURITY AGREEMENT]

*	- U.S. FEDERAL TAXPAYER IDENTIFICATION NUMBER REDACTED

SCHEDULE III TO PLEDGE AND SECURITY AGREEMENT

(Cont.)

E.	SDHI:

Exact Legal Name of Grantor:	Switch & Data Holdings, Inc.

Previous Legal Names with the past 4 months prior to the Closing Date:	N/A

Jurisdiction of Organization/Incorporation:	Delaware

Type of Organization:	Corporation

Jurisdictions Qualified to do Business:	Delaware

Address of Chief Executive Office:	One Lagoon Drive, 4th Floor Redwood City 94065

Address of Principal Place of Business:	One Lagoon Drive, 4th Floor Redwood City 94065

U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	[*]

Organizational Identification Number (if any):	(DE) 3343820

Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	100% Owned by Switch & Data Facilities Company, Inc.

Industry or Nature of Business:	Internet - Data Centers

F.	ESI:

Exact Legal Name of Grantor:	Equinix Services, Inc.

Previous Legal Names with the past 4 months prior to the Closing Date:	N/A

Jurisdiction of Organization/Incorporation:	Delaware

Type of Organization:	Corporation

Jurisdictions Qualified to do Business:	Delaware, California and New York

Address of Chief Executive Office:	One Lagoon Drive, 4th Floor Redwood City 94065

Address of Principal Place of Business:	One Lagoon Drive, 4th Floor Redwood City 94065

U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	[*]

Organizational Identification Number (if any):	(DE) 3707440

Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	100% Owned by Switch & Data Holdings, Inc.

Industry or Nature of Business:	Internet - Data Centers

[SCHEDULE III TO PLEDGE AND SECURITY AGREEMENT]

*	- U.S. FEDERAL TAXPAYER IDENTIFICATION NUMBER REDACTED

Equinix, Inc. Organization Chart
As of June 28, 2012

Page 1

EQUINIX

Confidential

Equinix, Inc. (US, DE) CO 110
916, 980, 981, 982
Equinix Pacific, Inc. (US, DE) CO 140
930
Equinix Asia Pacific Pte Ltd (SG AP RSO) CO 405 & 805
920
Equinix Singapore Holdings Pte Ltd (SG) CO 335 & 815
925
Equinix Singapore Pte Ltd (SG SGW) CO 410 & 810
Equinix Japan KK (in Kanji) (JP) CO 430 & 830
Equinix Hong Kong Ltd (HK AP HQ) CO 440 & 840
926
Equinix WFOE in Shanghai 亿利互连信息技术 （上海）有限公司 21 March 2012 CO 460 & 760
Equinix Australia Pty Ltd (AU) CO 435 & 835
Equinix Hong Kong Ltd Shangai Rep Office CO 440.260
Equinix South America Holdings, LLC 04 Feb 2011 (US, DE) CO 340 & 740
971
Zion RJ Participacoes S.A. 25 Apr 2011 (BR) 56% by CO 340 44% by Riverwood CO 341 & 741
972
ALOG Data Centers do Brasil S.A. 25 Apr 2011 (BR) 90% by CO 341 10% by Mgmt. CO 342 & 742
973
ALOG-01 Solucoes de Tecnologia em Informatica Ltda. 25 Apr 2011 (BR) CO 343 & 743
ALOG-02 Solucoes de Tecnologia em Informatica Ltda. 25 Apr 2011 (BR) CO 344 & 744
ALOG-03 Solucoes de Tecnologia em Informatica Ltda. 25 Apr 2011 (BR) CO 345 & 745
Switch & Data Facilities Company, Inc. (US, DE) CO 201
(See Page 2)
910, 915
Equinix Operating Co., Inc. (US, DE) CO 130
NY3 LLC 09 Aug 2006 (US, DE) CO 180
Equinix (Luxembourg) Holdings S.à r.l. 9 Dec 2010 (LU) CO 505 & 875
(See Page 3)
SV1 LLC. 17 Jan 2007 (US, DE) CO 131
Equinix RP. Inc. 30 Aug 2005 (US, DE) CO 150
CHI 3 LLC 03 Feb 2006 (US, DE) CO 170
LA4 LLC. 30 May 2007 (US, DE) CO 132
Equinix RP II LLC 04 Oct 2005 (US, DE) CO 160
CHI 3 Procurement LLC 09 Aug 2006 (US, IL) CO 171
Check-The-Box (CTB) Entities
Elimination Company

Equinix, Inc. Organization Chart
As of June 28, 2012

Page 2

EQUINIX

Confidential

Switch & Data Facilities Company, Inc. (US, DE) CO 201 & 801
941
Switch & Data Holdings, Inc. (US, DE) CO 202
942
Equinix Services, Inc. (US, DE) CO 210 & 803
943
Equinix Canada Ltd. (CA, ON) CO 215.457.YT1 CO 215 & 802
Equinix Operating Co LLC (US, DE) CO 210.XXX
Switch & Data Facilities Company LLC (US, DE) CO 210.XXX
Switch & Data Operating Company LLC (US, DE) CO 210.XXX
Switch and Data WA One LLC (US) CO 220.418.SE3 222.417 SE2
Switch and Data PA Two LLC (US) CO 223.451.PI1
Switch & Data AZ One LLC (US) CO 210.414.AZ1
Switch & Data CA One LLC (US) CO 210.415.LA5
Switch & Data CA Two LLC (US) CO 210.411.SV7
Switch & Data CO One LLC (US) CO 210.413.DE1
Switch & Data FL One LLC (US) CO 210.453.MI1
Switch & Data FL Two LLC (US) CO 210.452.TP1
Switch & Data IL One LLC (US) CO 210.434.CH6
Switch & Data IN One LLC (US) CO 210.432.IN1
Switch & Data MA One LLC US) CO 210.440.BO1
Switch & Data MI One LLC (US) CO 210.431.DT1
Switch & Data MO One LLC (US) CO 210.435.ST1
Switch & Data NY One LLC (US) CO 210.445.NY5
Switch & Data OH One LLC (US) CO 210.430.CL1
Switch & Data TN Two LLC (US) CO 210.433.NA1
Switch & Data TX One LLC (US) CO 210.405.DA5
Switch & Data VA One LLC (US) CO 210.443.DC8
Switch & Data VA Two LLC (US) CO 210.444.DC9
Switch & Data CA Nine LLC (US) CO 221.412.SV8
Switch & Data WA Three LLC (US) CO 222.416.SE1
Switch & Data PA Three LLC (US) CO 224.450.PH2
Switch & Data PA Four LLC (US) CO 225.449.PH1
Switch & Data CA Eleven LLC (US) CO 210.410.SV6
Switch & Data FL Seven LLC (US) CO 210.454.MI2
Switch & Data GA Three LLC (US) CO 210.400.AT2 210.402.AT3
Switch & Data GA Four LLC (US) CO 210.401.AT1
Switch & Data NJ Two LLC (US) CO 210.447.NY7
Switch & Data NY Four LLC (US) CO 210.441.BU1
Switch & Data NY Five LLC (US) CO 210.446.NY6
Switch & Data/ NY Facilities Company LLC (US) CO 210. 448.NY9
Switch & Data VA Four LLC (US) CO 210.442.DC7
Switch & Data Dallas Holdings I LLC (US) CO 210.XXX
Switch & Data Dallas Holdings II LLC (US) CO 210.XXX
Switch & Data TX Five LP (US) CO 210.403.DA3 CO 210.404.DA4

Equinix, Inc. Organization Chart
As of June 28, 2012

Page 3

EQUINIX
Confidential

Equinix (Luxembourg) Holdings S.à r.l. 9 Dec 2010 (LU) CO 505 & 875
961, 969
Equinix (Luxembourg) Investments S.à r.l. 9 Dec 2010 (LU) CO 506 & 876
962
Equinix (Luxembourg) Investments S.à r.l. Hong Kong Branch 8 Feb 2011 (HK) CO 507 & 877
Equinix Europe LTD. 26 Jun 2007 (UK) CO 510 & 856
Equinix Group LTD. (UK) CO 520 & 861
957
Equinix Italia S.r.l. 06 May 2011 (IT) CO 576 & 857
Equinix (Holdings) BV 08 Jan 2009 (NL) CO 591 & 891
Equinix Netherlands Holding Cooperative U.A. 20 Dec 2007 (NL) 99% by CO 510 1% by CO 506 CO 581
955
Equinix (UK) LTD. (UK) CO 515 & 851
INTELISITE BV (NL) CO 540 & 864
Equinix (Services) LTD. (UK) CO 530 & 863
Equinix (France) SAS (FR) CO 555 & 855
Equinix CORPORATION LTD. UK) CO 550 & 865
959
Equinix (London) LTD. 22 SEP 2008 (UK) CO 593 & 893
Upminster GmbH 21Jul 09 (DE) 94% by CO 591 6% by CO 110 CO 598 & 898
Equinix Middle East FZ LLC 30 Mar 2011 (AE) CO 610 & 869
958
Equinix (Real Estate) B.V. 22 Dec 2010 (NL) CO 584 & 884
Equinix Netherlands B.V. 25 Jan 2008 (NL) CO 583 & 883
951
Equinix (Germany) GmbH (DE) CO 525 & 852
Equinix (Real Estate) GmbH (DE) 94% by CO 540 6% by CO110 CO 537 & 862
Equinix (Switzerland) GmbH (CH) CO 545 & 854
Equinix INVESTMENTS LTD. (UK) CO 560 & 866
952
Equinix (IBX Services) GmbH 27 Jul 09 (DE) CO 599 & 899
956
Virtu Secure Web Services BV (NL) CO 585 & 885 & 881
953
INTERCONNECT EXCHANGE EUROPE SL (ES) CO 570 & 867

SCHEDULE IV TO PLEDGE AND SECURITY AGREEMENT

GOVERNMENT CONTRACTS

NONE

[SCHEDULE IV TO PLEDGE AND SECURITY AGREEMENT]

SCHEDULE V TO PLEDGE AND SECURITY AGREEMENT

PLEDGED INSTRUMENTS, CHATTEL PAPER AND

LETTER OF CREDIT RIGHTS

NONE

[SCHEDULE V TO PLEDGE AND SECURITY AGREEMENT]

EXHIBIT A TO PLEDGE AND SECURITY AGREEMENT

[FORM OF]

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to                                          the following Equity Interests of [                ], a [                ] [corporation] [limited liability company] [other entity]:

No. of Shares	Certificate No.

and irrevocably appoints                                                               its agent and attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

Dated

By:
Name:
Title:

In the Presence of

[EXHIBIT A TO PLEDGE AND SECURITY AGREEMENT]

EXHIBIT G-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[5]	Include all applicable subfacilities.

2. Assignee[s]:

    [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3. Borrower: Equinix, Inc.,

4. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement: Credit Agreement, dated as of June 28, 2012, among the Borrower (identified above), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and L/C Issuer.

6. Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/Loans for all Lenders[9]	Amount of Commitment /Loans Assigned	Percentage Assigned of Commitment/ Loans[10]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ][11]

Effective Date:             , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

[6]	List each Assignor, as appropriate.
[7]	List each Assignee, as appropriate.
[8]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term Commitment”, etc.).
[9]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[10]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[11]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][12] Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Title:

[Consented to:][13]

EQUINIX, INC.,

[By:
Title:]

[L/C ISSUER]

[By:
Title:]

[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[13]	To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

[                                 ]14

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[14]	Describe Credit Agreement at option of Administrative Agent.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

ADMINISTRATIVE DETAILS REPLY FORM - MULTICURRENCY

CONFIDENTIAL

FAX ALONG WITH COMMITMENT LETTER TO:

FAX #

I. Borrower Name:
	$	Type of Credit Facility

II. Legal Name of Lender of Record for Signature Page:

•	Signing Credit Agreement YES NO
•	Coming in via Assignment YES NO

III. Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other – please specify)

IV. Domestic Address:	V. Eurodollar Address:

VI. Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

		Primary	Secondary
	Credit Contact	Operations Contact	Operations Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

IntraLinks E Mail Address:

Does Secondary Operations Contact need copy of notices?                 YES                 NO

1	12/2007

ADMINISTRATIVE DETAILS REPLY FORM - MULTICURRENCY

CONFIDENTIAL

	Letter of Credit	Draft Documentation
	Contact	Contact	Legal Counsel

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

PLEASE CHECK IF YOU CAN FUND IN THE CURRENCIES REQUIRED FOR THIS TRANSACTION LISTED BELOW:

USD	JPY	SGD

CAD	EURO	GBP

AUD	HKD	CHF

VII. Lender’s SWIFT Payment Instructions for [USD]:

Pay to:

(Bank Name)

	(SWIFT)	(Country)

	(Account #)	(Account Name)

	(FFC Account #)	(FFC Account Name)

(Attention)

VII. Lender’s SWIFT Payment Instructions for [CAD]:

Pay to:

(Bank Name)

	(SWIFT)	(Country)

	(Account #)	(Account Name)

	(FFC Account #)	(FFC Account Name)

(Attention)

2	12/2007

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VII. Lender’s SWIFT Payment Instructions for [AUD]:

Pay to:

(Bank Name)

	(SWIFT)	(Country)

	(Account #)	(Account Name)

	(FFC Account #)	(FFC Account Name)

(Attention)

VII. Lender’s SWIFT Payment Instructions for [JPY]:

Pay to:

(Bank Name)

	(SWIFT)	(Country)

	(Account #)	(Account Name)

	(FFC Account #)	(FFC Account Name)

VIII. Lender’s SWIFT Payment Instructions for [EURO]:

Pay to:

(Bank Name)

	(SWIFT)	(Country)

	(Account #)	(Account Name)

	(FFC Account #)	(FFC Account Name)

(Attention)

3	12/2007

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VIIII. Lender’s SWIFT Payment Instructions for [HKD]:

Pay to:

(Bank Name)

	(SWIFT)	(Country)

	(Account #)	(Account Name)

	(FFC Account #)	(FFC Account Name)

(Attention)

X. Lender’s SWIFT Payment Instructions for [SGD]:

Pay to:

(Bank Name)

	(SWIFT)	(Country)

	(Account #)	(Account Name)

	(FFC Account #)	(FFC Account Name)

(Attention)

XI. Lender’s SWIFT Payment Instructions for [GBP]:

Pay to:

(Bank Name)

	(SWIFT)	(Country)

	(Account #)	(Account Name)

	(FFC Account #)	(FFC Account Name)

(Attention)

4	12/2007

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XII. Lender’s SWIFT Payment Instructions for [CHF]:

Pay to:

(Bank Name)

	(SWIFT)	(Country)

	(Account #)	(Account Name)

	(FFC Account #)	(FFC Account Name)

(Attention)

XIII. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

(Bank Name)

(ABA #)

(Account #)

(Attention)

XIV. Lender’s Fed Wire Payment Instructions:

Pay to:

(Bank Name)

	(ABA#)	(City/State)

	(Account #)	(Account Name)

(Attention)

5	12/2007

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XV. Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):	-

Tax Withholding Form Delivered to Bank of America*:

W-9

W-8BEN

W-8ECI

W-8EXP

W-8IMY

Tax Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

6	12/2007

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CONFIDENTIAL

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*	Additional guidance and instructions as to where to submit this documentation can be found at this link:

XI. Bank of America Payment Instructions:

Pay to:

Please see attached document with BofA Wiring Instructions.

7	12/2007

EXHIBIT H

FORM OF SECURED PARTY DESIGNATION NOTICE

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of dated as of June 28, 2012, by and among Equinix, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

[Name of Cash Management Bank/Hedge Bank] (the “Secured Party”) hereby notifies you, pursuant to the terms of the Credit Agreement, that the Secured Party meets the requirements of a [Cash Management Bank] [Hedge Bank] under the terms of the Credit Agreement and is a [Cash Management Bank] [Hedge Bank] under the Credit Agreement and the other Loan Documents.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

,
as a [Cash Management Bank] [Hedge Bank]

By:
Name:
Title:

EXHIBIT I

OPINION MATTERS

[Attached]

[Printed on Orrick, Herrington & Sutcliffe LLP Letterhead]

June 28, 2012

Bank of America, N.A, as Administrative Agent,

Lender and L/C Issuer

Each other Lender (as defined in

the below-described Credit Agreement)

Re:	Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and among Equinix, Inc., as borrower (the “Borrower”), Equinix Operating Co., Inc. (“OpCo”), Equinix Pacific, Inc. (“Pacific”), Switch & Data Facilities Company, Inc. (“S&D”), Switch & Data Holdings, Inc. (“SDHI”) and Equinix Services, Inc. (“ESI” and together with OpCo, Pacific, S&D and SDHI, each, a “Guarantor” and, collectively, the “Guarantors”), each lender from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Lender and L/C Issuer

Ladies and Gentlemen:

We have acted as special counsel to the Borrower and the Guarantors (together, each, a “Credit Party” and, collectively, the “Credit Parties”) in connection with the transactions contemplated by the Credit Agreement and the other documents listed on Schedule I hereto, each dated as of the date hereof (the Credit Agreement and each document listed on Schedule I hereto, each, a “Transaction Document” and, collectively, the “Transaction Documents”). This opinion is delivered pursuant to Section 4.01(a)(vi) of the Credit Agreement.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement, either as defined therein or by reference to another document. Terms used herein that are defined in the New York Uniform Commercial Code (the “NYUCC”), the Delaware Uniform Commercial Code (the “DUCC”), or the California Commercial Code (the “CUCC”) and not otherwise defined herein shall have the meanings set forth in the NYUCC, the DUCC, or the CUCC, as applicable.

Materials Examined

In connection with this opinion, we have examined executed copies of each of the Transaction Documents that were provided to us. We have also examined and relied upon an executed copy of the secretary’s certificate of each Credit Party, dated as of the date hereof, delivered pursuant to the Credit Agreement, and all exhibits and attachments thereto and such other

Bank of America, N.A., as Administrative Agent and

The various Lenders party to the Credit Agreement

June 28, 2012

records, documents, and certificates of public officials and the Credit Parties, and made such inquiries of representatives of the Credit Parties, as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth herein. With respect to matters of fact (as distinguished from matters of law), we have also relied upon and assumed that the representations and statements of the Credit Parties and all other parties set forth in the Transaction Documents, the certificates delivered by the Credit Parties pursuant to or in connection with the Transaction Documents or to us, including the Factual Certificate of the Credit Parties, dated as of the date hereof attached hereto as Exhibit A (the “Factual Certificate”), and any other certificates, instruments and agreements executed in connection therewith or delivered to us are true, correct, complete and not misleading. In addition, we have reviewed each of the documents listed on Schedule II attached hereto (each, a “Specified Debt Document” and, collectively, the “Specified Debt Documents”). As used herein, “Financing Statements” means the UCC financing statements of which copies are attached hereto as Exhibit B.

Opinions

Based upon such examination, and having regard for legal considerations we deem relevant, we are of the opinion, subject to the qualifications and assumptions set forth below, that:

1. Each Credit Party (a) is a corporation validly existing under the laws of the State of Delaware and (b) has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. Based solely upon our review of the Delaware Good Standing Certificates and the California Good Standing Certificates (as listed and defined on Schedule III attached hereto), each Credit Party is in good standing in the State of Delaware and is duly qualified to do business as a foreign corporation and is in good standing in the State of California.

2. Each Credit Party has the requisite corporate power and authority to execute, deliver and perform the Transaction Documents to which it is a party. The Transaction Documents to which each Credit Party is a party have been duly authorized by all requisite corporate action on the part of such Credit Party and have been duly executed and delivered by such Credit Party.

3. Each Transaction Document to which each Credit Party is a party constitutes the valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms.

Bank of America, N.A., as Administrative Agent and

The various Lenders party to the Credit Agreement

June 28, 2012

4. The execution and delivery by each Credit Party of each of the Transaction Documents to which such Credit Party is a party do not, and the performance by it of its obligations thereunder will not, violate (a) the provisions of any federal law of the United States of America, any law of the State of New York, or any law of the State of California, or any rule or regulation thereunder, or (b) the Delaware General Corporation Law (the “DGCL”).

5. The execution and delivery by each Credit Party of the Transaction Documents to which such Credit Party is a party do not, and the performance by it of its obligations thereunder will not, (a) result in a violation of such Credit Party’s certificate of incorporation (as listed on Schedule III attached hereto) or bylaws, (b) breach or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the Specified Debt Documents or (c) result in the creation of any liens on the properties of such Credit Party pursuant to any of the Specified Debt Documents.

6. Neither the execution and delivery by each Credit Party of the Transaction Documents to which it is a party, nor the performance by such Credit Party of its obligations thereunder, requires any consents, approvals or authorizations to be obtained by such Credit Party from, or any registrations, declarations or filings to be made by such Credit Party with, any New York, California, Delaware or federal Governmental Authority under (a) any federal law of the United States of America, any law of the State of New York, any law of the State of California, or any rule or regulation thereunder applicable to such Credit Party or (b) the DGCL.

7. The Pledge and Security Agreement creates in favor of the Administrative Agent as defined therein (the “Collateral Administrative Agent”), as security for the Secured Obligations of the applicable Credit Party, a security interest in the rights of each Credit Party in the Collateral as defined therein (the “Collateral”).

8. Upon the effective filing of each Financing Statement with the Delaware Secretary of State, the security interest described in Paragraph 7 granted by the Credit Party named as debtor in such Financing Statement will be perfected in such of the Collateral described in such Financing Statement in which a security interest can be perfected by the filing of a financing statement under the DUCC.

9. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Bank of America, N.A., as Administrative Agent and

The various Lenders party to the Credit Agreement

June 28, 2012

10. The making of the Loans to the Borrower by the Lenders pursuant to the Credit Agreement and the use of the proceeds thereof by the Borrower will not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

11. The execution and delivery by the Credit Parties of the Transaction Documents do not, and the performance of its obligations thereunder will not, result in a breach or violation of any order of any Governmental Authority identified to us by the Credit Parties on Annex 1 of the Factual Certificate.

12. If the Collateral Administrative Agent were to acquire possession in the State of California of such of the Collateral that is a certificated security in registered form, then each security interest described in Paragraph 7 will be perfected in such of the Collateral that is a certificated security in registered form upon the Collateral Administrative Agent acquiring possession in the State of California of the related security certificate, indorsed to the Collateral Administrative Agent or in blank by an effective indorsement. Assuming that the Collateral Administrative Agent acquires such certificated security for value and without notice of any adverse claim to such certificated security, the Collateral Administrative Agent will acquire its security interest in such certificated security free of any adverse claim.

Certain Assumptions, Limitations and Qualifications

In rendering the opinions stated above, we have, with your consent, assumed (i) except with respect to the Credit Parties, the due organization or formation, valid existence and good standing of each party to the Transaction Documents, (ii) except with respect to the Credit Parties, the authority of each party to the Transaction Documents to do business in each relevant jurisdiction, (iii) the legal capacity and, except with respect to the persons executing the Transaction Documents on behalf of the Credit Parties, authority of all natural persons executing any documents, (iv) the truth, accuracy and completeness of the information, factual matters, representations and warranties as to matters of fact contained in the records, documents, instruments and certificates we have reviewed; (v) except with respect to the Credit Parties, the due execution and delivery of the Transaction Documents by each party thereto and the due authorization of the Transaction Documents by each party thereto, (vi) except with respect to the Credit Parties, the power and authority of each party to the Transaction Documents to execute and deliver and perform its respective obligations under the Transaction Documents, (vii) except with respect to the Credit Parties, that the execution and delivery of the Transaction Documents will not breach, conflict with or constitute a violation of, the laws or governmental rules or regulations of any jurisdiction, or of any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, (viii) that the execution and delivery of the Transaction Documents does not require the consent or approval of any person

Bank of America, N.A., as Administrative Agent and

The various Lenders party to the Credit Agreement

June 28, 2012

or entity (other than, with respect to the Credit Parties) that has not already been obtained, (ix) the absence of any evidence extrinsic to the provisions of each Transaction Document between the parties to such Transaction Document that such parties intended a meaning contrary to that expressed by those provisions, (x) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, (xi) the genuineness of all signatures, (xii) except with respect to the Credit Parties, that each Transaction Document constitutes the legal, valid and binding obligation of the parties thereto, and is enforceable against such parties in accordance with the respective terms thereof, (xiii) the compliance by the respective parties to the Transaction Documents with any applicable requirements to file returns and pay taxes under Delaware, California or New York law; (xiv) there has not been any mutual mistake of fact, fraud, duress or undue influence; (xv) the Lenders have acted in good faith in a commercially reasonable manner and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transaction Documents; (xvi) the Credit Parties hold the requisite title and rights to any property involved in the Transaction Documents; and (xvii) with respect to the opinions set forth in Paragraph 8 above, the certified copy of the certificate of incorporation of each Credit Party issued by the Delaware Secretary of State on the date set forth on Schedule III attached hereto accurately and completely sets forth the name and type of entity of such Credit Party, and correctly states that such Credit Party is organized under the laws of the State of Delaware.

Whenever a statement herein is qualified by the phrases “known to us” or “to our knowledge,” or similar phrases, it is intended to indicate that, during the course of our rendering this opinion on behalf of the Credit Parties in this transaction, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys presently in this firm who have rendered legal services on behalf of the Credit Parties in connection with the Transaction Documents.

Our opinion in Paragraph 3 above that the Transaction Documents are valid, binding or enforceable in accordance with their terms is qualified as to:

(a) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, receivership, assignment for the benefit of creditors or other laws relating to or affecting the rights of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent or preferential transfers);

(b) limitations upon indemnification and contribution rights which may be imposed by applicable law and equitable principles;

Bank of America, N.A., as Administrative Agent and

The various Lenders party to the Credit Agreement

June 28, 2012

(c) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default;

(d) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the effect of such principles on the possible unavailability of the remedy of specific performance of an obligation, injunctive relief, or the appointment of a receiver;

(e) compliance with the procedural and substantive requirements of NYUCC Section 9-601, et seq., regarding creditors’ rights with respect to personal property collateral upon the occurrence of a default in satisfying a secured obligation;

(f) the unenforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, the benefits of statutory or constitutional provisions (including the statutes described above), unknown future rights, defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law;

(g) possible limitations on the exercise of self-help or other summary procedures for the obtaining of possession of various personal property as set forth in the Transaction Documents; and

(h) the fact that the perfection of a security interest in “proceeds” of collateral is governed and restricted by Section 9-315 of the NYUCC and Section 9-315 of the DUCC, and we express no opinion as to any provision of the Transaction Documents that purports to vary such statutes.

Insofar as our opinion in Paragraph 3 above that the Transaction Documents are valid, binding and enforceable pertains to the parties’ agreement that the law of the State of New York shall be the governing law of such document, our opinion is based solely on Section 5-1401 of the New York General Obligations Law. We express no opinion as to (i) the validity of such statute under the Constitution of the United States of America, particularly in circumstances where the Transaction Documents bear no reasonable relation to the State of New York, (ii) whether a federal court of the United States of America or a state court outside the State of New York would give effect to the choice of New York law provided for in any of the Transaction Documents, and (iii) whether a federal court of the United States of America would have jurisdiction over any action brought against the Credit Parties by any party not a United States natural or juridical person or an entity formed under the laws of any State of the United States.

Bank of America, N.A., as Administrative Agent and

The various Lenders party to the Credit Agreement

June 28, 2012

We are not opining in Paragraphs 1 through 6 and 9 through 11 above on any law other than (i) to the extent set forth in Paragraphs 3, 4(a), 5(b), 5(c) and 6(a) above, the laws of the State of New York, (ii) to the extent set forth in Paragraphs 1, 2, 4(b), 5(a) and 6(b) above, the DGCL, (iii) to the extent set forth in Paragraphs 1, 4(a), 5(b), 5(c) and 6(a) above, the laws of the State of California, and (iv) to the extent set forth in Paragraphs 4(a), 6(a), 9, 10, and 11 above, the federal laws of the United States of America. In addition, with respect to the laws, rules and regulations of the State of New York, the State of California and the United States of America, our opinions herein relate only to those laws, rules and regulations of the State of New York, the State of California and the United States of America which, in our experience, are normally applicable to transactions of the type provided for in the Transaction Documents without having made any investigation concerning any other law, rule or regulation; provided, however, that no opinion is expressed with respect to any law, statute, rule or regulation relating specifically to banks, fiduciaries or financial institutions, the environment, environmental conservation, energy, public utilities, health and safety, sanitation, land use, construction or related transportation matters or any federal or state antifraud, usury or securities laws. As you know, we are not licensed to practice law in the State of Delaware, and our opinions in Paragraphs 1, 2, 4(b), 5(a) and 6(b) as to such law are based solely on our review of the DGCL as set forth in Delaware Corporation Laws Annotated, 2011-2012 Edition, published by LexisNexis, and the reported decisions of the Delaware courts interpreting the DGCL.

With respect to our opinion contained in Paragraph 4(a), the phrase “do not and will not violate the provisions of any federal law of the United States of America, any law of the State of New York, any law of the State of California, or any rule or regulation thereunder” means that the execution, delivery and performance by the Credit Parties of the Transaction Documents is not prohibited by a law that a lawyer in New York and California exercising customary professional diligence would reasonably recognize to be directly applicable to the Credit Parties, the Transaction Documents or the transactions contemplated pursuant to the Transaction Documents.

We express no opinion in Paragraphs 7, 8, or 12 as to (1) any collateral to the extent that the applicable debtor does not have rights therein or the power to transfer rights therein, or any collateral that is not adequately and sufficiently described in the relevant documents, (2) any collateral that is of a type described in Section 9-501(a)(1) of the NYUCC, Section 9-501(a)(1) of the DUCC, or Section 9501(a)(1) of the CUCC, or that constitutes “transition property” or “recovery property” as referred to in Section 9109(d)(15) of the CUCC, consumer goods, or a commercial tort claim, (3) any consumer transaction, (4) any security interest for which value has not been given to the debtor, (5) any collateral that constitutes a debt, liability, or other obligation of the secured party, (6) any collateral that is described in the second paragraph of Section 2 of the Pledge and Security Agreement (without reference to any proviso in such second paragraph), (7) any collateral that is described in clause (ii) of, or in the proviso to, the definition of “Pledged Equity” in the Pledge and

Bank of America, N.A., as Administrative Agent and

The various Lenders party to the Credit Agreement

June 28, 2012

Security Agreement, (8) the priority of any security interest, or (9) with respect to the Borrower, any Secured Obligation in excess of the Borrower Collateral Limit as defined in the Pledge and Security Agreement. We express no opinion in Paragraph 8 as to (A) any collateral in which a security interest cannot be perfected by the filing of a financing statement with the Delaware Secretary of State under the DUCC, or (B) the perfection of any security interest if the applicable financing statement does not sufficiently set forth the address of the debtor and the name and address of the secured party. We express no opinion in Paragraph 12 as to any Credit Party that is a securities intermediary, broker, or commodity intermediary. Any opinion herein as to any security interest in proceeds is subject to the provisions of Section 9-315 of the NYUCC and Section 9-315 of the DUCC.

We also express no opinion as to:

(a) the validity or enforceability under certain circumstances of any provisions which waive statutory rights to receive notice or to be allowed to cure, reinstate or redeem in the event of default;

(b) the enforceability of any provision that purports to indemnify a party for losses, costs, expenses, liabilities or similar matters resulting from such parties own negligence;

(c) any provision of the Transaction Documents that may be deemed to permit the Collateral Administrative Agent, the Administrative Agent, or the Lenders or any other Person to sell or otherwise dispose of any personal property collateral except in compliance with the applicable Uniform Commercial Code and other applicable laws;

(d) any provision of the Transaction Documents that may be deemed to impose on the Collateral Administrative Agent, the Administrative Agent or the Lenders standards for the care of the personal property collateral in the possession of the Collateral Administrative Agent, the Administrative Agent or the Lenders other than as provided in Section 9-207 of the applicable Uniform Commercial Code and other applicable laws;

(e) the enforceability of any provision of the Transaction Documents (i) pursuant to which any party (A) waives, directly or indirectly, rights to trial by jury or access to the courts; (B) waives or limits any rights, claims or causes of action it may have against the Lenders or any right to offset the same against the indebtedness evidenced by the Transaction Documents, (C) waives any equitable right (including, without limitation, waiver, estoppel, laches, etc.) or (D) waives any other law, right or benefit, except to the extent the validity of such waiver has been specifically and independently established by statute, (ii) which provides that the Transaction Documents are

Bank of America, N.A., as Administrative Agent and

The various Lenders party to the Credit Agreement

June 28, 2012

enforceable in accordance with their terms, or (iii) which characterizes the Transaction Documents as jointly prepared or waives the benefit of any laws or rule of construction which would interpret ambiguities contained in the Transaction Documents against the Collateral Administrative Agent, the Administrative Agent and/or the Lenders;

(f) the enforceability of any collateral assignments to the extent any necessary third party consents to such collateral assignments have not been obtained. In addition, we express no opinion with respect to the existence or absence of any right or power of any parties to modify, terminate or waive provisions of any documents, instruments or agreements which are the subject of any such collateral assignment;

(g) The enforceability of any right of set off, banker’s lien, counterclaim or similar right, or the effect of the exercise thereof, or the effect on the Collateral Administrative Agent, the Administrative Agent or the Lenders and remedies if any of the Collateral Administrative Agent, the Administrative Agent or the Lenders releases any one or more parties from its or their obligations under any of the Transaction Documents or elects to proceed under any of the Transaction Documents against less than all obligors under the Transaction Documents who are, or whose property is, liable for or pledged to secure the obligations of the Credit Parties under the Transaction Documents; and

(h) Whether any income, franchise, sales, withholding, real property, personal property, business license or other tax, assessment, charge or levy will result from the transaction.

Moreover, in giving this opinion, we advise you that a New York court may not strictly enforce certain covenants contained in the Transaction Documents or allow acceleration of the maturity of the indebtedness evidenced thereby if it concludes that such enforcement or acceleration would be unreasonable under the then existing circumstances.

The opinions set forth in Paragraph 7 above are limited to Article 9 of the NYUCC, and thus these opinions cover only security interests, collateral, and transactions to the extent governed by Article 9 of the NYUCC. The opinions set forth in Paragraph 8 above are limited to Article 9 of the DUCC, and thus these opinions cover only security interests, collateral, transactions, and perfection methods to the extent governed by Article 9 of the DUCC. The opinions set forth in Paragraph 12 above are limited to Division 9 of the CUCC, and thus these opinions cover only security interests, collateral, transactions, and perfection methods to the extent governed by Division 9 of the CUCC. We express no opinion in Paragraphs 7, 8, or 12 as to any matter regarding choice of law. As you know, we are not admitted to practice in the State of Delaware and thus the opinions set forth as to the DUCC are based solely on our review of the text of Article 9 of the DUCC as set

Bank of America, N.A., as Administrative Agent and

The various Lenders party to the Credit Agreement

June 28, 2012

forth in the Delaware Uniform Commercial Code Annotated, 2011-2012 Edition, published by LexisNexis, without regard to judicial or administrative interpretations of such law. As a result, this firm has not conducted the same degree of review (for example, reviewing case law) that lawyers who regularly render opinions on Delaware law would conduct, and accordingly the opinions set forth in Paragraph 8 are not the equivalent of an opinion of Delaware counsel.

It is commonly understood, without any express statement, that opinion letters are necessarily technical and are informed by customary practice and usage. As a result, this opinion letter should not be used or relied on except in consultation with counsel. We express no view on whether this opinion letter is suitable for your purposes.

We have no obligation to perfect or to maintain the perfection or the priority of any security interest described in this opinion letter or to advise anyone after the date hereof as to actions necessary or advisable to do so.

Furthermore, in rendering the opinions in Paragraph 5 above, we have not reviewed any covenants in the Specified Debt Documents that might contain financial ratios or other similar financial restrictions, and no opinion is provided with respect thereto. We also do not express any opinion on parol evidence bearing on interpretation or construction of the Specified Debt Documents.

In addition, we advise you supplementally as a matter of fact and not opinion that, to our knowledge, there are no actions, proceedings or governmental investigations pending or overtly threatened in writing against any Credit Party that question the validity of the Transaction Documents or the right of such Credit Party to enter into the Transaction Documents. Please note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Credit Parties or any of their officers or directors, nor have we undertaken any further inquiry whatsoever with respect to such actions, proceedings or investigations other than to request and review the Factual Certificate.

Finally, we express no opinion as to the effect of laws and judicial decisions (i) which exonerate a surety, if the Administrative Agent exercises remedies for default under the Credit Agreement that impair the subrogation rights of the surety against the principal, or otherwise takes an action which materially prejudices the surety, without obtaining the consent of the surety, (ii) relating to waivers or subordination by a surety of its subrogation rights against the principal, its contribution rights or other common law and statutory protection of a surety, or (iii) which limit the liability of the surety to an amount no greater than the liability of the principal.

Bank of America, N.A., as Administrative Agent and

The various Lenders party to the Credit Agreement

June 28, 2012

Use of Opinion

This opinion letter is solely for your benefit in connection with the transaction covered in the first paragraph of this opinion letter and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without our prior written approval, except that copies of this opinion letter may be furnished to independent auditors and legal counsel in connection with their providing advice regarding such transaction and to appropriate regulatory authorities or pursuant to an order or legal process of any relevant governmental authority and to your successors and permitted assigns and prospective successors and assigns. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof. At your request, we hereby consent to reliance hereon by your successors and permitted assigns pursuant to the Credit Agreement on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to Persons other than its addressees, or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a successor or assign must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the successor or assign at such time.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

Orrick, Herrington & Sutcliffe LLP

Schedule I

Transaction Documents

1.	The Credit Agreement

2.	The Notes executed by the Borrower in favor of various Lenders

3.	The Pledge and Security Agreement

Schedule II

Specified Debt Documents

1.	Indenture dated September 26, 2007 by and between Equinix, Inc. and U.S. Bank National Association, as trustee.

2.	Form of 3.00% Convertible Subordinated Note Due 2014.

3.	Indenture dated June 12, 2009 by and between Equinix, Inc. and U.S. Bank National Association, as trustee.

4.	Form of 4.75% Convertible Subordinated Note Due 2016.

5.	Indenture dated March 3, 2010 by and between Equinix, Inc. and U.S. Bank National Association, as trustee.

6.	Form of 8.125% Senior Note Due 2018.

7.	Confirmation for Base Capped Call Transaction dated as of June 9, 2009 between Equinix, Inc. and Deutsche Bank AG, London Branch.

8.	Confirmation for Additional Capped Call Transaction dated as of June 9, 2009 between Equinix, Inc. and Deutsche Bank AG, London Branch.

9.	Master Terms and Conditions for Capped Call Transactions dated as of June 9, 2009 between Equinix, Inc. and Deutsche Bank AG, London Branch.

10.	Confirmation for Base Capped Call Transaction dated as of June 9, 2009 between Equinix, Inc. and JPMorgan Chase Bank, National Association, London Branch.

11.	Confirmation for Base Capped Call Transaction dated as of June 9, 2009 between Equinix, Inc. and JPMorgan Chase Bank, National Association, London Branch.

12.	Master Terms and Conditions for Capped Call Transactions dated as of June 9, 2009 between Equinix, Inc. and JPMorgan Chase Bank, National Association, London Branch.

13.	Confirmation for Base Capped Call Transaction dated as of June 9, 2009 between Equinix, Inc. and Goldman, Sachs & Co.

14.	Confirmation for Additional Capped Call Transaction dated as of June 9, 2009 between Equinix, Inc. and Goldman, Sachs & Co.

15.	Master Terms and Conditions for Capped Call Transactions dated as of June 9, 2009 between Equinix, Inc. and Goldman, Sachs & Co.

16.	Amendment and Restatement of Facility Agreement, by and among Equinix Australia Pty Ltd., Equinix Hong Kong Limited, Equinix Singapore Pte. Ltd., Equinix Pacific Pte. Ltd and Equinix Japan K.K., as borrowers, the Joint Mandated Lead Arrangers, the Joint Mandated Bookrunners, the Lead Arrangers and the Closing Date Lenders, as defined therein, and The Royal Bank of Scotland N.V., as Facility Agent, dated May 10, 2010.

17.	Indenture, dated as of July 13, 2011 between Equinix, Inc. and U.S. Bank National Association as trustee.

18.	Form of 7.00% Senior Notes due 2021.

Schedule III

Organizational Documents and Good Standing Certificates

Equinix, Inc. (“Borrower”)

•	Certificate of Incorporation of Borrower, as amended, as certified by the Delaware Secretary of State as of June 27, 2012.

•

A certificate issued by the Secretary of State of the State of Delaware on June 18, 2012, indicating that Borrower is in good standing in the State of Delaware (this certificate and such other certificates for each listed entity hereto, collectively, the “Delaware Good Standing Certificates”).

•

A certificate issued by the Secretary of State of the State of California on June 19, 2012, indicating that Borrower is in good standing in the State of California(this certificate and such other certificates for each listed entity hereto, collectively, the “California Good Standing Certificates”).

Equinix Operating Co., Inc. (“OpCo”)

•	Certificate of Incorporation of OpCo, as amended, as certified by the Delaware Secretary of State as of June 26, 2012.
•	A certificate issued by the Secretary of State of the State of Delaware on June 18, 2012, indicating that OpCo is in good standing in the State of Delaware.

•	A certificate issued by the Secretary of State of the State of California on June 19, 2012, indicating that OpCo is in good standing in the State of California.

Equinix Pacific, Inc. (“Pacific”)

•	Certificate of Incorporation of Pacific, as amended, as certified by the Delaware Secretary of State as of June 20, 2012

•	A certificate issued by the Secretary of State of the State of Delaware on June 18, 2012, indicating that Pacific is in good standing in the State of Delaware.

•	A certificate issued by the Secretary of State of the State of California on June 19, 2012, indicating that Pacific is in good standing in the State of California.

Switch & Data Facilities Company, Inc. (“S&D”)

•	Certificate of Incorporation of S&D, as amended, as certified by the Delaware Secretary of State as of June 26, 2012.

•	A certificate issued by the Secretary of State of the State of Delaware on June 18, 2012, indicating that S&D is in good standing in the State of Delaware.

•	A certificate issued by the Secretary of State of the State of California on June 19, 2012, indicating that S&D is in good standing in the State of California.

Switch & Data Holdings, Inc. (“SDHI”)

•	Certificate of Incorporation of SDHI, as amended, as certified by the Delaware Secretary of State as of June 20, 2012

•	A certificate issued by the Secretary of State of the State of Delaware on June 18, 2012, indicating that SDHI is in good standing in the State of Delaware

•	A certificate issued by the Secretary of State of the State of California on June 19, 2012, indicating that SDHI is in good standing in the State of California

Equinix Services, Inc. (“ESI”)

•	Certificate of Incorporation of ESI, as amended, as certified by the Delaware Secretary of State as of June 26, 2012

•	A certificate issued by the Secretary of State of the State of Delaware on June 18, 2012, indicating that ESI is in good standing in the State of Delaware

•	A certificate issued by the Secretary of State of the State of California on June 19, 2012, indicating that ESI is in good standing in the State of California

EXHIBIT A

FACTUAL CERTIFICATE

June 28, 2012

Reference is made to the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and among Equinix, Inc., as borrower (the “Borrower”), Equinix Operating Co., Inc. (“OpCo”), Equinix Pacific, Inc. (“Pacific”), Switch & Data Facilities Company, Inc. (“S&D”), Switch & Data Holdings, Inc. (“SDHI”) and Equinix Services, Inc. (“ESI” and together with OpCo, Pacific, S&D and SDHI, each, a “Guarantor” and, collectively, the “Guarantors”), each lender from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent, Lender and L/C Issuer. The undersigned, being the duly appointed Chief Financial Officer of each of the Borrower and the Guarantors (together with the Borrower, each a “Loan Party” and, collectively, the “Loan Parties”), hereby represents, warrants and certifies, in his capacity as Chief Financial Officer of each such Loan Party and not in his individual capacity, for the purposes of the opinion of Orrick, Herrington & Sutcliffe LLP in connection with the Credit Agreement as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Credit Agreement):

1.	Each Loan Party does not (A) engage in, or hold itself out as being engaged primarily in, or propose to engage primarily in, the business of investing, reinvesting, or trading in securities; (B) engage in or propose to engage in the business of issuing face-amount certificates of the installment type (such certificates being referred to herein as “Installment Type Securities”); (C) have any Installment Type Securities outstanding; (D) engage in or propose to engage in the business of investing, reinvesting, owning, holding, or trading in securities; or (E) own or propose to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis (terms used in this clause (a) which are defined in the Investment Company Act of 1940, as amended (the “Act”) have the meanings set forth for such terms in the Act);

2.	No Loan Party has (A) engaged in, or held itself out as being engaged primarily in, or proposed to engage primarily in, the business of investing, reinvesting, or trading in securities; (B) engaged in or proposed to engage in the business of issuing Installment Type Securities; (C) had any Installment Type Securities outstanding; (D) engaged in or proposed to engage in the business of investing, reinvesting, owning, holding, or trading in securities; or (E) owned or proposed to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis (terms used in this clause (b) which are defined in the Act have the meanings set forth for such terms in the Act);

3.

No Loan Party has engaged, nor will any Loan Party engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now or from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No Loan Party owns any Margin Stock, and none of the proceeds of the advances made under the Credit Agreement will be used, directly or indirectly, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the advances under the Credit Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Loan Party will take or permit to be taken any action that might cause the Credit Agreement or any document or agreement ancillary thereto to violate any regulation of the Federal Reserve Board;

4.	All of the representations and warranties made by each Loan Party in the Credit Agreement are true and correct on and as of the date hereof;

5.	No proceedings for the dissolution, liquidation, consolidation, or merger of any Loan Party have been commenced or are threatened as of the date hereof;

6.	Attached hereto as Annex A is a list of all orders of any governmental authority known to each Loan Party to be binding on such Loan Party; and

7.	There are no actions, proceedings or governmental investigations pending or overtly threatened in writing against any Loan Party that question the validity of the Credit Agreement or any of the other Loan Documents or the right of any Loan Party to enter into the Credit Agreement or any of the other Loan Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate in his capacity as Chief Financial Officer of each of the Loan Parties and not in his individual capacity, as of the date first written above.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

EQUINIX OPERATING CO., INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

EQUINIX, PACIFIC INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

SWITCH & DATA FACILITIES COMPANY, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

SWITCH & DATA HOLDINGS, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

EQUINIX SERVICES, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

SIGNATURE PAGE TO FACTUAL CERTIFICATE

ANNEX A

ORDERS OF GOVERNMENTAL AUTHORITY KNOWN TO ANY LOAN PARTY

In June 2006, the Borrower received an informal inquiry from the Securities and Exchange Commission (“SEC”) and a grand jury subpoena from the United States Attorney for the Northern District of California (“U.S. Attorney”) requesting documents relating to our stock option grants and practices. In December 2006, the SEC formally notified us that it had terminated its investigation of our stock option grants and practices and no enforcement action was recommended. In January 2007, the U.S. Attorney formally notified us of the withdrawal of its grand jury subpoena. In connection with the above, we are required to retain documents responsive to their requests.

EXHIBIT B

DELAWARE FINANCING STATEMENTS

See Attached

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Equinix, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
One Lagoon Drive			Redwood City	CA	94065	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any

		Corporation	Delaware		☐ NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
☐ NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
1455 Market Street, Mail Code: CA5-701-05-19			San Francisco	CA	94103	USA

4. This FINANCING STATEMENT covers the following collateral: See Exhibit A attached hereto and incorporated by reference herein.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors	☐Debtor 1	☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA
Filed with Delaware Secretary of State Attached Pages: 3

FILLING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

EXHIBIT A

TO

UCC-1 FINANCING STATEMENT

Debtor:	Secured Party:

Equinix, Inc. One Lagoon Drive, 4th Floor Redwood City, CA 94065	Bank of America, N.A., as Administrative Agent 1455 Market Street Mail Code: CA5-701-05-19 San Francisco, CA 94103

All right, title and interest of Debtor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a) all Accounts, all Payment Intangibles that arise from the provision of property and/or services, and any Instruments and Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper) to the extent they evidence an Account Debtor’s payment obligations with respect to such Accounts and/or such Payment Intangibles or leasing of personal property in the ordinary course of such Debtor’s business;

(b) all Pledged Equity;

(c) all books and records pertaining to the foregoing and to Proceeds of the foregoing; and

(d) all Proceeds (including insurance proceeds, proceeds of proceeds and claims against third parties) and products of, and Supporting Obligations for, any and all of the foregoing.

Capitalized terms used herein shall have the meanings set forth below:

“Account” has the meaning set forth in the UCC.

“Account Debtor” has the meaning set forth in the UCC.

“Chattel Paper” has the meaning set forth in the UCC.

“Credit Agreement” means that certain Credit Agreement, dated as of June 28, 2012, by and among Debtor, the guarantors party thereto from time to time, the lenders party thereto from time to time, and Secured Party, as the same may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

“Electronic Chattel Paper” has the meaning set forth in the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“Instrument” has the meaning set forth in the UCC.

“Issuer” means the issuer of any Pledged Equity.

“Payment Intangible” has the meaning set forth in the UCC.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of June 28, 2012, among Debtor, the other grantors party thereto from time to time and Secured Party, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Domestic Subsidiaries” means each of (a) Equinix Operating Co., Inc., a Delaware corporation (“OpCo”), (b) Equinix Pacific, Inc., a Delaware corporation (“Pacific”), (c) Switch & Data Facilities Company, Inc., a Delaware corporation (“S&D”), (d) Switch & Data Holdings, Inc., a Delaware corporation (“SDHI”), (e) Equinix Services, Inc., a Delaware corporation (“ESI”), and (f) any other Domestic Subsidiary from time to time whose Equity Interests have been pledged under the Pledge and Security Agreement by Debtor pursuant to the Credit Agreement and identified as a “Pledged Domestic Subsidiary” on Schedule I (as updated from time to time) to the Pledge and Security Agreement.

“Pledged Equity” means (i) 100% of the issued and outstanding Equity Interests of each Pledged Domestic Subsidiary that is directly owned by Debtor, and (ii) 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary of Debtor that is directly owned by Debtor (including the Pledged Foreign Subsidiaries), in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) in the event of any consolidation or merger involving any Issuer and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of Debtor;

provided, however, that in no event shall the term “Pledged Equity” include more than 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) in any Foreign Subsidiary.

“Pledged Foreign Subsidiaries” means each of (a) Equinix Asia Pacific Pte Ltd., a company organized under the laws of the Republic of Singapore, (b) Equinix Hong Kong Limited, a company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, (c) Equinix Japan K.K., a company organized under the laws of Japan, (d) Equinix (Luxembourg) Holdings S.à r.l., a company organized under the laws of the Grand Dutchy of Luxembourg, and (e) any other Foreign Subsidiary from time to time whose Equity Interests have been pledged under the Pledge and Security Agreement by Debtor, and identified as a “Pledged Foreign Subsidiary” on Schedule II (as updated from time to time) to the Pledge and Security Agreement.

“Proceeds” has the meaning set forth in the UCC.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Debtor.

“Supporting Obligation” has the meaning set forth in the UCC.

“Tangible Chattel Paper” has the meaning set forth in the UCC.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Equinix Operating Co., Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
One Lagoon Drive			Redwood City	CA	94065	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any

		Corporation	Delaware		☐ NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
☐NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
1455 Market Street, Mail Code: CA5-701-05-19			San Francisco	CA	94103	USA

4. This FINANCING STATEMENT covers the following collateral: See Exhibit A attached hereto and incorporated by reference herein.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors	☐Debtor 1	☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA
Filed with Delaware Secretary of State Attached Pages: 3

FILLING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

EXHIBIT A

TO

UCC-1 FINANCING STATEMENT

Debtor:	Secured Party:
Equinix Operating Co., Inc. One Lagoon Drive, 4th Floor Redwood City, CA 94065	Bank of America, N.A., as Administrative Agent 1455 Market Street Mail Code: CA5-701-05-19 San Francisco, CA 94103

All right, title and interest of Debtor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a) all Accounts, all Payment Intangibles that arise from the provision of property and/or services, and any Instruments and Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper) to the extent they evidence an Account Debtor’s payment obligations with respect to such Accounts and/or such Payment Intangibles or leasing of personal property in the ordinary course of such Debtor’s business;

(b) all Pledged Equity;

(c) all books and records pertaining to the foregoing and to Proceeds of the foregoing; and

(d) all Proceeds (including insurance proceeds, proceeds of proceeds and claims against third parties) and products of, and Supporting Obligations for, any and all of the foregoing.

Capitalized terms used herein shall have the meanings set forth below:

“Account” has the meaning set forth in the UCC.

“Account Debtor” has the meaning set forth in the UCC.

“Borrower” means Equinix, Inc., a Delaware corporation.

“Chattel Paper” has the meaning set forth in the UCC.

“Credit Agreement” means that certain Credit Agreement, dated as of June 28, 2012, by and among Borrower, Debtor, the other guarantors party thereto from time to time, the lenders party thereto from time to time, and Secured Party, as the same may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

“Electronic Chattel Paper” has the meaning set forth in the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in)

such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“Instrument” has the meaning set forth in the UCC.

“Issuer” means the issuer of any Pledged Equity.

“Payment Intangible” has the meaning set forth in the UCC.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of June 28, 2012, among Borrower, Debtor, the other grantors party thereto from time to time and Secured Party, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Domestic Subsidiaries” means each of (a) Debtor, (b) Equinix Pacific, Inc., a Delaware corporation (“Pacific”), (c) Switch & Data Facilities Company, Inc., a Delaware corporation (“S&D”), (d) Switch & Data Holdings, Inc., a Delaware corporation (“SDHI”), (e) Equinix Services, Inc., a Delaware corporation (“ESI”), and (f) any other Domestic Subsidiary from time to time whose Equity Interests have been pledged under the Pledge and Security Agreement by Debtor pursuant to the Credit Agreement and identified as a “Pledged Domestic Subsidiary” on Schedule I (as updated from time to time) to the Pledge and Security Agreement.

“Pledged Equity” means (i) 100% of the issued and outstanding Equity Interests of each Pledged Domestic Subsidiary that is directly owned by Debtor, and (ii) 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary of the Borrower that is directly owned by Debtor (including the Pledged Foreign Subsidiaries), in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) in the event of any consolidation or merger involving any Issuer and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of Debtor;

provided, however, that in no event shall the term “Pledged Equity” include more than 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) in any Foreign Subsidiary.

“Pledged Foreign Subsidiaries” means each of (a) Equinix Asia Pacific Pte Ltd., a company organized under the laws of the Republic of Singapore, (b) Equinix Hong Kong Limited, a company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, (c) Equinix Japan K.K., a company organized under the laws of Japan, (d) Equinix (Luxembourg) Holdings S.à r.l., a company organized under the laws of the Grand Dutchy of Luxembourg, and (e) any other Foreign Subsidiary from time to time whose Equity Interests have been pledged under the Pledge and Security Agreement by Debtor, and identified as a “Pledged Foreign Subsidiary” on Schedule II (as updated from time to time) to the Pledge and Security Agreement.

“Proceeds” has the meaning set forth in the UCC.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Supporting Obligation” has the meaning set forth in the UCC.

“Tangible Chattel Paper” has the meaning set forth in the UCC.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Equinix Pacific, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
One Lagoon Drive			Redwood City	CA	94065	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any

		Corporation	Delaware		☐ NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
☐NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
1455 Market Street, Mail Code: CA5-701-05-19			San Francisco	CA	94103	USA

4. This FINANCING STATEMENT covers the following collateral: See Exhibit A attached hereto and incorporated by reference herein.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors	☐Debtor 1	☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA
Filed with Delaware Secretary of State Attached Pages: 3

FILLING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

EXHIBIT A

TO

UCC-1 FINANCING STATEMENT

Debtor:	Secured Party:
Equinix Pacific, Inc. One Lagoon Drive, 4th Floor Redwood City, CA 94065	Bank of America, N.A., as Administrative Agent 1455 Market Street Mail Code: CA5-701-05-19 San Francisco, CA 94103

All right, title and interest of Debtor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a) all Accounts, all Payment Intangibles that arise from the provision of property and/or services, and any Instruments and Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper) to the extent they evidence an Account Debtor’s payment obligations with respect to such Accounts and/or such Payment Intangibles or leasing of personal property in the ordinary course of such Debtor’s business;

(b) all Pledged Equity;

(c) all books and records pertaining to the foregoing and to Proceeds of the foregoing; and

(d) all Proceeds (including insurance proceeds, proceeds of proceeds and claims against third parties) and products of, and Supporting Obligations for, any and all of the foregoing.

Capitalized terms used herein shall have the meanings set forth below:

“Account” has the meaning set forth in the UCC.

“Account Debtor” has the meaning set forth in the UCC.

“Borrower” means Equinix, Inc., a Delaware corporation.

“Chattel Paper” has the meaning set forth in the UCC.

“Credit Agreement” means that certain Credit Agreement, dated as of June 28, 2012, by and among Borrower, Debtor, the other guarantors party thereto from time to time, the lenders party thereto from time to time, and Secured Party, as the same may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

“Electronic Chattel Paper” has the meaning set forth in the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in)

such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“Instrument” has the meaning set forth in the UCC.

“Issuer” means the issuer of any Pledged Equity.

“Payment Intangible” has the meaning set forth in the UCC.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of June 28, 2012, among Borrower, Debtor, the other grantors party thereto from time to time and Secured Party, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Domestic Subsidiaries” means each of (a) Equinix Operating Co., Inc., a Delaware corporation (“OpCo”), (b) Debtor, (c) Switch & Data Facilities Company, Inc., a Delaware corporation (“S&D”), (d) Switch & Data Holdings, Inc., a Delaware corporation (“SDHI”), (e) Equinix Services, Inc., a Delaware corporation (“ESI”), and (f) any other Domestic Subsidiary from time to time whose Equity Interests have been pledged under the Pledge and Security Agreement by Debtor pursuant to the Credit Agreement and identified as a “Pledged Domestic Subsidiary” on Schedule I (as updated from time to time) to the Pledge and Security Agreement.

“Pledged Equity” means (i) 100% of the issued and outstanding Equity Interests of each Pledged Domestic Subsidiary that is directly owned by Debtor, and (ii) 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary of the Borrower that is directly owned by Debtor (including the Pledged Foreign Subsidiaries), in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) in the event of any consolidation or merger involving any Issuer and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of Debtor;

provided, however, that in no event shall the term “Pledged Equity” include more than 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) in any Foreign Subsidiary.

“Pledged Foreign Subsidiaries” means each of (a) Equinix Asia Pacific Pte Ltd., a company organized under the laws of the Republic of Singapore, (b) Equinix Hong Kong Limited, a company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, (c) Equinix Japan K.K., a company organized under the laws of Japan, (d) Equinix (Luxembourg) Holdings S.à r.l., a company organized under the laws of the Grand Dutchy of Luxembourg, and (e) any other Foreign Subsidiary from time to time whose Equity Interests have been pledged under the Pledge and Security Agreement by Debtor, and identified as a “Pledged Foreign Subsidiary” on Schedule II (as updated from time to time) to the Pledge and Security Agreement.

“Proceeds” has the meaning set forth in the UCC.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Supporting Obligation” has the meaning set forth in the UCC.

“Tangible Chattel Paper” has the meaning set forth in the UCC.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Switch & Data Facilities Company, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
One Lagoon Drive			Redwood City	CA	94065	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any

		Corporation	Delaware		☐ NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
☐NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
1455 Market Street, Mail Code: CA5-701-05-19			San Francisco	CA	94103	USA

4. This FINANCING STATEMENT covers the following collateral: See Exhibit A attached hereto and incorporated by reference herein.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors	☐Debtor 1	☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA
Filed with Delaware Secretary of State Attached Pages: 3

FILLING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

EXHIBIT A

TO

UCC-1 FINANCING STATEMENT

Debtor:	Secured Party:
Switch & Data Facilities Company, Inc. One Lagoon Drive, 4th Floor Redwood City, CA 94065	Bank of America, N.A., as Administrative Agent 1455 Market Street Mail Code: CA5-701-05-19 San Francisco, CA 94103

All right, title and interest of Debtor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a) all Accounts, all Payment Intangibles that arise from the provision of property and/or services, and any Instruments and Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper) to the extent they evidence an Account Debtor’s payment obligations with respect to such Accounts and/or such Payment Intangibles or leasing of personal property in the ordinary course of such Debtor’s business;

(b) all Pledged Equity;

(c) all books and records pertaining to the foregoing and to Proceeds of the foregoing; and

(d) all Proceeds (including insurance proceeds, proceeds of proceeds and claims against third parties) and products of, and Supporting Obligations for, any and all of the foregoing.

Capitalized terms used herein shall have the meanings set forth below:

“Account” has the meaning set forth in the UCC.

“Account Debtor” has the meaning set forth in the UCC.

“Borrower” means Equinix, Inc., a Delaware corporation.

“Chattel Paper” has the meaning set forth in the UCC.

“Credit Agreement” means that certain Credit Agreement, dated as of June 28, 2012, by and among Borrower, Debtor, the other guarantors party thereto from time to time, the lenders party thereto from time to time, and Secured Party, as the same may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

“Electronic Chattel Paper” has the meaning set forth in the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in)

such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“Instrument” has the meaning set forth in the UCC.

“Issuer” means the issuer of any Pledged Equity.

“Payment Intangible” has the meaning set forth in the UCC.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of June 28, 2012, among Borrower, Debtor, the other grantors party thereto from time to time and Secured Party, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Domestic Subsidiaries” means each of (a) Equinix Operating Co., Inc., a Delaware corporation (“OpCo”), (b) Equinix Pacific, Inc., a Delaware corporation (“Pacific”), (c) Debtor, (d) Switch & Data Holdings, Inc., a Delaware corporation (“SDHI”), (e) Equinix Services, Inc., a Delaware corporation (“ESI”), and (f) any other Domestic Subsidiary from time to time whose Equity Interests have been pledged under the Pledge and Security Agreement by Debtor pursuant to the Credit Agreement and identified as a “Pledged Domestic Subsidiary” on Schedule I (as updated from time to time) to the Pledge and Security Agreement.

“Pledged Equity” means (i) 100% of the issued and outstanding Equity Interests of each Pledged Domestic Subsidiary that is directly owned by Debtor, and (ii) 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary of the Borrower that is directly owned by Debtor (including the Pledged Foreign Subsidiaries), in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) in the event of any consolidation or merger involving any Issuer and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of Debtor;

provided, however, that in no event shall the term “Pledged Equity” include more than 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) in any Foreign Subsidiary.

“Pledged Foreign Subsidiaries” means each of (a) Equinix Asia Pacific Pte Ltd., a company organized under the laws of the Republic of Singapore, (b) Equinix Hong Kong Limited, a company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, (c) Equinix Japan K.K., a company organized under the laws of Japan, (d) Equinix (Luxembourg) Holdings S.à r.l., a company organized under the laws of the Grand Dutchy of Luxembourg, and (e) any other Foreign Subsidiary from time to time whose Equity Interests have been pledged under the Pledge and Security Agreement by Debtor, and identified as a “Pledged Foreign Subsidiary” on Schedule II (as updated from time to time) to the Pledge and Security Agreement.

“Proceeds” has the meaning set forth in the UCC.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Supporting Obligation” has the meaning set forth in the UCC.

“Tangible Chattel Paper” has the meaning set forth in the UCC.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Switch & Data Holdings, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
One Lagoon Drive			Redwood City	CA	94065	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any

		Corporation	Delaware		☐ NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
☐NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
1455 Market Street, Mail Code: CA5-701-05-19			San Francisco	CA	94103	USA

4. This FINANCING STATEMENT covers the following collateral: See Exhibit A attached hereto and incorporated by reference herein.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors	☐Debtor 1	☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA
Filed with Delaware Secretary of State Attached Pages: 3

FILLING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

EXHIBIT A

TO

UCC-1 FINANCING STATEMENT

Debtor:	Secured Party:
Switch & Data Holdings, Inc. One Lagoon Drive, 4th Floor Redwood City, CA 94065	Bank of America, N.A., as Administrative Agent 1455 Market Street Mail Code: CA5-701-05-19 San Francisco, CA 94103

All right, title and interest of Debtor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a) all Accounts, all Payment Intangibles that arise from the provision of property and/or services, and any Instruments and Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper) to the extent they evidence an Account Debtor’s payment obligations with respect to such Accounts and/or such Payment Intangibles or leasing of personal property in the ordinary course of such Debtor’s business;

(b) all Pledged Equity;

(c) all books and records pertaining to the foregoing and to Proceeds of the foregoing; and

(d) all Proceeds (including insurance proceeds, proceeds of proceeds and claims against third parties) and products of, and Supporting Obligations for, any and all of the foregoing.

Capitalized terms used herein shall have the meanings set forth below:

“Account” has the meaning set forth in the UCC.

“Account Debtor” has the meaning set forth in the UCC.

“Borrower” means Equinix, Inc., a Delaware corporation.

“Chattel Paper” has the meaning set forth in the UCC.

“Credit Agreement” means that certain Credit Agreement, dated as of June 28, 2012, by and among Borrower, Debtor, the other guarantors party thereto from time to time, the lenders party thereto from time to time, and Secured Party, as the same may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

“Electronic Chattel Paper” has the meaning set forth in the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in)

such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“Instrument” has the meaning set forth in the UCC.

“Issuer” means the issuer of any Pledged Equity.

“Payment Intangible” has the meaning set forth in the UCC.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of June 28, 2012, among Borrower, Debtor, the other grantors party thereto from time to time and Secured Party, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Domestic Subsidiaries” means each of (a) Equinix Operating Co., Inc., a Delaware corporation (“OpCo”), (b) Equinix Pacific, Inc., a Delaware corporation (“Pacific”), (c) Switch & Data Facilities Company, Inc., a Delaware corporation (“S&D”), (d) Debtor, (e) Equinix Services, Inc., a Delaware corporation (“ESI”), and (f) any other Domestic Subsidiary from time to time whose Equity Interests have been pledged under the Pledge and Security Agreement by Debtor pursuant to the Credit Agreement and identified as a “Pledged Domestic Subsidiary” on Schedule I (as updated from time to time) to the Pledge and Security Agreement.

“Pledged Equity” means (i) 100% of the issued and outstanding Equity Interests of each Pledged Domestic Subsidiary that is directly owned by Debtor, and (ii) 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary of the Borrower that is directly owned by Debtor (including the Pledged Foreign Subsidiaries), in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) in the event of any consolidation or merger involving any Issuer and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of Debtor;

provided, however, that in no event shall the term “Pledged Equity” include more than 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) in any Foreign Subsidiary.

“Pledged Foreign Subsidiaries” means each of (a) Equinix Asia Pacific Pte Ltd., a company organized under the laws of the Republic of Singapore, (b) Equinix Hong Kong Limited, a company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, (c) Equinix Japan K.K., a company organized under the laws of Japan, (d) Equinix (Luxembourg) Holdings S.à r.l., a company organized under the laws of the Grand Dutchy of Luxembourg, and (e) any other Foreign Subsidiary from time to time whose Equity Interests have been pledged under the Pledge and Security Agreement by Debtor, and identified as a “Pledged Foreign Subsidiary” on Schedule II (as updated from time to time) to the Pledge and Security Agreement.

“Proceeds” has the meaning set forth in the UCC.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Supporting Obligation” has the meaning set forth in the UCC.

“Tangible Chattel Paper” has the meaning set forth in the UCC.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Equinix Services, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
One Lagoon Drive			Redwood City	CA	94065	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any

		Corporation	Delaware		☐ NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
☐NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
1455 Market Street, Mail Code: CA5-701-05-19			San Francisco	CA	94103	USA

4. This FINANCING STATEMENT covers the following collateral: See Exhibit A attached hereto and incorporated by reference herein.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors	☐Debtor 1	☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA
Filed with Delaware Secretary of State Attached Pages: 3

FILLING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

EXHIBIT A

TO

UCC-1 FINANCING STATEMENT

Debtor:	Secured Party:
Equinix Services, Inc. One Lagoon Drive, 4th Floor Redwood City, CA 94065	Bank of America, N.A., as Administrative Agent 1455 Market Street Mail Code: CA5-701-05-19 San Francisco, CA 94103

All right, title and interest of Debtor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a) all Accounts, all Payment Intangibles that arise from the provision of property and/or services, and any Instruments and Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper) to the extent they evidence an Account Debtor’s payment obligations with respect to such Accounts and/or such Payment Intangibles or leasing of personal property in the ordinary course of such Debtor’s business;

(b) all Pledged Equity;

(c) all books and records pertaining to the foregoing and to Proceeds of the foregoing; and

(d) all Proceeds (including insurance proceeds, proceeds of proceeds and claims against third parties) and products of, and Supporting Obligations for, any and all of the foregoing.

Capitalized terms used herein shall have the meanings set forth below:

“Account” has the meaning set forth in the UCC.

“Account Debtor” has the meaning set forth in the UCC.

“Borrower” means Equinix, Inc., a Delaware corporation.

“Chattel Paper” has the meaning set forth in the UCC.

“Credit Agreement” means that certain Credit Agreement, dated as of June 28, 2012, by and among Borrower, Debtor, the other guarantors party thereto from time to time, the lenders party thereto from time to time, and Secured Party, as the same may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

“Electronic Chattel Paper” has the meaning set forth in the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in)

such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“Instrument” has the meaning set forth in the UCC.

“Issuer” means the issuer of any Pledged Equity.

“Payment Intangible” has the meaning set forth in the UCC.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of June 28, 2012, among Borrower, Debtor, the other grantors party thereto from time to time and Secured Party, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Domestic Subsidiaries” means each of (a) Equinix Operating Co., Inc., a Delaware corporation (“OpCo”), (b) Equinix Pacific, Inc., a Delaware corporation (“Pacific”), (c) Switch & Data Facilities Company, Inc., a Delaware corporation (“S&D”), (d) Switch & Data Holdings, Inc., a Delaware corporation (“SDHI”), (e) Debtor, and (f) any other Domestic Subsidiary from time to time whose Equity Interests have been pledged under the Pledge and Security Agreement by Debtor pursuant to the Credit Agreement and identified as a “Pledged Domestic Subsidiary” on Schedule I (as updated from time to time) to the Pledge and Security Agreement.

“Pledged Equity” means (i) 100% of the issued and outstanding Equity Interests of each Pledged Domestic Subsidiary that is directly owned by Debtor, and (ii) 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary of the Borrower that is directly owned by Debtor (including the Pledged Foreign Subsidiaries), in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) in the event of any consolidation or merger involving any Issuer and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of Debtor;

provided, however, that in no event shall the term “Pledged Equity” include more than 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) in any Foreign Subsidiary.

“Pledged Foreign Subsidiaries” means each of (a) Equinix Asia Pacific Pte Ltd., a company organized under the laws of the Republic of Singapore, (b) Equinix Hong Kong Limited, a company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, (c) Equinix Japan K.K., a company organized under the laws of Japan, (d) Equinix (Luxembourg) Holdings S.à r.l., a company organized under the laws of the Grand Dutchy of Luxembourg, and (e) any other Foreign Subsidiary from time to time whose Equity Interests have been pledged under the Pledge and Security Agreement by Debtor, and identified as a “Pledged Foreign Subsidiary” on Schedule II (as updated from time to time) to the Pledge and Security Agreement.

“Proceeds” has the meaning set forth in the UCC.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Supporting Obligation” has the meaning set forth in the UCC.

“Tangible Chattel Paper” has the meaning set forth in the UCC.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.